EXHIBIT 2.4

DATED 26 April 2002

J.P. MORGAN AG

- and -

THE BANK OF NEW YORK

TRUST DEED

$ 250,000,000 10.45 per cent.
Loan Participation Notes due 2005

Skadden, Arps, Slate, Meagher & Flom LLP
One Canada Square
Canary Wharf
London
E14 5DS

THIS TRUST DEED is made the 26th day of April, 2002

BETWEEN:

(1)

J.P. MORGAN AG, a bank established under the laws of the Federal Republic of Germany, whose registered office is Grüneburgweg 2, 60322 Frankfurt am Main, Republic of Germany (hereinafter called the “Issuer”); and

(2)

THE BANK OF NEW YORK, whose principal office is at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom.

WHEREAS:

(A)

The Issuer has authorised the issue of $250,000,000 in aggregate principal amount of 10.45 per cent. loan participation notes due 2005 (the “Notes”), the said Notes to be constituted on the terms hereinafter appearing, for the sole purpose of financing a loan of an aggregate principal amount of $250,000,000 to Open Joint Stock Company “Vimpel-Communications” (the “Borrower”). The Issuer and the Borrower have recorded the terms of the loan in a loan agreement as hereinafter referred to.

(B)

The Bank of New York has agreed to act as trustee of these presents upon the terms and subject to the conditions hereinafter contained.

(C)

By virtue of the security interest the terms of which are hereinafter set out, the Issuer is charging and transferring all its present and future rights and interests in respect of the said Loan (except only as expressly provided herein) and the Account (as hereinafter defined) to the Trustee as security for the payment obligations of the Issuer hereinafter set out and under the Notes.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.

DEFINITIONS

(A)

In these presents, unless there is something in the subject or context inconsistent therewith, the expressions following shall have the meanings hereinafter mentioned (that is to say):

“Account” means the account designated No. 24498502 in the name of the Issuer with JPMorgan Chase Bank;

“Agency Agreement” means the agency agreement dated 26 April 2002 among the Issuer, the Trustee, the Principal Paying Agent, the Paying Agents, the Registrar and the Transfer Agents together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee the aforesaid agreement;

“Agents” means the Principal Paying Agent, any other Paying Agent, the Registrar and the Transfer Agents and “Agent” means any of them;

“Appointee” means any Receiver, delegate or agent appointed pursuant to the provisions of these presents;

“Asset Sale Offer” has the meaning ascribed thereto in the Loan Agreement;

“Borrower’s Certificate” means a certificate of two authorised signatories of the Borrower who are legally empowered to sign such documents;

“business day” has the meaning ascribed thereto in the Loan Agreement;

“Change of Control Offer” has the meaning ascribed thereto in the Loan Agreement;

“Charge” has the meaning ascribed thereto in Clause 4(A);

“Charged Property” means the property subject to the Charge;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means the terms and conditions endorsed on the Individual Note Certificates, in the form or substantially in the form set out in the Second Schedule, as any of the same may, from time to time, be modified in accordance with these presents and any reference in these presents to a particular numbered Condition shall be construed accordingly;

“Disputes” has the meaning ascribed thereto in Clause 28;

“DTC” means The Depository Trust Company;

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear System;

“Event of Default” has the meaning ascribed thereto in the Loan Agreement;

“Extraordinary Resolution” has the meaning ascribed thereto in paragraph 20 of the Fourth Schedule;

“Fee Letter” has the meaning ascribed thereto in Clause 29;

“Global Note Certificates” means the Restricted Global Note Certificate and the Unrestricted Global Note Certificate and “Global Note Certificate” means either of them;

“Individual Note Certificates” means the Note Certificates in definitive, fully registered form, without coupons, substantially in the form set out in the Second Schedule and includes any replacement Individual Note Certificates issued pursuant to Condition 9;

“Initial Expenses” has the meaning ascribed thereto in Clause 29;

“Loan” means the loan to the Borrower referred to in Recital (A) above made upon and subject to the terms, conditions and provisions of the Loan Agreement;

“Loan Agreement” means the loan agreement dated 23 April, 2002 between the Borrower and the Issuer as lender relating to the Loan as such may be amended, supplemented or modified from time to time;

“Management Board” means the Management Board (Vorstand) of the Issuer;

“Noteholder” means the person or persons in whose name or names a Note is registered in the Register; and the words “holder” and “holders” and related expressions shall (where appropriate) be construed accordingly;

“Note Certificate” means, together, the Global Note Certificates and the Individual Note Certificates;

“Notes” means the registered notes of the Issuer comprising the $250,000,000 aggregate principal amount 10.45 per cent. loan participation notes due 2005 to be issued hereunder;

“outstanding” means all the Notes issued other than (i) those which have been redeemed or repurchased in accordance with these presents, (ii) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable in respect thereof) have been duly paid to the Trustee in the manner provided in these presents or to the Principal Paying Agent in the manner provided in the Agency Agreement and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 14 and remain available for payment in accordance with the Conditions, (iii) those which have been purchased and cancelled in accordance with Condition 5; and (iv) those which have become void under Condition 8;

PROVIDED THAT for the purpose of:

(a)

ascertaining the right to attend and vote at any meeting of the Noteholders or to execute a Written Resolution;

(b)

the determination of how many Notes are outstanding for the purposes of Clause 7;

(c)

the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Noteholders; and

(d)

the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the Noteholders,

those Notes which are for the time being held by or on behalf of the Issuer, the Borrower or any subsidiary of the Borrower, any holding company of the Borrower or of any subsidiary of the Borrower or any other subsidiary of such holding company in each case as beneficial owner, shall (unless and until ceasing to be so retained) be deemed not to be outstanding;

AND PROVIDED THAT for the purpose of ascertaining the right to pass an Extraordinary Resolution in respect of business concerning matters other than those set forth in the proviso to paragraph 18 of Schedule 4 to these presents those Notes which are for the time being held by or on behalf of any shareholder of the Borrower shall (unless and until ceasing to be so retained) be deemed not to be outstanding where such Extraordinary Resolution would otherwise be passed by a majority solely comprising of votes of such shareholders;

“Paying Agent” means J.P. Morgan Bank Luxembourg, S.A., at its specified office in Luxembourg, or if applicable, any additional or successor paying agent for the Notes as may from time to time be appointed by the Issuer (or, following the creation of the Security Interests hereunder, by the Trustee on behalf of the Issuer);

“Principal Paying Agent” means JPMorgan Chase Bank at its specified office in London or, if applicable, any successor principal paying agent for the Notes as may from time to time be appointed by the Issuer (or, following the creation of the Security Interests hereunder, by the Trustee on behalf of the Issuer);

“Receiver” has the meaning ascribed thereto in Clause 4(J);

“Register” means the register for the Notes maintained by the Registrar;

“Registrar” means J.P. Morgan Bank Luxembourg S.A. at its specified office in Luxembourg or, if applicable, any successor registrar as may from time to time be appointed by the Issuer (or, following the creation of the Security Interests hereunder, by the Trustee on behalf of the Issuer);

“Relevant Event” means the earlier of the failure by the Issuer to make any payment of principal or interest on the Notes when due, the filing of an application for the institution for bankruptcy, insolvency or composition proceedings over the assets of the Issuer in Germany, the filing of a notice of the Issuer with the Federal Banking Supervisory Authority (Russian text was illegible) pursuant to Section 46b of the German Banking Act (Russian text was illegible), the issuance of any orders by the Federal Banking Supervisory Authority with respect to the Bank pursuant to Section 47 of the German Banking Act, including a moratorium, or the taking of any action in furtherance of the dissolution (Russian text was illegible) of the Issuer;

“repay”, “redeem”, “prepay” and “pay” shall each include all the others and “repaid”, “repayable” and “repayment”, “redeemed”, “redeemable” and “redemption”, “prepaid”, “prepayable” and “prepayment” and “paid”, “payable” and “payment” shall be construed accordingly;

“Receiver” has the meaning ascribed thereto in Clause 4(5);

“Repayment Date” has the meaning ascribed thereto in the Loan Agreement;

“Reserved Rights” are the rights and benefits excluded from the Charge, being the Issuer’s right to amounts in respect of any rights, interests and benefits in respect of the Issuer under the following clauses of the Loan Agreement: Clause 7.6, second sentence thereof; Clause 8.3(a); Clause 10; Clause 11; Clause 21; and (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Loan Agreement) Clause 8.2; and Clause 19.2;

“Restricted Global Note Certificate” means the permanent Global Note Certificate in fully registered form, without coupons, substantially in the form set out in the First Schedule Part A and includes any replacements for the Restricted Global Note Certificate issued pursuant to Condition 9;

“Security Interests” means the security interest created under Clause 4(A) and 4(B);

“Substitute” has the meaning ascribed thereto in Clause 18(A);

“Successor” means any company incorporated, domiciled or resident in a member state of the European Union which, it has been demonstrated to the satisfaction of the Trustee, has a rating assigned to it by an internationally recognised rating agency at least equal to the higher rating of the Issuer or its holding company, or any previous substitute under Clause 18 (Substitution), prior to the substitution under Clause 18 (Substitution);

“The Stock Exchange” means the Luxembourg Stock Exchange;

“these presents” means this Trust Deed and Schedules and the Notes and the Conditions (as from time to time modified in accordance with the provisions herein contained) and includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto and the schedules (if any) thereto;

“Transfer Agent” means each of J.P. Morgan Bank Luxembourg S.A., at its specified office in Luxembourg and JPMorgan Chase Bank, at its specified office in New York, or, if applicable, any successor transfer agent as may from time to time be appointed by the Issuer (or, following the creation of the Security Interests, by the Trustee on behalf of the Issuer);

“Transferred Rights” means the rights and benefits transferred to the Trustee in Clause 4(B);

“trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a body corporate entitled pursuant to any other legislation applicable to a trustee in any United States of America or Western European jurisdiction other than England and Wales to act as trustee and carry on trust business under the laws of the jurisdiction of its incorporation;

“Trustee” means The Bank of New York or any other trustee or trustees for the time being of these presents;

“Trustee Acts” mean both the Trustee Act 1925 and Trustee Act of 2000 of England and Wales;

“Unrestricted Global Note Certificate” means the permanent Global Note Certificate in fully registered form, without coupons, substantially in the form set out in the First Schedule Part B and includes any replacements for the Unrestricted Global Note Certificate issued pursuant to Condition 9; and

“Written Resolution” means a resolution in writing signed by or on behalf of all holders of outstanding Notes who for the time being are entitled to receive notice of a meeting in accordance with the provisions of these presents whether contained in one document or several documents in like form, each signed by or on behalf of one or more of such holders of the outstanding Notes.

(A)

In these presents references to:

(i)

any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

(ii)

payments in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable pursuant to the Conditions;

(iii)

costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(iv)

words denoting the masculine gender shall include the feminine gender also, words denoting persons only shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa;

(v)

“dollars” and “$” shall be construed as references to the lawful currency from time to time of the United States of America; and

(vi)

any action, remedy or method of judicial proceeding for the enforcement of rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceeding for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in these presents.

(B)

Save where the contrary is intended, any reference herein to this Trust Deed, the Loan Agreement or any other agreement or document shall, subject to the agreement of the parties hereto, be construed as a reference to this Trust Deed, the Loan Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

(C)

References in this Trust Deed to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed, respectively. The Schedules are part of this Trust Deed and shall be incorporated herein.

(D)

Unless the context otherwise requires or the same are otherwise in these presents defined, words and expressions contained in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(E)

The Table of Contents and the headings are inserted herein only for convenience and shall not affect the construction hereof.

2.

AMOUNT OF THE NOTES AND PAYMENTS THEREON

(A)

Subject to the provisions of Clause 26 and to the delivery of Note Certificates by the Registrar that the Issuer has determined to issue as a replacement for a Note Certificate pursuant to the provisions of Clause 6.1 of the Agency Agreement, the sum of the aggregate face amount of the Notes is limited to $250,000,000.

(B)

The Issuer will apply the proceeds of the issue of the Notes for the sole purpose of financing the Loan subject to and on the terms of the Loan Agreement.

(C)

Subject always to the provisions hereof and to sub-clause (D) of this Clause, as and when the Notes or any of them become due to be redeemed, repurchased or repaid in accordance with these presents, the Issuer shall (subject to the receipt of the relevant funds from the Borrower) pay or procure to be paid to or to the order of the Trustee in dollars in same day freely transferable funds amounts corresponding to principal in respect of the Notes becoming due for redemption, repurchase or repayment on that date equivalent to principal actually received (and not required to be repaid) under the Loan Agreement and shall (subject to the provisions hereof and to sub-clause (D) as aforesaid) until all such payments (as well after as before any judgment or other order of any court of competent jurisdiction) are duly made pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates and in the manner provided for in the Conditions amounts corresponding to interest in respect of the Notes (including any default interest under Condition 4(b)) equivalent to interest actually received under the Loan Agreement pro rata according to the principal amount of each Note so redeemed, repurchased or repaid and on the date of, and in the currency of, and subject to the conditions attaching to, the equivalent payment under the Loan Agreement, as provided in the Conditions PROVIDED THAT (i) every payment of an amount corresponding to principal or interest in respect of Notes made to, or to the order of, the Trustee or to the Principal Paying Agent in each case pursuant to Clause 11(A) and every payment of an amount corresponding to principal or interest in respect of Notes made to or to the account of the Principal Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relevant covenant by the Issuer contained in this Clause and (ii) in the case of any payment made after the due date, payment shall be deemed not to have been made until the full amount due has been received by the Trustee or the Principal Paying Agent. Unless the Trustee otherwise requires following a Relevant Event, all payments by the Issuer pursuant to this sub-clause (C) shall be made to the Account.

The person(s) in whose name any Note is registered in the Register shall (to the fullest extent permitted by applicable law) be treated at all times for the purpose of making payments and all other purposes as the absolute holder of such Note (whether or not such Note is overdue and notwithstanding any notice which any person may have of the right, title, interest or claim of any other person thereto). A Noteholder will be recognised by the Issuer, the Trustee and each Agent as entitled to its Note free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate Noteholder. Payment as described in Condition 6 shall operate as a good discharge of the Issuer as against such Noteholder and all previous holders of such Note. All persons are required by the Issuer and the Trustee to act accordingly and the holder for the time being of each Note shall act accordingly.

(D)

The obligations of the Issuer under sub-clause (C) of this Clause are solely to make payments of amounts in aggregate equivalent to each sum actually received by or for the account of the Issuer from the Borrower in respect of principal or, as the case may be, interest pursuant to the Loan Agreement the right to receive which is, inter alia, being charged to the Trustee by virtue of the Charge as security for the Issuer’s payment obligations under these presents. Noteholders must therefore rely solely and exclusively upon the covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower.

(E)

At any time after any Relevant Event shall have occurred, the Trustee may:

(a)

by notice in writing to the Issuer, the Principal Paying Agent, any other Paying Agents, the Registrar and the Transfer Agents require any such Agent:

(i)

to act thereafter, until otherwise instructed by the Trustee, as the Principal Paying Agent, the Paying Agents, the Registrar and the Transfer Agents, respectively, of the Trustee mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of each such Agent shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents and available to the Trustee for such purpose) and thereafter to hold all Note Certificates and all sums, documents and records held by them in respect of the Notes on behalf of the Trustee; or

(ii)

to deliver up all Note Certificates and all sums, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(b)

by notice in writing to the Issuer and the Principal Paying Agent require the Issuer to make all subsequent payments in respect of the Notes to or to the order of the Trustee and not to the Account or the Principal Paying Agent and with effect from the receipt of any such notice to the Issuer and the Principal Paying Agent and until such notice is withdrawn, proviso (i) to sub-clause (C) of this Clause insofar as it relates to the Principal Paying Agent will cease to have effect.

(F)

Unless previously prepaid or repaid, the Borrower will be required to repay the Loan (together with any outstanding interest or additional amounts) on the Repayment Date and, subject to such repayment and to any amounts repaid on such date in respect of the Reserved Rights, all the Notes then outstanding will on that date be redeemed or repaid by the Issuer at their principal amount (together with any outstanding interest or additional amounts).

(G)

If the Loan should become repayable (and be repaid), otherwise than as provided in sub-clause (F) above, pursuant to the Loan Agreement prior to the Repayment Date (save for such repayments in respect of a change of control of the Borrower or the sale of assets of the Borrower pursuant to Clauses 7.3 and 7.4 respectively of the Loan Agreement and, in each case, where the Loan has not otherwise become repayable in whole), all Notes then outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions (together with any outstanding interest or additional amounts). In respect of repayments under Clauses 7.3 and 7.4 of the Loan Agreement pursuant to a change of control or a sale of assets, respectively, in each case of the Borrower, such Notes (or portions thereof) that have been properly tendered and not properly withdrawn by the Noteholders pursuant to Conditions 5(c) or (d) shall thereupon become due and repayable in accordance with the Conditions (together with any outstanding interest or additional amounts thereon).

3.

GLOBAL NOTE CERTIFICATES; INDIVIDUAL NOTE CERTIFICATES; STATUS

(A)

The Notes shall be represented by the Restricted Global Note Certificate which the Issuer shall issue to a custodian and the Unrestricted Global Note Certificate which the Issuer shall issue to a depositary common to both Euroclear and Clearstream, Luxembourg or to a nominee of such common depositary. The Restricted Global Note Certificate and the Unrestricted Global Note Certificate shall be printed or typed in the form or substantially in the form set out in the First Schedule Parts A and B respectively. The Global Note Certificates shall be in the aggregate principal amount of $250,000,000 and shall be signed manually or in facsimile by one member of the Management Board of the Issuer and shall be authenticated by or on behalf of the Registrar. The Issuer may use on the Global Note Certificates a facsimile signature of a member of the Management Board of the Issuer notwithstanding the fact that when such Global Note Certificates shall be delivered any such person shall have ceased to hold such office provided that such person held such office at the date on which such Global Note Certificates is expressed to be issued. Each Global Note Certificate so executed shall be a binding and valid obligation of the Issuer.

The Global Note Certificates shall be in fully registered form, registered in the name of a nominee for DTC, in respect of the Restricted Global Note Certificate, and registered in the name of the common depositary, for Euroclear and Clearstream, Luxembourg, or its nominee, in respect of the Unrestricted Global Note Certificate.

Individual Note Certificates shall not be issued except in the limited circumstances provided in the Global Note Certificate. If issued, such Individual Note Certificates shall be substantially in the form set forth in the Second Schedule hereto, bear the applicable legends provided herein and be endorsed with the Conditions. The Individual Note Certificates shall be signed in the manner provided for in the Global Note Certificates.

The Issuer, in issuing the Notes, may use “CUSIP” numbers, “private placement” numbers, “ISIN” numbers, “Common Code” numbers and/or similar designations (if then generally in use) and, if so, the Trustee shall indicate any such number and designation of Notes in notices of redemption and related materials as convenience to Holders provided that the Trustee shall have no liability and makes no representation in respect of the correctness or accuracy of any such number or designation contained in any notice of redemption and related materials.

Subject to Condition 5(d), Notes shall be held in minimum holdings in the aggregate principal amount of $100,000 and integral multiples of $1,000 in excess thereof.

Title to the Global Note Certificates and, if Individual Note Certificates are issued, Individual Note Certificates, passes by registration of transfer in the Register. All Individual Note Certificates and any Global Note Certificate issued upon any registration of a transfer or exchange of Individual Note Certificates or the Global Note Certificates (as the case may be) shall be the valid obligations of the Issuer, evidencing the same obligation, and entitled to the same benefits under this Trust Deed, as the Individual Note Certificates or the Global Note Certificates (as the case may be) surrendered upon such registration of the transfer or exchange.

Every Individual Note Certificate and each Global Note Certificate presented or surrendered for registration of a transfer or for exchange shall be accompanied by the endorsed form of transfer (including any certification as to compliance with restrictions required under the Agency Agreement) duly executed, by the holder thereof or his attorney duly authorised in writing.

Noteholders have notice of and have accepted the Conditions including, without limitation, the provisions of Condition 1.

(B)

The Notes rank pari passu and rateably without any preference or priority among themselves but the payment obligations of the Issuer in respect thereof are solely as defined in these presents.

4.

SECURITY INTERESTS

(A)

The Issuer with full title guarantee hereby charges by way of first fixed security (the “Charge”) in favour of the Trustee for itself and as trustee for the Noteholders to secure the payment to the Trustee of all amounts due in respect of the Notes pursuant to the Conditions and all other moneys payable under these presents:

(i)

all its rights to principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement;

(ii)

its right to receive all sums which may be paid or be or become payable by the Borrower under any claim, award or judgment relating to the Loan Agreement; and

(iii)

all its rights, title and interest in and to all sums of money now or in the future deposited in the Account and the debts represented thereby (other than interest from time to time earned thereon),

PROVIDED THAT (a) for the avoidance of doubt the Issuer shall remain legal and beneficial owner of the Charged Property following the creation of the Charge up to the occurrence of, but save in respect of the Reserved Rights, a Relevant Event, if any and (b) in the case of paragraphs (i), (ii) and (iii) above, there shall be excluded from the Charge the Reserved Rights and any amounts relating to the Reserved Rights.

(B)

Other than (a)(i) all the rights of the Issuer to principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement, (ii) the Issuer’s right to receive all sums which may be paid or be or become payable by the Borrower under any claim, award or judgment relating to the Loan Agreement and (iii) all the rights, title and interest of the Issuer in and to all sums of money now or in the future deposited in the Account and the debts represented thereby (other than interest from time to time earned thereon) which are charged to the Trustee by way of security under sub-clause (A) above, (b) the Reserved Rights and (c) any amounts relating to the Reserved Rights, the Issuer with full title guarantee hereby transfers to the Trustee for itself and as trustee for the Noteholders all its rights, interests and benefits, both present and future of the Issuer as lender under or pursuant to the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder).

(C)

Forthwith upon the execution of this Trust Deed the Issuer shall give written notice (a) to the Borrower in the form set out in Part A of the Fifth Schedule of the Charge set out in paragraphs (i) and (ii) of sub-clause (A) and of the transfer set out in sub-clause (B) and (b) to the Principal Paying Agent in the form set out in Part C of the Fifth Schedule of the Charge set out in paragraph (iii) of sub-clause (A) and shall use its best endeavours to procure the Borrower and the Principal Paying Agent give to the Trustee the acknowledgements thereof in the forms set out in Parts B and D respectively of the Fifth Schedule PROVIDED THAT if the Issuer shall have paid all sums stated in sub-clause (A) to be secured by the Charge therein set out, the Trustee will at any time thereafter at the request and expense of the Issuer release the Charged Property, details of which are set out above, to the Issuer, or as the Issuer shall direct, and shall release to the Issuer, or as the Issuer shall direct, any sums received by it in respect thereof and still held by it after such payment and discharge.

(D)

The Issuer (save as expressly provided in these presents and the Loan Agreement or with the consent of the Trustee) shall not charge, pledge or otherwise deal with the Loan or the Charged Property or Transferred Rights or any right or benefit either present or future arising under or in respect of the Loan Agreement or the Account (other than the Reserved Rights) or any part thereof or any interest therein or purport to do so. Save as otherwise expressly provided in these presents, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Loan Agreement, the Account, the Loan or the Charged Property or Transferred Rights exists for the benefit of the Noteholders.

(E)

Until a Relevant Event shall have occurred, the Issuer shall, subject to the security created by the Charge in sub-clause (A), be entitled to receive the interest on and any principal of the Loan.

(F)

The Trustee shall not be obliged to insure or to procure the insurance of any Charged Property and shall have no responsibility or liability arising from the fact that any Charged Property is held in safe custody by any bank or custodian selected by the Issuer with the consent of the Trustee and nor does the Trustee have responsibility for monitoring the adequacy or otherwise of the insurance arrangements for the Charged Property.

(G)

In the event that an Event of Default or a Relevant Event has occurred and is continuing, the Trustee may, and shall if requested to do so by holders of at least one-quarter in principal amount of the Notes outstanding or if directed to do so by an Extraordinary Resolution and, in either case, subject to it being secured and/or indemnified to its satisfaction, (1) require the Issuer to declare all amounts payable under the Loan Agreement by the Borrower to be due and payable (in the case of an Event of Default), or (2) enforce the security created by these presents (in the case of a Relevant Event). After a Relevant Event shall have occurred and is continuing, the Trustee shall be entitled to the interest on and any principal of the Loan and may call in, collect, sell, convert or otherwise deal with the Loan (pursuant to its terms) and the Charged Property and any interest thereon or other moneys due under the Loan Agreement or in respect of the Account in such manner as the Trustee thinks fit, and may take such actions or proceedings in connection therewith as it considers appropriate, and the Trustee shall apply the proceeds of such realisation in the manner described in Clause 8.

(H)

Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto, but the powers of sale, calling in, collection and appointment of a receiver and other powers conferred upon a mortgagee by Sections 101 and 104 of the said Law of Property Act shall apply hereto.

(I)

At any time during the continuance of either an Event of Default or a Relevant Event, the Trustee shall be entitled to do any of the acts and things listed in the Sixth Schedule in relation to the Charged Property, the Account or the Transferred Rights (in the name and on behalf of the Issuer following an Event of Default but prior to the occurrence of a Relevant Event and either in its own name, in the name of the Issuer or otherwise after the occurrence of a Relevant Event) and by way of security the Issuer hereby irrevocably appoints and constitutes the Trustee as the Issuer’s true and lawful attorney with full power in the name and on behalf of the Issuer to do any of the acts and things listed in the Sixth Schedule and with full power for any such attorney to sub-delegate any of such powers including the power to sub-delegate.

(J)

At any time after a Relevant Event has occurred, the Trustee may, in accordance with applicable law, by writing appoint any person or persons to be a receiver, a receiver and manager or an administrative receiver in respect of the Charged Property (which shall not be the Trustee or an affiliate of the Trustee) (each, a “Receiver”), and may remove any Receiver so appointed and appoint another in its place. Section 109(1) of the Law of Property Act 1925 shall not apply.

(K)

Upon any sale, calling in, collection, conversion, dealing or enforcement as provided in sub-clause (G) above and upon any other dealing or transaction under the provisions contained in these presents, the receipt of the Trustee for the purchase money of the assets sold and for any other moneys paid to it shall effectually discharge the purchaser or other person paying the same and such purchaser or other person shall not be responsible for the application of such moneys.

(L)

If the Trustee appoints a Receiver in relation to the Charged Property in accordance with Sub-Clause (J), the following provisions shall have effect in relation thereto:

(i)

such appointment may be made either before or after the Trustee has taken possession of any of the Charged Property;

(ii)

such Receiver may be vested by the Trustee with such powers and discretions (not exceeding the powers and discretions of the Trustee) as the Trustee has and may think expedient, including those listed in the Sixth Schedule, sell or concur in selling all or any of the Charged Property, or charge or release all or any of the Charged Property or Transferred Rights, in each case without restriction and on such terms and for such consideration (if any) as he may think fit and may carry any such transaction into effect by conveying, transferring and delivering in the name or on behalf of the Issuer or otherwise;

(iii)

such Receiver shall in the exercise of his powers, authorities and discretions conform to regulations from time to time made by the Trustee;

(iv)

the Trustee may from time to time fix the remuneration of such Receiver and direct payment thereof out of moneys accruing to him in the exercise of his powers as such;

(v)

the Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given, but the Trustee shall not be bound in any case to require any such security;

(vi)

save insofar as otherwise directed by the Trustee, all moneys from time to time received by such Receiver shall be paid over forthwith to the Trustee to be applied by it in accordance with the provisions of Clause 8; and

(vii)

such Receiver shall be the agent in accordance with applicable law of the Issuer for all purposes and the Issuer alone shall be responsible for his acts, default and misconduct and the Trustee and the Noteholders shall not be responsible for any misconduct or negligence on the part of any such Receiver and shall not incur any liability therefor or by reason of its or their making or consenting to the appointment of a Receiver under these presents.

(M)

The Issuer (a) shall at its own cost and expense (to the extent it receives the funds therefor from the Borrower) execute and do all such assurances, acts and things as the Trustee may reasonably require (including, without limitation, the giving of notices of charge or transfer and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting the Charged Property or the Transferred Rights and (b) from time to time and at any time after the Charged Property or any part thereof has become enforceable or from time to time and at any time in respect of the Transferred Rights, shall execute and do all such assurances, acts and things as the Trustee may reasonably require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the Charged Property or Transferred Rights, as the case may be. For the purposes of this sub-clause (M), a certificate in writing signed by the Trustee to the effect that any particular execution, assurance, act or thing required by it is reasonably required shall be conclusive evidence of the fact.

(N)

The Trustee shall not nor shall any Appointee of the Trustee by reason of taking possession of all or any of the Charged Property or Transferred Rights (as applicable) or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, from any act, default or omission in relation to such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, or from any exercise or non-exercise by the Trustee or such Appointee (as the case may be) of any power, authority or discretion conferred upon it in relation to all or any of the Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, by or pursuant to these presents.

(O)

The powers conferred by these presents in relation to all or any of the Charged Property or Transferred Rights (as applicable) on the Trustee or on any Appointee shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers (in the case of an appointment of a Receiver) under the Law of Property Act 1925 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in such Acts and those conferred by these presents the terms of these presents shall prevail.

(P)

No person dealing with the Trustee or with any Appointee of all or any of the Charged Property or Transferred Rights (as applicable) appointed by the Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to these presents in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking are or may be exercisable by the Trustee or by any such Appointee or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protections of purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Trustee or any such Appointee in like manner as if the statutory powers of sale and of appointing an Appointee in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking had not been varied or extended by these presents.

5.

STAMP DUTIES

Subject to receipt of the necessary funds from the Borrower for such purpose pursuant to or in connection with the Loan Agreement, the Issuer will pay all stamp duties, stamp duty reserve tax and other similar duties or taxes (if any) including interest and penalties payable in the United Kingdom, Luxembourg, Belgium or the Federal Republic of Germany on (i) the constitution, issue and offering of the Notes, (ii) the initial delivery of the Note Certificates, and (iii) the execution or delivery of these presents. Subject to receipt of the necessary funds from the Borrower for such purpose pursuant to or in connection with the Loan Agreement, the Issuer will also indemnify the Trustee and the Noteholders against stamp duties, stamp duty reserve tax, registration, documentary and other similar duties or taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee with respect to these presents.

6.

COVENANT TO OBSERVE PROVISIONS OF THE TRUST DEED AND SCHEDULES

The Issuer hereby covenants to comply with those provisions of these presents which are expressed to be binding on it and to perform and observe the same. The Notes shall be held subject to the provisions contained in these presents, all of which shall be binding upon the Issuer and the Noteholders and all persons claiming through or under them respectively.

7.

ACTION; ENFORCEMENT PROCEEDINGS; EVIDENCE OF DEFAULT

(A)

The Trustee may at any time, at its discretion and without notice, institute such proceedings and/or take other steps as it may think fit to enforce the rights of the Noteholders and the provisions of these presents (which, for the avoidance of doubt, in the case of the Issuer shall mean to enforce the security created hereunder by the Issuer), but it shall not be bound to take any action in relation to these presents (including but not limited to the taking of any such proceedings and/or other steps) unless (i) it shall have been so directed by an Extraordinary Resolution or (in the case only of the occurrence of an Event of Default or Relevant Event and provided that such event is continuing) so requested in writing by Noteholders whose Notes constitute at least one-quarter in principal amount of the Notes outstanding, and (ii) it shall have been indemnified and/or provided with security to its satisfaction against all liabilities, proceedings, actions, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. Only the Trustee may enforce the provisions of the Notes or these presents or pursue the remedies under the general law to enforce the rights of the Noteholders and no Noteholders shall be entitled to enforce such provisions or pursue such remedies unless the Trustee, having become bound to proceed in accordance with these presents, has failed to do so within a reasonable time and such failure is continuing provided that any judgment or amount obtained as a result of such action or exercise of rights must be entered or held or, as the case may be, registered in the name of the Trustee and shall be held or dealt with by or on behalf of the Trustee in accordance with these presents.

The Trustee makes no representation as to and assumes no responsibility for the validity or enforceability of the Loan Agreement or the performance by the Issuer of its obligations under or in respect of the Notes and these presents or by the Borrower or the Issuer in respect of the Loan Agreement.

(B)

Should the Trustee make any claim in respect of, or lodge any proof in a winding-up in respect of, or institute any proceedings to enforce, any obligation under these presents or the Loan Agreement or in respect of the Notes, proof therein that, as regards any specified Note, default has been made in paying any amount in respect of principal or interest due to the relative Noteholder shall (unless the contrary to be proved) be sufficient evidence that default has been made as regards all other Notes in respect of which a corresponding payment is then due.

8.

APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

(A)

The Trustee shall apply all moneys received by it under these presents (subject to Clause 8(B) and without prejudice to Clause 9):

(i)

first, in payment or satisfaction of the costs, charges, expenses and liabilities properly incurred by the Trustee and/or any Appointee in or about the preparation and execution of the trusts of these presents (including remuneration of the Trustee and of any Appointee);

(ii)

secondly, in or towards payment pari passu and rateably of all arrears of amounts corresponding to principal and interest remaining unpaid in respect of the Notes; and

(iii)

the balance (if any) in payment to the Issuer.

(B)

Following a Relevant Event, the Trustee shall apply all moneys received by it, if any, for the purpose of redeeming or repaying Notes that have been properly tendered by Noteholders to the Principal Paying Agent pursuant to a Change of Control Offer or an Asset Sale Offer:

(iv)

first, in payment or satisfaction of the costs, charges, expenses and liabilities properly incurred by the Trustee and/or any Appointee in or about the preparation and execution of the trusts of these presents (including remuneration of the Trustee and of any Appointee); and

(v)

secondly, in or towards payment pari passu and rateably of all arrears of amounts corresponding to principal and interest remaining unpaid in respect of the Notes that have been properly tendered pursuant to a Change of Control Offer or an Asset Sale Offer.

(C)

Without prejudice to the provisions of this Clause, if the Trustee shall hold any moneys which represent amounts payable in respect of Notes which have become void under Condition 8, the Trustee shall hold such moneys on the above trusts provided that the Trustee shall be required to treat any payments of principal and/or interest due under the Notes as having been satisfied and no amounts as outstanding or owing in respect thereof.

9.

POWER TO RETAIN AND INVEST LESS THAN 10 PER CENT.

(A)

Other than with respect to interest payments received by the Trustee pursuant to Clause 2(E)(b), if the amount of the moneys at any time available for payment of amounts due in respect of the Notes under Clause 8(A) shall be less than the amount due on such date and less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, at the like discretion, to vary such investments and such investments with the resulting income thereof, if any, may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for this purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding in which event any accumulations and funds representing moneys originally available for payment under Clause 8(A) and so invested shall be applied under Clause 8(A) and all interest and other income deriving from such accumulations and funds shall be applied first in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee and/or any Appointee in or about the preparation and execution of the trust of these presents (including remuneration of the Trustee and of any Appointee) and otherwise in payment pari passu and rateably to those holders entitled to the moneys so invested.

(B)

Notwithstanding anything else contained in this Trust Deed, if the Trustee shall be required to make any deduction or withholding from any distribution or payment made by it under this Trust Deed or if the Trustee shall otherwise be charged to, or may become liable to, costs (other than in respect of its fees) as a consequence of performing its duties under this Trust Deed (including in relation to the Loan Agreement) and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or the Loan Agreement, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount which in its opinion is sufficient to discharge any liability or prospective liability to costs which relates to sums so received or distributed, or to discharge any such other liability of the Trustee to costs.

10.

AUTHORISED INVESTMENTS

Any moneys which under the trusts herein contained ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

11.

PAYMENT TO NOTEHOLDERS

(A)

Any payment made by the Borrower under the Loan Agreement to, or to the order of, the Trustee, otherwise in accordance with these presents, or the Principal Paying Agent, otherwise in accordance with the Agency Agreement, shall satisfy pro tanto the obligations of the Issuer in respect of the Notes.

(B)

Any payment to be made in respect of the Notes by the Issuer or the Trustee may be made in the manner provided in the Conditions and in Clause 2(C) and any payment so made shall be a good discharge to the Issuer or the Trustee, as the case may be.

(C)

The Trustee may, on behalf of the Issuer (but subject to its prior written consent prior to the occurrence of a Relevant Event), at any time vary or terminate the appointment of the Agents, and appoint additional or other paying agents provided that so long as the Notes are listed on The Stock Exchange there will be a Paying Agent and a Transfer Agent with a specified office in Luxembourg. Any such variation, termination or appointment shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not more than 45 days’ and not less than 30 days’ notice thereof shall have been given to the Noteholders in accordance with Condition 14.

12.

PRODUCTION OF NOTE CERTIFICATES

Upon payment to a Noteholder under Clauses 8 or 9 of amounts corresponding to principal under the Loan, the Note Certificate in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Principal Paying Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause the Registrar to enface a memorandum of the amount and date of payment on such Note Certificate or, in the case of payment of the amount corresponding in full, shall cause to be surrendered to the Trustee such Note Certificate or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

13.

COVENANTS BY THE ISSUER

The Issuer hereby covenants with the Trustee that, so long as any of the Notes remains outstanding, it will:

(a)

subject to Clause 11(C), maintain Agents in accordance with the Conditions;

(b)

at all times keep and procure that its subsidiaries keep such books of accounts as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer and its subsidiaries to be prepared and make available to the Trustee and any person appointed by it all public financial statements of the Issuer at all reasonable times during business hours;

(c)

give notice in writing to the Trustee of the occurrence of any Event of Default or Relevant Event forthwith upon becoming aware thereof and without waiting for the Trustee to take any further action;

(d)

give notice forthwith in writing to the Trustee if it becomes aware that the legality, validity or enforceability of this Trust Deed, the Notes or the Loan Agreement is in any way challenged or contested or otherwise cast into doubt;

(e)

give notice in writing to the Trustee of any proposed early redemption pursuant to Condition 5;

(f)

so far as permitted by applicable laws and regulations at all times give to the Trustee such information as it shall be entitled to hereunder and in such form as it shall require (including, but without prejudice to the generality of the foregoing, all such certificates called for by the Trustee pursuant to Clause 17(A)(b)) for the purposes of the discharge of the duties and discretions vested in it under these presents or by operation of law;

(g)

provide to the Trustee within 10 days of any request by the Trustee a certificate in the English language, signed by two members of the Management Board certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Relevant Event or (if such is not the case) specifying the same;

(h)

so far as permitted by applicable law at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the terms and conditions of these presents (including the Security Interests);

(i)

to the extent not unlawful, use its best endeavours to send to the Trustee for approval at least 7 days in advance of any publication a copy of the form of notice (if any) required to be given by the Issuer to the Noteholders in accordance with Condition 14;

(j)

observe and comply with its obligations under the Agency Agreement and, without the prior written consent of the Trustee or an Extraordinary Resolution or Written Resolution as provided under these presents, not agree to any amendment to or modification or waiver of the terms of the Loan Agreement unless expressly required by law in which case the amendment, modification or waiver shall only be agreed to the extent so required and the Issuer undertakes to notify the Noteholders of the same;

(k)

at all times use its best endeavours to procure that there will be furnished to any stock exchange on which the Notes are from time to time listed or quoted such information in relation to the Issuer as such stock exchange may require in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange;

(l)

at any time after the Issuer, and, to the extent that the Issuer has received such information from the Borrower, the Borrower, any subsidiary of the Borrower, any holding company of the Borrower or of a subsidiary of the Borrower, any shareholder of the Borrower, any other subsidiary of such holding company or such shareholder or any person on behalf of the Borrower, such subsidiaries, such holding companies or such shareholder shall have purchased any Notes and retained such Notes for its own account, notify the Trustee to that effect and thereafter deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Issuer signed by two members of the Management Board setting out the total number of Notes which, at the date of such certificate, are held and not yet cancelled by the Issuer for its own account or request from the Borrower for delivery to the Trustee forthwith upon being so requested in writing by the Trustee a Borrower’s Certificate setting out the total aggregate principal amount of Notes which, at the date of such certificate, are held and not yet cancelled by the Borrower or any subsidiary of the Borrower for its or the subsidiary’s own account or, to the best of the Borrower’s knowledge, by a holding company of the Borrower or of a subsidiary of the Borrower, any shareholder of the Borrower, any other subsidiary of such holding company or such shareholder or by any person on behalf of the Borrower, such subsidiaries, such holding companies or such shareholder for their respective accounts;

(m)

give notice to the Borrower and the Principal Paying Agent of the Security Interests in accordance with Clause 4 hereof;

(n)

deliver to the Trustee all information received by it under the Loan Agreement (to the extent permitted by applicable law);

(o)

request that the Principal Paying Agent notifies the Trustee forthwith in the event that the Principal Paying Agent does not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes;

(p)

not less than the number of days specified in the relevant Condition prior to the redemption, repurchase or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption, repurchase or repayment pursuant to the Conditions;

(q)

in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

(r)

use reasonable endeavours to assist the Borrower in order that it obtains relief from withholding of Russian income tax pursuant to any applicable double tax treaty in accordance with the terms of the Loan Agreement;

(s)

if payments of principal or interest in respect of the Notes by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the Federal Republic of Germany or any such political sub-division or any such authority therein or thereof, as soon as reasonably practicable upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for (or, as the case may be, the addition to) the references therein to the Federal Republic of Germany or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid and in such event this Trust Deed and the Notes will be construed accordingly; and

(t)

without the prior written consent of the Trustee, not assign or transfer all or any of its rights, benefits and obligations under the Loan Agreement (other than to the Trustee in respect of the Charged Property and the Transferred Rights) unless the assignee or transferee, as the case may be, of such rights, benefits and obligations shall have substituted, or shall substitute concurrently with such assignment or transfer, itself as the principal debtor under these presents pursuant to Clause 18.

14.

MODIFICATIONS

(A)

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer and the Borrower in making (a) any modification to these presents (other than the proviso to paragraph 18 of the Fourth Schedule or any modification referred to in that proviso) or, pursuant to the Security Interests, the Loan Agreement which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to these presents or, pursuant to the Security Interests, the Loan Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and, unless the Trustee otherwise determines, such modification shall be notified to the Noteholders by the Registrar (subject to the approval of the Trustee) as soon as practicable thereafter in accordance with Condition 14.

(B)

So long as any of the Notes remains outstanding, the Issuer will not without the prior written consent of the Trustee or an Extraordinary Resolution or Written Resolution, agree to any amendment to or any modification or waiver of, or authorise any breach or proposed breach of, the terms of the Loan Agreement and will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Loan Agreement, except as otherwise expressly provided herein and unless expressly required by law.

Any such amendment, modification, waiver or authorisation made with the consent of the Trustee shall be binding on the Noteholders and, unless the Trustee agrees otherwise, any such modification will be notified by the Issuer to the Noteholders in accordance with Condition 14.

15.

CANCELLATION OF NOTES

In the Agency Agreement, the Registrar will agree forthwith to cancel on behalf of the Issuer all Notes redeemed or purchased by the Issuer, and all Notes purchased by the Borrower or any of its subsidiaries and delivered to the Issuer pursuant to Clause 7.8 of the Loan Agreement (together with an authorisation of the Borrower, or the relevant subsidiary, addressed to the Registrar to cancel such Notes), and in each case such Notes may not be resold or reissued by the Issuer. In the Agency Agreement, the Registrar will agree to give to the Trustee a certificate stating (i) the amounts paid in respect of Notes so redeemed or purchased and cancelled and (ii) the serial numbers of Note Certificates representing the Notes so redeemed or purchased and cancelled as soon as reasonably possible after the date of such redemption or purchase. Such certificates may be accepted by the Trustee as conclusive evidence of repayment or discharge pro tanto of the Notes. In the Agency Agreement, each Paying Agent will agree to give the Registrar such information as it may request in order to deliver the certificates required by this Clause 15.

16.

TRUSTEE MAY ENTER INTO FINANCIAL TRANSACTIONS WITH THE ISSUER OR THE BORROWER

No Trustee and no director or officer of any corporation being a Trustee of these presents shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or the Borrower or any subsidiary of the Issuer or the Borrower, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any other notes, bonds, debenture stock, debentures or other securities of the Issuer or the Borrower or any subsidiary of the Issuer or the Borrower or any company in which the Issuer or the Borrower is interested. Without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other notes, bonds, stock, shares, debenture stock, debentures or other securities of the Issuer or the Borrower or any subsidiary of the Issuer or the Borrower or any company in which the Issuer or the Borrower is interested and neither the Trustee nor any such director or officer shall be accountable to the Noteholders or the Issuer or Borrower or any subsidiary of the Issuer or the Borrower for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions or trusteeships and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

17.

TERMS OF APPOINTMENT

(A)

Provisions supplemental to the Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties and functions of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

By way of supplement to the Trustee Act 1925 and the Trustee Act 2000 of England and Wales it is expressly declared as follows:

(a)

the Trustee may in relation to these presents (including, for the avoidance of doubt in this Clause, the Loan Agreement) act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert in the United Kingdom, the Federal Republic of Germany, the Russian Federation or elsewhere (whether obtained by the Trustee, the Issuer, the Borrower, any subsidiary of the Issuer or any Agent) and shall not be responsible for any loss occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b)

the Trustee may call for and shall be at liberty to accept a certificate signed by any two members of the Management Board of the Issuer or any Borrowers’ Certificate, as the case may be, as to any fact or matter prima facie within the knowledge of the Issuer or the Borrower, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing or transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing so to do;

(c)

the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by these presents or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any loss, costs, damages, expenses or inconvenience that may result from the exercise or non-exercise thereof;

(d)

the Trustee shall be at liberty to place these presents and all deeds and other documents relating to these presents in any safe deposit, safe or other receptacle selected by the Trustee, in any part of the world, or with any bank or banking company, lawyer or firm of lawyers believed by it to be of good repute, in any part of the world, and the Trustee shall not be responsible for or be required to insure against any loss incurred in connection with any such deposit and, subject to receipt by it of any appropriate payments or funds from the Borrower pursuant to the Loan Agreement, the Issuer shall pay all sums required to be paid on account of or in respect of any such deposits;

(e)

the Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of these presents and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders;

(f)

the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Noteholders;

(g)

the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money and including the appointment of an agent to do all or any of the acts and things listed in the Sixth Schedule hereto) and the Trustee shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person and, without prejudice to the generality of the foregoing, the Trustee shall be entitled at any time following an Event of Default to appoint an agent (subject to the provisions of applicable law) in the name and on behalf of the Issuer;

(h)

any Trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid by the Issuer, subject to receipt by it of any appropriate payments or funds from the Borrower pursuant to the Loan Agreement, all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with these presents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(i)

the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes or by the Borrower of the proceeds of the Loan, the exchange of the Global Note Certificates for Individual Note Certificates or the delivery of Note Certificate(s) to the person(s) entitled to it or them;

(j)

the Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any Note Certificate purporting to be such and subsequently found to be forged or not authentic;

(k)

except as otherwise required by law, in determining the identity of the Noteholders or considering their interests, the Trustee may rely solely on the Register save where the Notes are evidenced by the Global Note Certificates where the Trustee may, to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of the Global Note Certificates and (b) consider such interests on the basis that such accountholders were the holders of the Global Note Certificates;

(l)

the Trustee shall not (unless ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder any financial, confidential or other information made available to the Trustee by the Issuer or the Borrower in connection with these presents and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information save that the Trustee shall, following a Relevant Event or an Event of Default, make available to any Noteholder any such information provided that it shall have been indemnified and/or provided with security to its satisfaction against all liabilities to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith;

(m)

where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange quoted by leading banks in London, if available, and any rate, method and date so specified shall be binding upon the Issuer and the Noteholders;

(n)

the Trustee may determine whether or not an Event of Default under the provisions of the Loan Agreement is capable of remedy and if the Trustee shall certify that any such Event of Default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders;

(o)

any consent given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee may require;

(p)

in connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to these presents;

(q)

in the absence of express notice to the contrary, the Trustee may assume without enquiry (other than, in the case of the Issuer, requesting a certificate from the Issuer pursuant to Clause 13(l) hereof) that all Notes are for the time being outstanding;

(r)

the Trustee shall not be responsible for investigating any matter which is the subject of any recital, representation or warranty of any person contained in these presents or otherwise in respect of or in relation to these presents, or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof nor shall the Trustee be under any obligation to monitor or supervise the functions of any other person under the Notes, or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

(s)

notwithstanding anything else herein contained, the Trustee may refrain from doing anything that would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person or cause it to act in a manner which might prejudice its interests and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

(t)

notwithstanding anything contained in these presents, to the extent required by any applicable law, if the Trustee is required to make any deduction or withholding from any distribution or payment made by it under these presents or if the Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under the Agency Agreement whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under these presents or any Notes from time to time representing the same, including any income or gains arising therefrom, or any action of the Trustee in or about the administration of the trusts of these presents or otherwise, in any case other than any tax generally payable by the Trustee on its income, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it in respect of these presents an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee in respect of these presents on the trusts of these presents;

(u)

the Trustee shall not be liable for any error of judgement made in good faith and absent manifest error by any officer or employee of the Trustee assigned by the trustee to administer its corporate trust matters;

(v)

the Trustee shall not be obliged to publish or approve the form of any communication published in connection with these presents which it considers, in its absolute discretion, to be an invitation or inducement to engage in investment activity (as such terms are defined in the Financial Services and Markets Act 2000) (a “financial promotion”) and in the event that the Trustee agrees to publish or approve the form of such financial promotion, it shall be entitled to request that it be provided with such evidence as it may reasonably require that such financial promotion may be lawfully communicated or received in any jurisdiction and may further or as an alternative request that the Issuer (to the extent it receives funds therefor from the Borrower) shall use its best endeavours to procure that the financial promotion concerned is issued or approved for issue by a person authorised to do so in such jurisdiction;

(w)

the Trustee shall not be bound to take any steps to ascertain whether any Event of Default or Relevant Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Relevant Event has happened and that each of the Borrower and the Issuer is observing and performing all the obligations on its part contained in the Loan Agreement (in the case of the Borrower) or under these presents (in the case of the Issuer);

(x)

the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any loss, costs, damages, expenses or inconvenience that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

(y)

nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has reasonable grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it;

(z)

the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be from DTC, Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter; and

(aa)

the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(B)

Provisions in favour of the Trustee as regards the Charged Property and the Transferred Rights

(a)

The Trustee shall accept without investigation, requisition or objection such right and title as the Issuer may have to any of the Charged Property or Transferred Rights and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the Charged Property or Transferred Rights, whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not.

(b)

The Trustee shall not be under any obligation to insure all or any of the Charged Property or Transferred Rights or to require any other person to maintain any such insurance.

(c)

Until such time as the security created hereunder becomes enforceable the moneys standing to the credit of the Account shall be dealt with in accordance with the provisions of these presents and the Agency Agreement and the Trustee shall not be responsible in such circumstances or at any other time for any loss occasioned thereby whether by depreciation in value or by fluctuation in exchange rates or otherwise.

(d)

The Trustee shall have no responsibility whatsoever to the Issuer, the Borrower or the Noteholders as regards any deficiency which might arise because the Trustee is subject to any tax (other than any tax generally payable by the Trustee on its income) in respect of all or any of the moneys it may receive pursuant to the terms of these presents.

(e)

The Trustee will rely on self-certification of the Borrower and certification by third parties expressed for such purpose in the Loan Agreement as a means of monitoring whether the Borrower is complying with its obligations under the Loan Agreement (other than the obligation to make payments of principal and interest under the Loan) and shall not otherwise be responsible for investigating any aspect of the Borrower’s performance in relation thereto and, in particular (but without prejudice to the generality of the foregoing):

(i)

need not do anything to ascertain whether an Event of Default (other than the failure to pay principal or interest on the Loan when due) has occurred and, until it has express knowledge to the contrary pursuant to Clause 13(g), the Trustee may assume that no such event has occurred and that the Borrower is performing all its obligations under the Loan Agreement;

(ii)

shall not undertake any credit analysis of the Borrower nor evaluate the Borrower’s accounts;

(iii)

shall rely without further investigation on information supplied to it by the Borrower pursuant to the terms of the Loan Agreement.

(f)

The Trustee shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Charged Property or Transferred Rights including (without prejudice to the generality of the foregoing) any failure, omission or defect in registering or filing or procuring registration or filing of or otherwise protecting or perfecting the Charged Property or Transferred Rights in respect of or in relation to these presents or the priority thereof or the right or title of any person in or to the assets comprised therein by registering under any applicable registration laws in any territory any notice or other entry prescribed by or pursuant to the provisions of any such laws.

(g)

The Trustee shall not be responsible for any unsuitability, inadequacy or unfitness of any of the Charged Property or Transferred Rights and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property or Transferred Rights.

(h)

When the Trustee is required to consider any matter arising under the Loan Agreement (including whether to submit any dispute, claim or disagreement to arbitration pursuant to Clause 24.2 of the Loan Agreement) it may take directions in relation thereto from the Noteholders by means of an Extraordinary Resolution or Written Resolution and shall not be liable for any unavoidable delay in so doing.

(i)

Notwithstanding any other provision contained in Clause 17(A) or 17(B), none of the provisions of these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it, having regard to the provisions of these presents conferring on the Trustee any powers, authorities or discretions, relieve or indemnify the Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under these presents.

18.

SUBSTITUTION

(A)

Without the consent of the Trustee or an Extraordinary Resolution or Written Resolution (but subject to Clause 18(F)), the Issuer (or any previous Substitute (as defined below) under this sub-clause), may substitute itself as the principal debtor under these presents, by any Successor (in this Clause called the “Substitute”) PROVIDED THAT:

(i)

a trust deed is executed or some other form of undertaking is given by the Substitute to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of these presents and the Notes with any consequential or other amendments which may be appropriate as fully as if the Substitute had been named in these presents as the principal debtor in place of the Issuer (or any such previous Substitute);

(ii)

arrangements are made to the satisfaction of the Trustee for the Noteholders to have or be able to have the same or equivalent rights against the Substitute as they have against the Issuer (or any such previous Substitute);

(iii)

the Substitute shall have acquired the rights and assumed the obligations of the Issuer (or any such previous Substitute) under or in connection with the Loan Agreement and the Account and such rights shall have been effectively charged to the Trustee in a manner satisfactory to the Trustee and such amendments to the Loan Agreement and these presents as the Trustee may reasonably require shall have been made (including, without prejudice to the generality of the foregoing, but subject to Clause (vi) below, the substitution therein where relevant of references to the territory where the Substitute is incorporated, domiciled or resident for references to the Federal Republic of Germany);

(iv)

the Issuer (or any such previous Substitute) and the Substitute comply with such other reasonable requirements as the Trustee may direct in the interests of the Noteholders;

(v)

the Trustee is satisfied that the Substitute has obtained all governmental and regulatory and internal corporate approvals and consents necessary for its assumption of the obligations and liabilities under these presents in place of the Issuer (or of any such previous Substitute) and such approvals and consents are at the time of substitution in full force and effect;

(vi)

(without prejudice to the generality of paragraphs (i) to (v) (inclusive) of this sub-clause) where the Substitute is incorporated, domiciled or resident in a territory other than the Federal Republic of Germany (which territory must be a Qualifying Jurisdiction (as defined in the Loan Agreement)), undertakings or covenants are given in terms corresponding to the provisions of Condition 7 with the substitution for the references to the Federal Republic of Germany of references to the territory in which the Substitute is incorporated, domiciled or resident or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, the Substitute is otherwise subject generally;

(vii)

the Substitute shall be a bank or other institution which at the time being exempts the payments by the Borrower under the Loan from value added tax in the Russian Federation;

(viii)

as a consequence of such substitution, the Notes continue on the substitution and promptly thereafter to be listed on any stock exchange on which they are then listed;

(ix)

the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders as a class; and

(x)

the Issuer or the Substitute shall have delivered to the Trustee and to the Borrower an opinion of an independent lawyer to the effect that neither the Issuer, the Substitute, as the case may be, nor the Noteholders will recognise income, gain or loss for tax purposes as a result of the substitution and the Issuer, the Substitute and the Noteholders will be subject to taxes on the same amount and in the same manner and at the same times as would have been the case if such substitution had not occurred.

(B)

Any such agreement by the Trustee pursuant to sub-clause (A) of this Clause shall, to the extent so expressed, operate to release the Issuer or previous Substitute (as the case may be) from any or all of its obligations under these presents. Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the Trustee’s said requirements, notice thereof shall be given by the Issuer or previous Substitute (as the case may be) to the Noteholders in the manner provided in Condition 14.

(C)

Upon the execution of such documents and compliance with the said requirements, the Substitute shall be deemed to be named in these presents as the principal debtor in place of the Issuer or previous Substitute (as the case may be) and these presents shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and, without prejudice to the generality of the foregoing, any references in these presents to the Issuer shall be deemed to be references to the Substitute.

(D)

If any two directors (or other equivalent officers) of the Substitute shall certify to the Trustee that the Substitute is solvent at the time at which the said substitution is proposed to be effected, the Trustee shall not be bound to have regard to the financial condition, profits or prospects of the Substitute or to compare the same with those of the Issuer or (as the case may be) the previous Substitute.

(E)

The Issuer or previous Substitute, as the case may be, shall not be entitled to substitute itself if, pursuant to the law of the country of incorporation, domicile or residence of the Substitute, the assumption by the Substitute of its obligations imposes responsibilities on the Trustee over and above those which have been assumed under these presents.

(F)

The Issuer or previous Substitute, as the case may be, shall only be entitled to substitute itself in accordance with the provisions of Clause 18(A) to (E) (inclusive) of these presents without the consent of the Borrower if:

(i)

at least 3 months prior to the date of a proposed substitution pursuant to this Clause 18, the Issuer or previous Substitute has notified the Borrower in writing of its intention to substitute itself;

(ii)

prior to the date of such proposed substitution, the Borrower either has not notified the Issuer or previous Substitute of a Substitute or has notified the Issuer or previous Substitute of a Substitute that the Issuer or previous Substitute is not satisfied shall have complied with the provisions of this Clause 18.

For the purposes of this Clause 18(F), the Trustee shall be entitled to rely solely on a certificate of two members of the Management Board to determine whether the conditions set forth at sub-clauses (i) and (ii) in this Clause 18(F) have been satisfied.

19.

TRUSTEE ENTITLED TO ASSUME DUE PERFORMANCE

Except as herein otherwise expressly provided, the Trustee shall be and is hereby authorised to assume without enquiry, in the absence of knowledge or express notice to the contrary, that the Issuer is duly performing and observing all the covenants and provisions contained in these presents relating to the Issuer and on its part to be performed and observed, that the Borrower is duly performing and observing all the covenants and provisions contained in the Loan Agreement and on its part to be performed and observed and that no event has happened upon the happening of which any of the Notes shall have or may become repayable.

20.

WAIVER

The Trustee may, without any consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, or agree to the waiving or authorising on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by the Issuer of any of the covenants or provisions contained in these presents or, pursuant to the Security Interests, by the Borrower of the terms of the Loan Agreement or determine that any event which would or might otherwise give rise to a right of acceleration under the Loan Agreement shall not be treated as such for the purposes of these presents, PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred upon it by this clause in contravention of any request given by the holders of at least one quarter in aggregate principal amount of the Notes then outstanding or of any express direction by an Extraordinary Resolution save, in the case of such request, where the same is contrary to any such express direction (but so that no such request or direction shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such proposed breach or breach relating to any of the matters the subject of the proviso to paragraph 18 of the Fourth Schedule. Any such authorisation or waiver shall be binding on the Noteholders and, unless the Trustee agrees otherwise, shall be notified to the Noteholders in accordance with Condition 14.

21.

POWER TO DELEGATE

The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by these presents, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee and including the power to do all or any of the acts and things listed in the Sixth Schedule hereto) as the Trustee may think fit in the interests of the Noteholders and, provided that the Trustee shall have exercised reasonable care in the selection of such delegate, it shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss incurred by a misconduct or default on the part of such delegate or sub-delegate and without prejudice to the generality of the foregoing the Trustee shall be entitled at any time following an Event of Default to appoint a delegate (subject to the provisions of applicable law) in the name of and on behalf of the Issuer.

22.

COMPETENCE OF A MAJORITY OF TRUSTEES

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by these presents in the Trustee generally.

23.

APPOINTMENT OF TRUSTEES

(A)

The power of appointing new trustees shall be vested in the Issuer but a trustee so appointed must in the first place be approved by the Borrower and subsequently by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Trustee to the Principal Paying Agent and the other Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless the Borrower has given its prior written consent thereto and there remains a trustee hereof (being a trust corporation) in office after such removal.

(B)

Notwithstanding the provisions of sub-clause (A) of this Clause, the Trustee may, upon giving prior notice to but without the consent of the Issuer or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee (i) if the Trustee considers such appointment to be in the interests of the Noteholders, (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed or (iii) for the purpose of obtaining a judgment, or enforcement in any jurisdiction of either a judgment already obtained or any provision of these presents, against the Issuer or the Borrower. The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee.

24.

RETIREMENT OF TRUSTEES

Any Trustee for the time being of these presents may retire at any time upon giving not less than three months’ notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. In the event of a Trustee giving notice under this Clause, the Trustee on behalf of the Issuer shall use its best endeavours to procure a new trustee to be appointed.

25.

POWERS OF THE TRUSTEE ARE ADDITIONAL

The powers conferred by these presents upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

26.

FURTHER NOTES

The Issuer may from time to time with the consent of the Borrower and without the consent of the Noteholders create and issue further notes or bonds either ranking pari passu with the Notes in all respects (or in all respects except for the first payment of interest thereon) and so that such further issue is consolidated and forms a single series with the notes or bonds of any series of the Issuer (including the Notes) or upon such other terms as the Issuer may determine, with the consent of the Borrower, at the time of their issue. Any further notes or bonds forming a single series with the outstanding notes or bonds of any series of the Issuer (including the Notes) constituted by the Trust Deed will, and any other notes or bonds of the Issuer may (with the consent of the Trustee), be constituted by a deed supplemental to the Trust Deed. This Trust Deed contains provisions for convening a single meeting of Noteholders and the holders of notes or bonds of other series in certain circumstances where the Trustee so decides.

27.

NOTICES

Any notice or demand to the Issuer or the Trustee or any approval or certificate of the Trustee required to be given, made or served for any purpose hereof shall be given, made or served by sending the same by prepaid post (first class if inland, airmail if overseas) or facsimile transmission or by delivering the same by hand to the Issuer for the attention of Reinhard Kropp (Facsimile No. +49 69 7158 2272) or the Trustee for the attention of Corporate Trust Administration (Facsimile No. +44 20 7694 6399) (as the case may be) at their respective addresses shown in these presents or at such other address as shall have been notified (in accordance with this Clause) by the party in question to the other party hereto for the purposes of this Clause. A copy of any notice or demand given, made or served hereunder shall be sent by the party giving, making or serving the notice or demand to the Borrower by prepaid post (first class if inland, airmail if overseas) or facsimile transmission or by delivering the same by hand to the Borrower for the attention of General Counsel (Facsimile No: +7095 755 3682; Address: Ulitsa 8, Marta 10, Building 14, 125083 Moscow, Russian Federation or such other address as shall have been notified by the Borrower to the Issuer and the Trustee in accordance with this Clause). Any notice sent by post as provided in this Clause shall be deemed to have been given, made or served twenty-four hours (in the case of inland post) or three days (in the case of overseas post) after despatch and any notice sent by facsimile transmission as provided in this Clause shall be deemed to have been given, made or served at the time of despatch provided that in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

28.

GOVERNING LAW; SUBMISSIONS; PROCEEDINGS

These presents and the Notes are governed by, and shall be construed in accordance with, English law and in relation to all claims arising hereunder and for the exclusive benefit of the Trustee the Issuer hereby irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents (“Disputes”) and the Notes and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as “Proceedings”) may be brought in such courts. For this purpose the Issuer hereby irrevocably appoints J. P. Morgan Securities Ltd., attention: Head of Transaction Execution Group at 125 London Wall, London, EC2Y 5AJ, England or its registered office for the time being to receive service on its behalf in any Proceedings in such Court and agrees that any such legal process, demand or notice shall be deemed to have been duly made or served on the Issuer at the expiry of twenty-four hours after the time of posting as aforesaid and further the Issuer shall abide and be bound by a final and conclusive judgement of such courts in any action brought against the Issuer in respect of any such claim as aforesaid, provided always that the submission to the jurisdiction of the courts of England in accordance with this Clause for the benefit of the Trustee shall not preclude the Trustee if it thinks fit from instituting Proceedings against the Issuer in the courts of the Federal Republic of Germany or elsewhere.

The Issuer hereby irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the courts of England being nominated as the forum to hear and determine any Proceedings or to settle any Disputes and any claim that any court of England is not a convenient or appropriate forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

29.

INITIAL REMUNERATION AND EXPENSES; INDEMNITY

The Issuer shall pay to the Trustee remuneration for its services as trustee such remuneration to take the form of a one-off acceptance fee in the amount agreed between the Issuer and the Trustee payable no later than the business day following the date hereof. The Issuer shall also pay or discharge all costs, charges and expenses (including, without limitation, in respect of taxes, duties and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis incurred by the Trustee in relation to the preparation and execution of this Trust Deed and all other documents relating thereto (together, the “Initial Expenses”), the Initial Expenses to be the amount agreed between the Issuer and the Trustee. The Borrower has agreed to indemnify the Trustee as more particularly described in a deed dated the date hereof between the Borrower and the Trustee.

30.

SEVERABILITY

In case any provision in or obligation under these presents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

31.

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Without prejudice to any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act, a person who is not a party to these presents has no right under that Act other than in respect of the Borrower’s rights under Clauses 13(o), 14 (in respect of consent required by the Borrower), 18(F), 23(A), 26 (in respect of consent required by the Borrower) and 27 (in respect of the Borrower’s right to receive copies of notices).

32.

COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto, may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer and the Trustee and entered into the day and year first above written.

FIRST SCHEDULE

Part A

FORM OF RESTRICTED GLOBAL NOTE CERTIFICATE

ISIN: US46625XAA37
Common Code: 014689486
CUSIP: 46625XAA3

On the front:

THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR JURISDICTION OF THE UNITED STATES OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO THE ISSUER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR BENEFIT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION. NO REPRESENTATIONS CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED. THE HOLDERS HEREOF, BY PURCHASING THIS NOTE, REPRESENT AND AGREE FOR THE BENEFIT OF THE ISSUER THAT THEY UNDERSTAND AND AGREE TO THE FOREGOING RESTRICTIONS AND THAT THEY WILL NOTIFY ANY PURCHASER OF ANY OR ALL OF THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED FROM THEM OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

J.P. MORGAN AG
(a bank established under the laws of the Federal Republic of Germany)

$250,000,000 10.45per cent. Loan Participation Notes due 2005 issued solely to finance a loan made to Open Joint Stock Company “Vimpel-Communications”
by J.P. Morgan AG

RESTRICTED GLOBAL NOTE CERTIFICATE

1.

Introduction

This Restricted Global Note Certificate is issued in respect of the $250,000,000 10.45 per cent. Loan Participation Notes due 2005 (the “Notes”) of J.P. Morgan AG (the “Issuer”), issued for the sole purpose of financing the $250,000,000 loan made by the Issuer to Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) pursuant to a loan agreement dated 23 April, 2002 (as amended or supplemented from time to time, the “Loan Agreement”). The Notes are constituted by, subject to and have the benefit of a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 26 April, 2002 and made between the Issuer and The Bank of New York as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 26 April, 2002 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, JPMorgan Chase Bank, at its specified office in New York, as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), JPMorgan Chase Bank, London Branch as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), J.P. Morgan Bank Luxembourg S.A. and JPMorgan Chase Bank, at its specified office in New York, each as paying agent and transfer agent, and the Trustee.

2.

References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes as scheduled to the Trust Deed and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Terms not defined herein bear the same meaning as in the Conditions.

3.

Registered Holder

The Issuer hereby certifies that Cede & Co. is, at the date hereof, the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of $75,850,000 (seventy five million eight hundred and fifty thousand dollars) in aggregate principal amount of Notes or such other principal amount as is shown on the Register as being evidenced by this Restricted Global Note Certificate.

4.

Promise to pay

The Issuer, for value received, hereby promises to pay only such sums equivalent to payments of principal, interest and any additional amounts (less amounts in respect of the Reserved Rights) as it receives from the Borrower under the Loan Agreement to the Holder on such dates as the sum may become payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.

Exchange for Individual Note Certificates

This Restricted Global Note Certificate is exchangeable (i) in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed if any of the following events occur: (a) The Depository Trust Company (“DTC”) (or any other clearing system as shall have been designated by the Issuer and approved by the Trustee (an “Alternative Clearing System”), on behalf of which the Notes evidenced by this Restricted Global Certificate may be held) notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes, or ceases to be a “clearing agency” registered under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), or is at any time no longer eligible to act as such and the Issuer is unable to appoint a qualified successor within 90 days of receiving notice of such ineligibility or cessation on the part of DTC; (b) the Issuer fails to pay an amount in respect of the Notes within five days of the date on which such amount became due and payable under the Conditions or (c) the Issuer, or the Borrower, would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) which would not be suffered were the Notes evidenced by Individual Note Certificates and a certificate to such effect signed by two members of the Management Board of the Issuer, or two officers of the Borrower, as the case may be, is delivered to the Trustee and (ii) in whole or in part for Individual Note Certificates in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed if instructions have been given for the transfer of an interest in the Notes evidenced by this Restricted Global Note Certificate to a person who would otherwise take delivery thereof in the form of an interest in the Notes evidenced by the Unrestricted Global Note Certificate where such Unrestricted Global Note Certificate has been exchanged for Individual Note Certificates. Thereupon (in the case of (i)(a) and (b) above) the Holder may give notice to the Issuer, and (in the case of (i)(c) above) the Issuer, or the Borrower, as the case may be may give notice to the Trustee and the Noteholders of its intention to exchange this Restricted Global Note Certificate for Individual Note Certificates.

Such exchange shall be effected in accordance with paragraph 6 (Delivery of Individual Certificates) below. The Issuer shall notify the Trustee and the Noteholders of the receipt of a notice from a Holder (in the case of (i)(a) and (b) above) and the Trustee shall notify the Noteholders of the receipt of a notice from the Issuer or the Borrower (in the case of (i)(c) above).

6.

Delivery of Individual Note Certificates

Whenever this Restricted Global Note Certificate is to be exchanged (in whole or in part) for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount in respect of which this Restricted Global Note Certificate is to be exchanged within five business days of the delivery, by or on behalf of the Holder, Cede & Co., to the Registrar of such information as is required to complete and deliver such Individual Note Certificates against the surrender (in the case of an exchange in whole) of this Restricted Global Note Certificate at the Specified Office (as defined in the Agency Agreement) of the Registrar. A person with an interest in the Notes in respect of which this Restricted Global Note Certificate is issued must provide the Registrar with (i) a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such Individual Note Certificates; and (ii) a duly completed, signed certification substantially to the effect that the exchanging holder is not transferring its interest at the time of such exchange, or in the case of a simultaneous sale pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933 (the “Securities Act”), Regulation S under the Securities Act (“Regulation S”), or Rule 144 under the Securities Act (“Rule 144”), a certification that the transfer is being made in compliance with the provisions of Rule 144A, Regulation S or Rule 144, as the case may be, in accordance with the Agency Agreement. Individual Note Certificates issued in respect of Notes sold in reliance on Rule 144A shall bear the legends applicable to transfers pursuant to Rule 144A. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office (as defined in the Agency Agreement).

7.

Securities Act

The statements set out in the legend above are an integral part of the Notes in respect of which this Restricted Global Note Certificate is issued and by acceptance hereof the Holder of the Notes evidenced by this Restricted Global Note Certificate or any owner of an interest in such Notes agrees to be subject to and bound by the terms of such legend.

For as long as the Notes in respect of which this Certificate is issued are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer will, during any period in which the Issuer is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any Holder or beneficial owner of such restricted securities or to any prospective purchaser designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in each case upon the request of such Holder, beneficial owner, prospective purchaser or the Trustee, the information in respect of the Issuer required to be provided by Rule 144A(d)(4) under the Securities Act.

The Borrower has separately agreed with the Issuer that so long as any of the Notes is outstanding and the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Borrower will, if it ceases to be subject to Section 13 or 15(d) of the Exchange Act and if it is then not otherwise exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any Holder or beneficial owner of such restricted securities or to any prospective purchaser designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in each case upon the request of such Holder, beneficial owner, prospective purchaser or the Trustee, the information in respect of the Borrower required to be provided by Rule 144A(d)(4) under the Securities Act.

8.

Purchases and Redemption

Upon (i) the purchase by or on behalf of the Borrower, or any subsidiary of the Borrower, together with the delivery by or on behalf of the Borrower, or any such subsidiary, of a notification to the Issuer and the Registrar pursuant to clause 7.8 of the Loan Agreement, and cancellation of a part of this Restricted Global Note Certificate in accordance with the Agency Agreement and the Conditions, or (ii) the purchase or redemption by or on behalf of the Issuer and cancellation of a part of this Restricted Global Note Certificate in accordance with the Agency Agreement and the Conditions, the portion of the principal amount hereof so purchased, or redeemed, and cancelled shall be endorsed by or on behalf of the Registrar on behalf of the Issuer on the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so purchased, or redeemed, and cancelled and endorsed. Upon the purchase or redemption of the whole of this Restricted Global Note Certificate this Restricted Global Note Certificate shall be surrendered to or to the order of the Registrar and cancelled. So long as the Restricted Global Note Certificate is held on behalf of DTC or any Alternative Clearing System, such purchases and redemptions will be made in accordance with the procedures of DTC or any Alternative Clearing System, as appropriate..

In order to exercise the put options contained in Conditions 5(c) and (d), the Holder of this Restricted Global Note Certificate must, within the period specified in the Conditions for the deposit of the relevant Note Certificate and put notice, give written notice of such exercise to the Principal Paying Agent specifying the principal amount of the Notes in respect of which such option is being exercised. Any such notice may be withdrawn in accordance with Condition 5(c) or (d), as the case may be. So long as the Restricted Global Note Certificate is held on behalf of DTC or any Alternative Clearing System, as appropriate, the exercise of any such put option will be subject to the normal rules and operating procedures of DTC or any Alternative Clearing System, as appropriate.

9.

Conditions apply

Save as otherwise provided herein, the Holder of this Restricted Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Restricted Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Restricted Global Note Certificate.

10.

Payments

Payments of interest in respect of Notes represented by this Restricted Global Note Certificate will be made to the Holder without presentation for endorsement or, if no further payment of principal or interest falls to be made in respect of the Notes, against presentation for surrender of the Restricted Global Note Certificate to or to the order of the Registrar. Upon any payment of principal on this Restricted Global Note Certificate the amount so paid shall be endorsed by or on behalf of the Registrar on behalf of the Issuer on the Schedule hereto. Payments in respect of Notes represented by this Restricted Global Note Certificate will be made in accordance with the procedures of DTC or any Alternative Clearing System, as appropriate.

Upon any payment of principal and endorsement of such payment on the Schedule hereto, the principal amount of this Restricted Global Note Certificate shall be reduced by the principal amount so paid and endorsed.

11.

Transfers

Transfers of interests in the Notes with respect to which this Restricted Global Note Certificate is issued shall be made in accordance with the provisions herein and the Agency Agreement and the amount so transferred shall be endorsed by or on behalf of the Registrar on behalf of the Issuer in the Schedule hereto if such interest is transferred to a person who takes delivery thereof in the form of any interest in Notes evidenced by the Unrestricted Global Note Certificate or Individual Note Certificates where such Individual Note Certificates were issued in exchange for the Unrestricted Global Note Certificate. Transfers of interests in the Notes evidenced by the Unrestricted Global Note Certificate or Individual Note Certificates where such Individual Note Certificates were issued in exchange for the Unrestricted Global Note Certificate shall be made in accordance with the provisions therein and the Agency Agreement and the amount so transferred shall be endorsed by or on behalf of the Registrar on behalf of the Issuer in the Schedule hereto if such interest is transferred to a person who takes delivery thereof in the form of any interest in Notes evidenced by this Restricted Global Note Certificate.

12.

Notices

Notwithstanding Condition 14 (Notices), so long as this Restricted Global Note Certificate is held on behalf of DTC and/or any Alternative Clearing System, notices to holders of interests in Notes represented by this Restricted Global Note Certificate (“Noteholders”) may be given by delivery of the relevant notice to DTC or (as the case may be) such Alternative Clearing System; provided, however, that, if and so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

13.

Determination of entitlement

This Restricted Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Restricted Global Note Certificate.

14.

Prescription

Claims against the Issuer in respect of principal, premium, if any, and interest on the Notes while the Notes are represented by this Restricted Global Note Certificate will become void unless they are presented for payment within a period of 10 years (in the case of principal and premium) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 7 (Taxation)).

15.

Trustee’s powers

In considering the interests of Noteholders in circumstances where this Restricted Global Note Certificate is held on behalf of DTC and/or any Alternative Clearing System, the Trustee may (except as otherwise required by law), to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Restricted Global Note Certificate and (b) consider such interests on the basis that such accountholders were the Holder.

16.

Meetings

The Holder shall be treated at any meeting of Noteholders as having one vote in respect of each $1,000 principal amount of Notes for which this Restricted Global Note Certificate may be exchanged. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or an Agent from giving effect to any written certification, proxy or other authorisation furnished by or on behalf of DTC or an Alternative Clearing System or impair, as between DTC or an Alternative Clearing System and their respective participants, the operation of customary practices governing the exercise of the rights of a Holder. The Holder may grant proxies and otherwise authorise any person, including DTC and Alternative Clearing System, their respective participants and person that may hold through such participants, to take any action which a Holder is entitled to take under the Trust Deed or the Conditions.

17.

Authentication

This Restricted Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of JPMorgan Chase Bank, at its specified office in New York City, as Registrar.

18.

Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Restricted Global Note Certificate, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

19.

Governing law

This Restricted Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the Issuer has caused this Restricted Global Note Certificate to be signed manually or in facsimile on its behalf.

J.P. Morgan AG
By:

[manual or facsimile signature] (duly authorised)

ISSUED on [               ], 2002

AUTHENTICATED by or on behalf of

JPMorgan Chase Bank
as Registrar without recourse, warranty or liability
By:

(duly authorised)

Unless this Restricted Global Note Certificate is presented by an authorised representative of The Depository Trust Company (“DTC”) to the Registrar or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSONS IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SCHEDULE

CHANGES IN PRINCIPAL AMOUNT OF THE NOTES

The following changes in principal amount of the Notes in respect of which this Restricted Global Note Certificate is issued have been made as a result of (i) a transfer of interests between the Global Note Certificates, (ii) a transfer of interest to and from the Individual Note Certificates (iii) payment of principal on the Notes and (iv) redemption or purchase of Notes:

Date of transfer/payment of principal /redemption or purchase (stating which)	Amount of increase or decrease in principal amount of Notes	Principal amount of Notes following such increase or decrease	Notation made on behalf of the Issuer

	$	$

FORM OF TRANSFER

FOR VALUE RECEIVED _______________________, being the registered Holder of this Restricted Global Note Certificate, hereby transfers to ____________________________________________________________________________________________
of_________________________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________________
_____________________________________,

$__________________________ in principal amount of the $250,000,000 10.45 per cent. Loan Participation Notes due 2005 (the “Notes”) of J.P. Morgan AG (the “Issuer”) in respect of which the Restricted Global Note is issued and irrevocably requests and authorises JPMorgan Chase Bank at its specified office in New York City, in its capacity as Registrar in relation to the Notes (or any successor to JPMorgan Chase Bank, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: __________________

By:_____________________
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered Holder as it appears on the face of this Restricted Global Note Certificate.

(a)

A representative of such registered Holder should state the capacity in which he signs, e.g. executor.

(b)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)

Any transfer of Notes shall be in an amount equal to $100,000 or an integral multiple of $1,000 in excess thereof.

(d)

This form of transfer should be dated as of the date it is deposited with the relevant Transfer Agent.

PRINCIPAL PAYING AGENT

JPMorgan Chase Bank, London Branch
Trinity Tower
9 Thomas More Street
London E1W 1YT
England

REGISTRAR, PAYING AGENT AND TRANSFER AGENT

JPMorgan Chase Bank
15th Floor
450 West 33rd Street
New York, NY 10001
United States

PAYING AGENT AND TRANSFER AGENT

J.P. Morgan Bank Luxembourg S.A.
5 rue Plaetis
L-2338
Luxembourg

FIRST SCHEDULE

Part B

FORM OF UNRESTRICTED GLOBAL NOTE CERTIFICATE

ISIN: XS0146893622
Common Code: 014689362

J. P. MORGAN AG
(a bank established under the laws of the Federal Republic of Germany)

$250,000,000 10.45 per cent. Loan Participation Notes due 2005 issued solely to finance a loan made to Open Joint Stock Company “Vimpel-Communications”
by J.P. Morgan AG

UNRESTRICTED GLOBAL NOTE CERTIFICATE

1.

Introduction

This Unrestricted Global Note Certificate is issued in respect of the $250,000,000 10.45 per cent. Loan Participation Notes due 2005 (the “Notes”) of J.P. Morgan AG (the “Issuer”), issued for the sole purpose of financing the $250,000,000 loan made by the Issuer to Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) pursuant to a loan agreement dated 23 April 2002 (as amended or supplemented from time to time, the “Loan Agreement”). The Notes are constituted by, subject to and have the benefit of a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 26 April 2002 and made between the Issuer and The Bank of New York (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 26 April 2002 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, JPMorgan Chase Bank, at its specified office in New York, as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), JPMorgan Chase Bank, London Branch as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), J.P. Morgan Bank Luxembourg S.A. and JPMorgan Chase Bank Morgan at its specified office in New York each as paying agent and transfer agent, and the Trustee.

2.

References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes as scheduled to the Trust Deed and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof. Terms not defined herein bear the same meaning as in the Conditions.

3.

Registered Holder

The Issuer hereby certifies that Chase Nominees Limited is at the date hereof the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of $174,150,000 (one hundred and seventy four million one hunderd and fifty thousand dollars) in aggregate principal amount of Notes or such other principal amount as is shown in the Register as being evidenced by this Unrestricted Global Note Certificate.

4.

Promise to pay

The Issuer, for value received, hereby promises to pay only such sums equivalent to payments of principal, interest and any additional amounts (less amounts in respect of the Reserved Rights) as it receives from the Borrower under the terms of the Loan Agreement to the Holder on such dates as the same may become payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.

Exchange for Individual Note Certificates

This Unrestricted Global Note Certificate is exchangeable (i) in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed if any of the following events occur: (a) Euroclear S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or any other clearing system as shall have been designated by the Issuer and approved by the Trustee (the “Alternative Clearing System”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business and the Issuer is unable to appoint a qualified successor within 90 days of receiving such notice; (b) the Issuer fails to pay an amount in respect of the Notes within five days of the date on which such amount became due and payable under the Conditions or (c) the Issuer, or the Borrower, would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) which would not be suffered were the Notes evidenced by Individual Note Certificates and a certificate to such effect signed by two members of the Management Board of the Issuer, or two officers of the Borrower, as the case may be, is delivered to the Trustee and (ii) in whole or in part for Individual Note Certificates in substantially the form (subject to completion) set out in the Second Schedule to the Trust Deed if instructions have been given for the transfer of an interest in the Notes evidenced by this Unrestricted Global Note Certificate to a person who would otherwise take delivery thereof in the form of an interest in the Notes evidenced by the Restricted Global Note Certificate where such Restricted Global Note Certificate has been exchanged for Individual Note Certificates. Thereupon (in the case of (i)(a) and (b) above) the Holder may give notice to the Issuer, and (in the case of (c) above) the Issuer, or the Borrower, as the case may be, may give notice to the Trustee and the Noteholders of its intention to exchange this Unrestricted Global Note Certificate for Individual Note Certificates.

Such exchange shall be effected in accordance with paragraph 6 (Delivery of Individual Certificates) below. The Issuer shall notify the Trustee and the Noteholders of the receipt of a notice from a Holder (in the case of (i)(a) and (b) above) and the Trustee shall notify the Noteholders of the receipt of a notice from the Issuer or the Borrower (in the case of (i)(c) above).

6.

Delivery of Individual Note Certificates

Whenever this Unrestricted Global Note Certificate is to be exchanged, in whole or in part, for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal in respect of which this Unrestricted Global Note Certificate is to be exchanged within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender (in the case of an exchange in whole) of this Unrestricted Global Note Certificate at the Specified Office (as defined in the Agency Agreement) of the Registrar. A person with an interest in the Notes in respect of which this Unrestricted Global Note Certificate is issued must provide the Registrar with (i) a written order containing instructions and such other information as the Issuer and the Registrar may require to complete, execute and deliver such Individual Note Certificates; and (ii) in the event that a Holder has requested an exchange for Individual Note Certificates on a date falling on or before 40 days following the date of issue of the Notes pursuant to the Trust Deed, a duly completed, signed certification substantially to the effect that the exchanging holder is not transferring its interest at the time of such exchange, or in the case of a simultaneous sale pursuant to Rule 144A (“Rule 144A”) under the U.S. Securities Act of 1933 (the “Securities Act”), Regulation S under the Securities Act (“Regulation S”), or Rule 144 under the Securities Act (“Rule 144”), a certification that the transfer is being made in compliance with the provisions of Rule 144A, Regulation S or Rule 144, as the case may be, in accordance with the Agency Agreement. Individual Note Certificates issued in respect of Notes sold in reliance on Rule 144A shall bear the legends applicable to transfers pursuant to Rule 144A. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office (as defined in the Agency Agreement).

7.

Purchases and Redemption

Upon (i) the purchase by or on behalf of the Borrower, or any subsidiary of the Borrower, together with, in each case, notification by or on behalf of the Borrower, or any such subsidiary, to the Issuer and the Registrar pursuant to clause 7.8 of the Loan Agreement, and cancellation of a part of this Unrestricted Global Note Certificate in accordance with the Agency Agreement and the Conditions or (ii) the purchase or redemption by or on behalf of the Issuer and cancellation of a part of this Unrestricted Global Note Certificate in accordance with the Agency Agreement and the Conditions, the portion of the principal amount hereof so purchased, or redeemed, and cancelled shall be endorsed by or on behalf of the Registrar on behalf of the Issuer on the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so purchased and cancelled and endorsed. Upon the purchase or redemption of the whole of this Unrestricted Global Note Certificate this Unrestricted Global Note Certificate shall be surrendered to or to the order of the Registrar and cancelled. So long as the Unrestricted Global Note Certificate is held on behalf of Euroclear or Clearstream, Luxembourg, or any Alternative Clearing System, such purchases and redemptions will be made in accordance with the procedures of Euroclear or Clearstream, Luxembourg, or any Alternative Clearing System, as appropriate.

In order to exercise the options contained in Conditions 5(c) and (d), the Holder of this Unrestricted Global Note Certificate must, within the period specified in the Conditions for the deposit of the relevant Note Certificate and put notice, give written notice of such exercise to the Principal Paying Agent specifying the principal amount of the Notes in respect of which such option is being exercised. Any such notice may be withdrawn in accordance with Condition 5(c) or (d), as the case may be. So long as the Unrestricted Global Note Certificate is held on behalf of Euroclear or Clearstream, Luxembourg, or any Alternative Clearing System, as appropriate, the exercise of any such put option will be subject to the normal rules and operating procedures of Euroclear and Clearstream Luxembourg or any Alternative Clearing System, as appropriate.

8.

Conditions apply

Save as otherwise provided herein, the Holder of this Unrestricted Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Unrestricted Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Unrestricted Global Note Certificate.

9.

Payments

Payments of interest in respect of Notes represented by this Unrestricted Global Note Certificate will be made to the Holder without presentation for endorsement or, if no further payment of principal or interest falls to be made in respect of the Notes, against presentation for surrender of the Unrestricted Global Note Certificate to or to the order of the Registrar. Upon any payment of principal on this Unrestricted Global Note Certificate the amount so paid shall be endorsed by or on behalf of the Registrar on behalf of the Issuer on the Schedule hereto. Payments in respect of Notes represented by this Unrestricted Global Note Certificate will be made in accordance with the procedures of Euroclear and Clearstream, Luxembourg or any Alternative Clearing System, as appropriate.

Upon any payment of principal and endorsement of such payment on the Schedule hereto, the principal amount of this Unrestricted Global Note Certificate shall be reduced by the principal amount so paid and endorsed.

10.

Transfers

Transfers of interests in the Notes with respect to which this Unrestricted Global Note Certificate is issued shall be made in accordance with the provisions herein and the Agency Agreement and the amount so transferred shall be endorsed by or on behalf of the Registrar on behalf of the Issuer in the Schedule hereto if such interest is transferred to a person who takes delivery thereof in the form of any interest in Notes evidenced by the Restricted Global Note Certificate or Individual Note Certificates where such Individual Note Certificates were issued in exchange for the Restricted Global Note Certificate. Transfers of interests in the Notes evidenced by the Restricted Global Note Certificate or Individual Note Certificates where such Individual Note Certificates were issued in exchange for the Restricted Global Note Certificate shall be made in accordance with the provisions therein and the Agency Agreement and the amount so transferred shall be endorsed by or on behalf of the Registrar on behalf of the issuer in the Schedule hereto if such interest is transferred to a person who takes delivery thereof in the form of any interest in Notes evidenced by this Unrestricted Global Note Certificate.

11.

Notices

Notwithstanding Condition 14 (Notices), so long as this Unrestricted Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg and/or any Alternative Clearing System, notices to holders of interests in the Notes represented by this Unrestricted Global Note Certificate (“Noteholders”) may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System; provided, however, that, if and so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

12.

Determination of entitlement

This Unrestricted Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Unrestricted Global Note Certificate.

13.

Prescription

Claims against the Issuer in respect of principal, premium, if any, and interest on the Notes while the Notes are represented by this Unrestricted Global Note Certificate will become void unless they are presented for payment within a period of 10 years (in the case of principal and premium) and five years (in the case of interest) from the appropriate Relevant Date (as defined in Condition 7 (Taxation)).

14.

Trustee’s powers

In considering the interests of Noteholders in circumstances where this Unrestricted Global Note Certificate is held on behalf of Euroclear, Clearstream Luxembourg and/or any Alternative Clearing System, the Trustee may (except as otherwise required by law), to the extent it considers it appropriate to do so in the circumstances, (a) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Unrestricted Global Note Certificate and (b) consider such interests on the basis that such accountholders were the Holder.

15.

Meetings

The Holder shall be treated at any meeting of Noteholders as having one vote in respect of each $1,000 principal amount of Notes for which this Unrestricted Global Note Certificate may be exchanged. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or an Agent from giving effect to any written certification, proxy or other authorisation furnished by or on behalf of Euroclear or Clearstream, Luxembourg or an Alternative Clearing System or impair, as between Euroclear and Clearstream, Luxembourg or an Alternative Clearing System and their respective participants, the operation of customary practices governing the exercise of the rights of a Holder. The Holder may grant proxies and otherwise authorise any person, including Euroclear, Clearstream, Luxembourg and Alternative Clearing System, their respective participants and person that may hold through such participants, to take any action which a Holder is entitled to take under the Trust Deed or the Conditions.

16.

Authentication

This Unrestricted Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of JPMorgan Chase Bank, at its specified office in New York City, as Registrar.

17.

Contracts (Rights of Third Parties) Act 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Unrestricted Global Note Certificate, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

18.

Governing law

This Unrestricted Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the Issuer has caused this Unrestricted Global Note Certificate to be signed manually or in facsimile on its behalf.

J.P. Morgan AG
By:

[manual or facsimile signature] (duly authorised)

ISSUED on [                     ], 2002

AUTHENTICATED by or on behalf of

JPMorgan Chase Bank
as Registrar without recourse, warranty or liability
By:

(duly authorised)

THE SCHEDULE

CHANGES IN PRINCIPAL AMOUNT OF THE NOTES

The following changes in principal amount of the Notes in respect of which this Unrestricted Global Note Certificate is issued have been made as a result of (i) transfer of interests between the Global Note Certificates, (ii) a transfer of interests to and from the Individual Note Certificates (iii) payment of principal on the Notes and (iv) redemption or purchase of Notes:

Date of transfer/payment of principal /redemption or purchase (stating which)	Amount of increase or decrease in principal amount of Notes	Principal amount of Notes following such increase or decrease	Notation made on behalf of the Issuer

	$	$

FORM OF TRANSFER

FOR VALUE RECEIVED _______________________, being the registered Holder of this Global Note Certificate, hereby transfers to ____________________________________________________________________________________________
of _________________________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________________
_____________________________________,

$__________________________ in principal amount of the $250,000,000 10.45 per cent. Loan Participation Notes due 2005 (the “Notes”) of J.P. Morgan AG (the “Issuer”) in respect of which this Unrestricted Global Note Certificate is issued and irrevocably requests and authorises JPMorgan Chase Bank, at its specified office in New York City, in its capacity as Registrar in relation to the Notes (or any successor to JPMorgan Chase Bank, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: __________________

By:_____________________
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered Holder as it appears on the face of this Unrestricted Global Note Certificate.

(a)

A representative of such registered Holder should state the capacity in which he signs, e.g. executor.

(b)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)

Any transfer of Notes shall be in an amount equal to $100,000 or an integral multiple of $1,000 in excess thereof.

(d)

This form of transfer shall be dated as of the date it is deposited with the relevant Transfer Agent.

PRINCIPAL PAYING AGENT

JPMorgan Chase Bank, London Branch
Trinity Tower
9 Thomas More Street
London E1W 1YT
England

REGISTRAR, PAYING AGENT AND TRANSFER AGENT

JPMorgan Chase Bank
15th Floor
450 West 33rd Street
New York, NY 10001
United States

PAYING AGENT AND TRANSFER AGENT

J.P. Morgan Bank Luxembourg S.A.
5 rue Plaetis
L-2338
Luxembourg

SECOND SCHEDULE

Part A

FORM OF INDIVIDUAL NOTE CERTIFICATE

Identifying Number:[   ]

On the front:

[THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR JURISDICTION OF THE UNITED STATES OR ANY OTHER JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO THE ISSUER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OR BENEFIT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND ANY OTHER JURISDICTION. NO REPRESENTATIONS CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED. THE HOLDERS HEREOF, BY PURCHASING THIS NOTE, REPRESENT AND AGREE FOR THE BENEFIT OF THE ISSUER THAT THEY UNDERSTAND AND AGREE TO THE FOREGOING RESTRICTIONS AND THAT THEY WILL NOTIFY ANY PURCHASER OF ANY OR ALL OF THE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED FROM THEM OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.]*

*  These legends to be included in each Certificate representing Notes sold in reliance on the exceptions referred to in (A)(1), (A)(2) and (A)(5) above.

J.P. MORGAN AG
(a bank established under the laws of the Federal Republic of Germany)

$250,000,000 10.45 per cent. Loan Participation Notes due 2005 issued solely to finance a loan made to Open Joint Stock Company “Vimpel-Communications”
by J.P. Morgan AG

INDIVIDUAL NOTE CERTIFICATE

1.

Introduction

This Note Certificate is issued in respect of the $250,000,000 Loan Participation Notes due 2005 (the “Notes”) of J.P. Morgan AG (the “Issuer”) issued for the sole purpose of financing the $250,000,000 loan made by the Issuer to Open Joint Stock Company “Vimpel - Communications” (the “Borrower”) pursuant to a loan agreement dated 23 April 2002 (as amended or supplemented from time to time, the “Loan Agreement”). The Notes are constituted by, are subject to, and have the benefit of, a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 26 April 2002 and made between the Issuer and The Bank of New York as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 26 April 2002 and made between the Issuer, JPMorgan Chase Bank, at its specified office in New York, as registrar (the “Registrar”), which expression includes any successor registrar appointed from time to time in connection with the Notes), JPMorgan Chase Bank, London Branch as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), J.P. Morgan Bank Luxembourg S.A. and JPMorgan Chase Bank, at its specified office in New York, each as paying agent and transfer agent and the Trustee.

2.

References to Conditions

Any reference herein to the “Conditions” is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

Terms not defined herein bear the same meaning as in the Conditions.

3.

Registered Holder

This is to certify that:

___________________________
of __________________________
___________________________

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

$[insert amount]
([insert amount] dollars)

in aggregate principal amount of the Notes.

4.

Promise to Pay

The Issuer, for value received, hereby promises to pay only such sums equivalent to payments of principal, interest and any additional amounts (less amounts in respect of the Reserved Rights) as it receives from the Borrower under the Loan Agreement to the Holder on such dates as the same may become payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.

Determination of entitlement

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

6.

Authentication

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of JPMorgan Chase Bank, at is specified office in New York City, as Registrar.

7.

Securities Act

The statements set forth in the legend above are an integral part of the Notes in respect of which this Note Certificate is issued and by acceptance hereof each Holder or beneficial holder of such Notes agrees to be subject to and bound by the terms and provisions set forth in such legend. For so long as any of the Notes in respect of which this Note Certificate is issued are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act of 1933 (the “Securities Act”), during any period in which the Issuer is not subject to Section 13 nor 15(d) of the U.S. Securities Exchange Act of 1934 nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Issuer will provide to any Holder or beneficial owner of such restricted securities or prospective purchaser designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner of such restricted securities or prospective purchaser designated by such Holder or beneficial owner, as the case may be, in each case at the request of such Holder, beneficial owner, prospective purchaser or the Trustee, the information in respect of the Issuer required to be provided by Rule 144A(d)(4) under the Securities Act insofar as the Issuer receives such information from the Borrower.

The Borrower has separately agreed with the Issuer that so long as any of the Notes is outstanding and the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Borrower will, if it ceases to be subject to Section 13 or 15(d) of the Exchange Act and if it is then not otherwise exempt from reporting requirements pursuant to Rule 12g3-2(b) thereunder, provide to any Holder or beneficial owner of such restricted securities or to any prospective purchaser designated by such Holder or beneficial owner, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, in each case upon the request of such Holder, beneficial owner, prospective purchaser or the Trustee, the information in respect of the Borrower required to be provided by Rule 144A(d)(4) under the Securities Act. ] *

______________

*

This paragraph to be included in each Certificate representing Notes sold in reliance on the exceptions referred to in (A)(2) and (A)(5) of the legend set forth on the front of this Note Certificate..

AS WITNESS this Note Certificate has been executed on behalf of the Issuer.

[                                                                         ]

By:

(duly authorised)

ISSUED as of [                                ],

AUTHENTICATED by or on behalf of

JPMorgan Chase Bank as Registrar without recourse, warranty or liability
By:

Duly Authorised

FORM OF TRANSFER

FOR VALUE RECEIVED _______________________, being the registered Holder of this Note Certificate, hereby transfers to ____________________________________________________________________________________________
of _________________________________________________________________________________________________________________________________________
_____________________________________________________________________________________________________________________________________
_____________________________________,

$__________________________ in principal amount of the $250,000,000 10.45 per cent. Loan Participation Notes due 2005 (the “Notes”) of J.P. Morgan AG (the “Issuer”) in respect of which this Note is issued and irrevocably requests and authorises JPMorgan Chase Bank in its capacity as Registrar in relation to the Notes (or any successor to JPMorgan Chase Bank, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated: __________________

By:_____________________
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)

A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)

The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)

Any transfer of Notes shall be in an amount equal to $100,000 or any integral multiple of $1,000 in excess thereof.

(d)

This form of transfer should be dated as of the date it is deposited with the relevant Transfer Agent.

PRINCIPAL PAYING AGENT

JPMorgan Chase Bank, London Branch
Trinity Tower
9 Thomas More Street
London E1W 1YT
England

REGISTRAR, PAYING AGENT AND TRANSFER AGENT

JPMorgan Chase Bank
15th Floor
450 West 33rd Street
New York, NY 10001
United States

PAYING AGENT AND TRANSFER AGENT

J.P. Morgan Bank Luxembourg S.A.
5 rue Plaetis
L-2338
Luxembourg

SECOND SCHEDULE

Part B
TERMS AND CONDITIONS OF THE NOTES

The US$250,000,000 10.45 per cent. Loan Participation Notes due 2005 (the “Notes”, which expression includes any further notes issued pursuant to Condition 13 (Further Issues) and forming a single series therewith) of J.P. Morgan AG (the “Bank”) are constituted by, are subject to and have the benefit of, a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated April 26, 2002 between the Bank and The Bank of New York as trustee (the “Trustee”, which expression includes all persons from time to time appointed trustee or trustees under the Trust Deed). The Bank has authorised the creation, issue and sale of the Notes for the sole purpose of financing the US$250,000,000 loan (the “Loan”) to Open Joint Stock Company “Vimpel-Communications” (the “Borrower”). The Bank and the Borrower have recorded the terms of the Loan in an agreement (as amended or supplemented from time to time, the “Loan Agreement”) dated April 23, 2002 between the Bank and the Borrower.

In each case where amounts of principal, interest and additional amounts, if any, due pursuant to Condition 7 (Taxation) are stated herein or in the Trust Deed to be payable in respect of the Notes, the obligation of the Bank to make any such payment shall constitute an obligation only to account to the Noteholders (as defined in Condition 2(a)) on each date upon which such amounts of principal, interest and additional amounts, if any, are due in respect of the Notes, for an amount equivalent to sums of principal, interest and additional amounts, if any, actually received by or for the account of the Bank pursuant to the Loan Agreement less any amount in respect of the Reserved Rights (as defined below). Noteholders must therefore rely solely and exclusively upon the covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower. Noteholders shall have no recourse (direct or indirect) to any other assets of the Bank.

The Bank (as lender) has:

(A) charged by way of security to the Trustee (i) its rights to principal, interest and other amounts paid and payable under the Loan Agreement and (ii) its right to receive amounts paid and payable under any claim, award or judgment relating to the Loan Agreement (in each case other than its right to amounts in respect of any rights, interests and benefits of the Bank under the following clauses of the Loan Agreement: Clause 7.6, second sentence thereof (Costs of Prepayment), Clause 8.3(a) (Tax Indemnity), Clause 10 (Changes in Circumstances), Clause 11 (Representations and Warranties of the Borrower), Clause 21 (Costs and Expenses), (to the extent that the Bank’s claim is in respect of one of the aforementioned clauses of the Loan Agreement) Clause 8.2 (Payments) and Clause 19.2 (Currency Indemnity) (such rights referred to herein, the “Reserved Rights”));

(B) charged by way of security to the Trustee sums held on deposit from time to time, in an account in London in the name of the Bank with JPMorgan Chase Bank, account number 24498502, together with the debt represented thereby (other than interest from time to time earned thereon and the Reserved Rights) (the “Account”) pursuant to the Trust Deed; and

(C) transferred its administrative rights under the Loan Agreement (save for those rights charged or excluded in (A) and (B) above) to the Trustee (the “Loan Administration Transfer”),

together, the “Security Interests”.

In certain circumstances, the Trustee can (subject to it being indemnified and/or secured to its satisfaction) be required by Noteholders holding at least one quarter of the principal amount of the Notes outstanding or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders to exercise certain of its powers under the Trust Deed (including those arising in connection with the Security Interests).

The Notes are the subject of an agency agreement dated April 26, 2002 (as amended or supplemented from time to time, the “Agency Agreement”) among the Bank, JPMorgan Chase Bank, at its specified office in New York, as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), JPMorgan Chase Bank, at its specified office in London, as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), J.P. Morgan Bank Luxembourg, S.A., at its specified office in Luxembourg, and JPMorgan Chase Bank, at its specified office in New York, each as transfer agent (each a “Transfer Agent” and together the “Transfer Agents”, which expression includes any additional or successor transfer agent appointed from time to time in connection with the Notes) and each as paying agent (each a “Paying Agent” and together the “Paying Agents”, which expressions include any additional or successor paying agent appointed from time to time in connection with the Notes) and the Trustee. References herein to the “Agents” are to the Registrar, any Transfer Agent, the Principal Paying Agent and any Paying Agent and any reference to an “Agent” is to any one of them. Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and are subject to their detailed provisions. The Noteholders are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them. Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee, being at the date hereof One Canada Square, London E14 5AL and at the Specified Offices (as defined in the Agency Agreement) of the Registrar, the Principal Paying Agent, any Transfer Agent and any Paying Agent. The initial Specified Offices of the initial Agents are set out below.

1.

Form, Denomination and Status

Form and denomination: The Notes are in registered form in minimum denominations in aggregate principal amount of US$100,000 each (subject to Condition 5(d) (Redemption and Purchase)) and integral multiples of US$1,000 in excess thereof, without coupons attached.

Status: The sole purpose of the issue of the Notes is to provide the funds for the Bank to finance the Loan. The Notes constitute the obligation of the Bank to apply an amount equal to the gross proceeds from the issue of the Notes for financing the Loan and to account to the Noteholders for an amount equivalent to sums of principal, interest, Additional Amounts (as defined in the Loan Agreement) and Tax Indemnity Amounts (as defined in the Loan Agreement), if any, actually received by or for the account of the Bank pursuant to the Loan Agreement (less any amounts in respect of the Reserved Rights), the right to receive which is, inter alia, being charged by way of security to the Trustee by virtue of the Security Interests as security for the Bank’s payment obligations under the Trust Deed and in respect of the Notes.

Payments in respect of the Notes equivalent to the sums actually received by or for the account of the Bank by way of principal, interest, Additional Amounts or Tax Indemnity Amounts, if any, pursuant to the Loan Agreement (less any amounts in respect of the Reserved Rights) will be made pro rata among all Noteholders (subject to Conditions 5(c), 5(d) (Redemption and Purchase) and Condition 7 (Taxation)), on the corresponding payment dates (as provided in the Loan Agreement) of, and in the currency of, and subject to the conditions attaching to, the equivalent payment in accordance with the Loan Agreement. The Bank shall not be liable to make any payment in respect of the Notes other than as expressly provided herein. The Bank shall be under no obligation to exercise in favour of the Noteholders any rights of set-off or of banker’s lien or to combine accounts or counterclaim that may arise out of other transactions between the Bank and the Borrower.

Noteholders are deemed to have accepted that:

(i) neither the Bank nor the Trustee makes any representation or warranty in respect of, and shall at no time have any responsibility for, or liability, or obligation in respect of the performance and observance by the Borrower of its obligations under the Loan Agreement or the recoverability of any sum of principal, interest, Additional Amounts or Tax Indemnity Amounts, if any, due or to become due from the Borrower under the Loan Agreement;

(ii) neither the Bank nor the Trustee shall at any time have any responsibility for, or obligation or liability in respect of, the condition (financial, operational or otherwise), creditworthiness, affairs, status, nature or prospects of the Borrower;

(iii) neither the Bank nor the Trustee shall at any time have any responsibility for, or obligation or liability in respect of, any misrepresentation or breach of warranty or any act, default or omission of the Borrower under or in respect of the Loan Agreement;

(iv) neither the Bank nor the Trustee shall at any time have any responsibility for, or liability or obligation in respect of, the performance and observance by the Registrar, the Principal Paying Agent, any Transfer Agent or any Paying Agent of their respective obligations under the Agency Agreement;

(v) the financial servicing and performance of the terms of the Notes depend solely and exclusively upon performance by the Borrower of its obligations under the Loan Agreement, its covenant to pay under the Loan Agreement and its credit and financial standing. The Borrower has represented and warranted to the Bank in the Loan Agreement that, subject to certain qualifications set forth in Clause 11.2 (Authorisation) of the Loan Agreement, the Loan Agreement constitutes a legal, valid and binding obligation of the Borrower. The representations and warranties given by the Borrower in Clause 11 (Representations and Warranties of the Borrower) of the Loan Agreement are given by the Borrower to the Bank for the sole benefit of the Bank and neither the Trustee nor any Noteholder shall have any remedies or rights against the Borrower that the Bank may have with respect to such representations or warranties;

(vi) the Bank (and, pursuant to the Loan Administration Transfer, the Trustee) will rely on self-certification by the Borrower and certification by third parties as a means of monitoring whether the Borrower is complying with its obligations under the Loan Agreement and shall not otherwise be responsible for investigating any aspect of the Borrower’s performance in relation thereto and, subject as further provided in the Trust Deed, the Trustee will not be liable for any failure to make the usual or any investigations which might be made by a security holder in relation to the property which is the subject of the Security Interests and held by way of security for the Notes, and shall not be bound to enquire into or be liable for any defect or failure in the right or title of the Bank to the secured property whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry or whether capable of remedy or not, nor will it have any liability for the enforceability of the security created by the Security Interests whether as a result of any failure, omission or defect in registering or filing or otherwise protecting or perfecting such security and the Trustee will have no responsibility for the value of such security; and

(vii) the Bank will not be liable for any withholding or deduction or for any payment on account of Taxes (as defined in the Loan Agreement) (not being a tax imposed on the Bank’s net income) required to be made by the Bank on or in relation to any sum received by it under the Loan Agreement which will or may affect payments made or to be made by the Borrower under the Loan Agreement save to the extent that it has received Additional Amounts or Tax Indemnity Amounts under the Loan Agreement in respect of such withholding or deduction; the Bank shall, furthermore, not be obliged to take any actions or measures as regards such deductions or withholdings other than those set out in this context in Clause 8 (Taxes) and Clause 10.4 (Mitigation) of the Loan Agreement.

Save as otherwise expressly provided herein and in the Trust Deed, no proprietary or other direct interest in the Bank’s rights under or in respect of the Loan Agreement or the Loan exists for the benefit of the Noteholders. Subject to the terms of the Trust Deed, no Noteholder will have any entitlement to enforce any of the provisions in the Loan Agreement or have direct recourse to the Borrower except through action by the Trustee under the Security Interests. Neither the Bank nor the Trustee pursuant to the Loan Administration Transfer shall be required to take proceedings to enforce payment under the Loan Agreement unless it has been indemnified and/or secured by the Noteholders to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

As provided in the Trust Deed, the obligations of the Bank are solely to make payments of amounts in aggregate equivalent to each sum actually received by or for the account of the Bank from the Borrower in respect of principal, interest, Additional Amounts or Tax Indemnity Amounts, if any, as the case may be, pursuant to the Loan Agreement (less any amount in respect of the Reserved Rights), the right to which is being charged by way of security to the Trustee as aforesaid. Noteholders must therefore rely solely and exclusively upon the covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower.

The obligations of the Bank to make payments as stated in the previous paragraph constitute direct and general obligations of the Bank which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Bank, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

Payments made by the Borrower under the Loan Agreement to, or to the order of, the Trustee or (before such time that the Bank has been required by the Trustee, pursuant to the terms of the Trust Deed, to pay to or to the order of the Trustee) the Principal Paying Agent will satisfy pro tanto the obligations of the Bank in respect of the Notes.

2.

Register, Title and Transfers

(a) Register: The Registrar will maintain outside the United Kingdom a register (the “Register”) in respect of the Notes in accordance with the provisions of the Agency Agreement. In these Conditions, the “Holder” of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Noteholder” shall be construed accordingly. A certificate (each, a “Note Certificate”) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(b) Title: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder.

(c) Transfers: Subject to Conditions 2(f) and (g) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed (including any certificates as to compliance with restrictions on transfer included therein), at the Specified Office of the Registrar or a Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor in accordance with Condition 2(d) below.

(d) Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with Condition 2(c) above, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Note(s) transferred to the relevant Holder at the Registrar’s Specified Office or (as the case may be) the Specified Office of the Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city where the Registrar has its Specified Office. In the case of the transfer of part only of the Notes, a new Note Certificate in respect of the balance of the Notes not transferred will be so delivered or (at the risk and, if mailed at the request of the transferor otherwise than by ordinary uninsured mail, at the expense of the transferor) sent by mail to the transferor.

(e) No charge: The transfer of a Note will be effected without charge by or on behalf of the Bank or the Registrar, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(f) Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

(g) Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Bank with the prior written approval of the Trustee, the Registrar and the Borrower. A copy of the current regulations will be mailed (free of charge) by the Registrar and/or any Transfer Agent to any Noteholder who requests in writing a copy of such regulations and will be available at the office of the Registrar in New York City and the Transfer Agent in Luxembourg.

3.

Bank’s Covenant

As provided in the Trust Deed, so long as any of the Notes remain outstanding (as defined in the Trust Deed), the Bank will not, without the prior written consent of the Trustee or an Extraordinary Resolution or Written Resolution, agree to any amendments to or any modification or waiver of, or authorise any breach or proposed breach of, the terms of the Loan Agreement and will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Loan Agreement, except as otherwise expressly provided in the Trust Deed and the Loan Agreement. Any such amendment, modification, waiver or authorisation made with the consent of the Trustee shall be binding on the Noteholders and any such amendment or modification shall be notified by the Trustee to the Noteholders in accordance with Condition 14 (Notices).

4. Interest

(a) Accrual of interest: The Notes bear interest from April 26, 2002 (the “Issue Date”) at the rate of10.45 per cent. per annum (the “Interest Rate”) payable semi-annually in arrear on April 26 and October 26 in each year (each, other than the Issue Date, an “Interest Payment Date”), subject as provided in Condition 6 (Payments). Each period from (and including) the Issue Date or any Interest Payment Date to (but excluding) the next (or first) Interest Payment Date is herein called an “Interest Period”.

Each Note will cease to bear interest from the due date for redemption unless, upon due presentation of the relevant Note Certificate, payment of principal is improperly withheld or refused, in which case interest will continue to accrue (before or after any judgment) from the due date for redemption to, but excluding, the date on which payment in full of the principal is made under the Notes.

The amount of interest payable in respect of each Note for any Interest Period shall be calculated by applying the Interest Rate to the principal amount of such Note, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). When interest is required to be calculated in respect of a period other than an Interest Period, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the actual number of days elapsed.

(b) Default Interest under the Loan Agreement: In the event that, and to the extent that, the Bank actually receives any amounts in respect of interest on unpaid sums from the Borrower pursuant to Clause 16 (Default Interest and Indemnity) of the Loan Agreement, the Bank shall account to the Noteholders for an amount equivalent to the amounts in respect of interest on unpaid sums actually so received. Any payments made by the Bank under this Condition 4(b) will be made on the next following business day (as defined in Condition 6(c)) after the day on which the Bank receives such amounts from the Borrower and, save as provided in this Condition 4(b), all subject to and in accordance with Condition 6 (Payments).

5.

Redemption and Purchase

(a) Final redemption: Unless previously prepaid pursuant to Clause 7 (Prepayment) of the Loan Agreement or repaid in accordance with Clause 10.3 (Illegality) of the Loan Agreement, the Borrower will be required to repay the Loan on its due date as provided in the Loan Agreement and, subject to such repayment all the Notes will be redeemed at their principal amount on April 26, 2005, subject as provided in Condition 6 (Payments).

(b) Redemption by the Bank: The Notes shall be redeemed by the Bank in whole, but not in part, at any time, on giving not less than 25 days’ notice to the Noteholders (which notice shall be irrevocable and shall specify a date for redemption, being the same date as that set forth in the notice of prepayment referred to in Condition 5(b)(i) or (ii) below) in accordance with Condition 14 (Notices) at the principal amount thereof, together with interest accrued and unpaid to the date fixed for redemption and any additional amounts in respect thereof pursuant to Condition 7 (Taxation), if, immediately before giving such notice, the Bank satisfies the Trustee that:

(i) the Bank has received a notice of prepayment from the Borrower pursuant to Clause 7.1 (Prepayment for Tax Reasons) or Clause 7.2 (Prepayment for Reasons of Increased Costs) of the Loan Agreement; or

(ii) the Bank has delivered a notice to the Borrower, the contents of which require the Borrower to repay the Loan, in accordance with the provisions of Clause 10.3 (Illegality) of the Loan Agreement.

The Bank shall deliver to the Trustee a certificate signed by two officers of the Bank stating that the Bank is entitled to effect such redemption in accordance with this Condition 5(b). A copy of the Borrower’s notice of prepayment or details of the circumstances contemplated by Clause 10.3 (Illegality) of the Loan Agreement and the date fixed for redemption shall be set forth in the notice.

The Trustee shall be entitled to accept any notice or certificate delivered by the Bank in accordance with this Condition 5(b) as sufficient evidence of the satisfaction of the applicable circumstances in which event they shall be conclusive and binding on the Noteholders.

Upon the expiry of any such notice given by the Bank to the Noteholders as is referred to in this Condition 5(b), the Bank shall be bound to redeem the Notes in accordance with this Condition 5, subject as provided in Condition 6 (Payments).

(c) Redemption at the option of the Noteholders upon a Change of Control

(i) Upon the occurrence of a Change of Control (as defined in the Loan Agreement), in accordance with Condition 14 (Notices) the Bank will make an offer to purchase all or any part (subject to a minimum of US$100,000 in principal amount and integral multiples of US$1,000 in excess thereof) of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price per Note in cash (the “Change of Control Payment”) equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase, plus additional amounts, if any, to the date of repurchase. Pursuant to Clause 7.3 (Prepayment in the Event of a Change of Control) of the Loan Agreement, the Borrower is required to give notice to the Bank (and, following the Loan Administration Transfer, to the Trustee) promptly and in any event within 10 calendar days after the date of any Change of Control (the “Borrower Change of Control Notice”) and thereafter to prepay the Loan to the extent of the aggregate principal amount of the Notes plus accrued and unpaid interest thereon to the date of prepayment, plus additional amounts, if any, thereon corresponding to the aggregate principal amount plus accrued and unpaid interest and additional amounts, if any, on the Notes to be repurchased in accordance with this Condition 5(c). The Bank, upon receipt of the Borrower Change of Control Notice, shall mail a notice to each Holder postage prepaid (and if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, will publish notice in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), with a copy to the Agents and, prior to the Loan Administration Transfer, the Trustee, with the following information: (i) that a Change of Control Offer is being made pursuant to this Condition 5(c) and all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (ii) the purchase price and the purchase date, which will be a business day which is 60 calendar days from the date of delivery to the Bank of the Borrower Change of Control Notice, except as may be otherwise required by applicable law (the “Change of Control Payment Date”); (iii) that any Note not properly tendered or not tendered at all will remain outstanding and continue to accrue interest and additional amounts, if any; (iv) that unless the Bank defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and additional amounts, if any, on the Change of Control Payment Date; (v) that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” set forth as an exhibit to the Agency Agreement completed, to the Paying Agent and at the address specified in the notice prior to the close of business on the fifth business day (when used in this condition, as such term is defined in the Loan Agreement) preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Bank to repurchase such Notes provided that the Paying Agent receives prior to the close of business on the third business day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes repurchased; and (viii) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the principal amount of the Notes surrendered, which unpurchased portion must be in integral multiples of US$1,000.

(ii) The Bank will comply with the requirements of Rule 14e-1 under the United States Securities Exchange Act of 1934 and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which a Change of Control Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Loan Agreement or these terms and conditions, the Bank will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations contained in the Loan Agreement or these terms and conditions by virtue thereof.

(iii) On the second business day preceding the Change of Control Payment Date, the Bank will provide a notice (the “Bank Change of Control Notice”) to the Trustee and the Borrower in accordance with Condition 14 (Notices) setting forth the Change of Control Payment (including the computation thereof) required to be made by the Bank for such Notes or portions thereof on the Change of Control Payment Date.

(iv) On the last business day prior to the Change of Control Payment Date, the Borrower will, pursuant to Clause 7.3 (Prepayment in the Event of a Change of Control) of the Loan Agreement, deposit in the Account with the Principal Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof properly tendered and not properly withdrawn as set forth in the Bank Change of Control Notice. On the Change of Control Payment Date, the Bank will, to the extent permitted by law, (i) accept for payment all Notes or portions thereof properly tendered and not properly withdrawn pursuant to the Change of Control Offer and (ii) deliver, or cause to be delivered, to the Registrar for cancellation on behalf of the Bank the Notes so accepted together with a certificate of the Management Board of the Bank stating that such Notes or portions thereof have been tendered to and purchased by the Bank. In accordance with the instructions of the Holder set forth in the Option of Holder to Elect to Purchase, the Paying Agent will promptly either (x) pay to the Holder or (y) mail to each Holder of Notes postage prepaid, the Change of Control Payment for such Notes, and the Registrar will promptly authenticate and deliver to the Holder of the Notes a new Note Certificate or Certificates, equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in integral multiples of US$1,000. The Bank will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d) Asset Sale

(i) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds (as defined in the Loan Agreement) resulting from Asset Sales (as defined in the Loan Agreement) (the “Excess Proceeds Offer Amount”), exceeds US$10,000,000, in accordance with Condition 14 (Notices), the Bank will make an offer to purchase that part (subject to a minimum of US$100,000 in principal amount and integral multiples of US$1,000 in excess thereof) of the Notes pursuant to the offer described below (the “Asset Sale Offer”) at a price per Note in cash (the “Asset Sale Payment”) equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of repurchase, plus additional amounts, if any, to the date of repurchase. Pursuant to Clause 7.4 (Prepayment in the event of Asset Sales) of the Loan Agreement, the Borrower is required to give notice to the Bank (and, following the Loan Administration Transfer, to the Trustee), promptly and in any event within 10 calendar days after the first day of any calendar month in which Excess Proceeds exceed US$10,000,000 (the “Borrower Excess Proceeds Notice”) and thereafter to prepay the Loan to the extent of the aggregate principal amount plus accrued and unpaid interest thereon to the date of prepayment, plus additional amounts, if any, thereon corresponding to the aggregate principal amount plus accrued and unpaid interest and additional amounts, if any, on the Notes to be repurchased in accordance with this Condition 5(d). The aggregate principal amount plus accrued and unpaid interest thereon to the date of prepayment, plus additional amounts, if any, thereon corresponding to the aggregate principal amount plus accrued and unpaid interest and additional amounts, if any, on the Notes that are required to be repurchased by the Bank pursuant to this Condition 5(d) may not exceed the Excess Proceeds Offer Amount. The Bank, upon receipt of such Borrower Excess Proceeds Notice, shall mail a notice to each Holder postage prepaid (and if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, will publish notice in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), with a copy to the Agents and, prior to the Loan Administration Transfer, the Trustee, with the following information: (i) that an Asset Sale Offer is being made pursuant to this Condition 5(d); (ii) the purchase price, the Excess Proceeds Offer Amount and the purchase date, which will be a business day which is 60 calendar days from the date of delivery to the Bank of the Borrower Excess Proceeds Notice, except as may be otherwise required by applicable law (the “Asset Sale Payment Date”); (iii) that any Note not properly tendered or otherwise accepted or not tendered at all will remain outstanding and continue to accrue interest and additional amounts, if any; (iv) that unless the Bank defaults in the payment of the Asset Sale Payment, all Notes accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest and additional amounts, if any, on the Asset Sale Payment Date; (v) that Holders electing to have any Notes repurchased pursuant to an Asset Sale Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” set forth as an exhibit to the Agency Agreement completed, to the Paying Agent and at the address specified in the notice prior to the close of business on the fifth business day preceding the Asset Sale Payment Date; (vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Bank to repurchase such Notes provided that the Paying Agent receives prior to the close of business on the third business day preceding the Asset Sale Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for repurchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes repurchased; (vii) that, if the aggregate principal amount of the Notes surrendered by Holders exceeds the Excess Proceeds Offer Amount, the Bank shall determine the Notes to be repurchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Bank so that only Notes in denominations of US$100,000 and integral multiples of US$1,000 in excess thereof shall be purchased); and (viii) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the principal amount of the Notes surrendered, which unpurchased portion must be in integral multiples of US$1,000.

(ii) The Bank will comply with the requirements of Rule 14e-1 under the United States Securities Exchange Act of 1934 and any other securities laws and regulations thereunder and will comply with the applicable laws of any non-U.S. jurisdiction in which an Asset Sale Offer is made, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Loan Agreement or these terms and conditions, the Bank will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations contained in the Loan Agreement or these terms and conditions by virtue thereof.

(iii) On the second business day preceding the Asset Sale Payment Date, the Bank will provide a notice (the “Bank Asset Sale Notice”) to the Trustee and the Borrower in accordance with Condition 14 (Notices) setting forth the aggregate Asset Sale Payment (including the computation thereof) required to be made by the Bank for such Notes or portions thereof on the Asset Sale Payment Date.

(iv) On the last business day prior to the Asset Sale Payment Date, the Borrower will, pursuant to Clause 7.4 (Prepayment in the Event of Asset Sales) of the Loan Agreement, deposit in the Account with the Principal Paying Agent an amount equal to the Excess Proceeds Offer Amount or portion of the Excess Proceeds Offer Amount, if applicable, in respect of the Notes or portions thereof properly tendered and not properly withdrawn pursuant to the Asset Sale Offer as set forth in the Bank Asset Sale Notice. On the Asset Sale Payment Date, the Bank will, to the extent permitted by law, (i) accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof in the aggregate amount equal to the portion of the Excess Proceeds Offer Amount allocable to the Notes so properly tendered and not properly withdrawn pursuant to the Asset Sale Offer and (ii) deliver, or cause to be delivered, to the Registrar for cancellation on behalf of the Bank the Notes so accepted together with a certificate of the Management Board of the Bank stating that such Notes or portions thereof have been tendered to and purchased by the Bank. In accordance with the instructions of the Holder set forth in the Option of Holder to Elect to Purchase, the Paying Agent will promptly either (x) pay to the Holder or (y) mail to each Holder of Notes postage prepaid, the Asset Sale Payment for such Notes, and the Trustee will promptly authenticate and deliver to the Holder of the Notes a new Note Certificate or Certificates, equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each new Note will be in integral multiples of US$1,000. The Bank will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date.

(e) No other redemption: Except where the Loan is accelerated pursuant to Clause 15.2 (Rights of Lender upon occurrence of an Event of Default) of the Loan Agreement, the Bank shall not be entitled to redeem the Notes otherwise than as provided in Conditions 5(b), (c) and (d) above.

(f) Purchase: The Bank or any of its subsidiaries or the Borrower or any of its subsidiaries may at any time purchase Notes in the open market or otherwise and at any price.

(g) Cancellation: All Notes so redeemed or purchased by the Bank shall be cancelled and all Notes purchased by the Borrower or any of its subsidiaries and surrendered to the Lender pursuant to Clause 7.8 (Purchase of Instruments Issued to the Agreed Funding Source) of the Loan Agreement, together with an authorization addressed to the Registrar by the Borrower or such subsidiaries, shall be cancelled.

6.

Payments

(a) Principal: Payments of principal shall be made by dollar cheque drawn on, or upon application by a Holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a dollar account maintained by the payee, upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificate(s) at the Specified Office of the Registrar in New York City and/or the Transfer Agent in Luxembourg.

(b) Interest: Payments of interest shall be made by dollar cheque drawn on, or upon application by a Holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a dollar account maintained by the payee, and (in the case of interest payable on redemption in whole) upon presentation for surrender of the relevant Note Certificate(s) at the Specified Office of the Registrar in New York City and/or the Transfer Agent in Luxembourg.

(c) Payments on business days: Where payment is to be made by transfer to a dollar account, payment instructions (for value the due date for payment, or, if the due date for payment is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by dollar cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of the Registrar and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with this Condition 6 (Payments) arriving after the due date for payment or being lost in the mail. In this paragraph, “business day” means any day (other than a Saturday or Sunday) on which banks generally are open for business in Frankfurt am Main, London and The City of New York and, in the case of surrender (or, in the case of part payment only, endorsement) of a Note Certificate, the place in which the Note Certificate is surrendered (or, as the case may be, endorsed).

(d) Partial payments: If the Principal Paying Agent makes a partial payment in respect of any Note, the Bank shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(e) Record date: Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Specified Office of the Registrar on the fifteenth day before the due date for such payment (the “Record Date”) whether or not a business day. Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

(f) Payment to the Account: Save as the Trustee may otherwise direct at any time after the Charge created pursuant to the Trust Deed becomes enforceable, the Bank will pursuant to the provisions of Clause 7.1 of the Agency Agreement require the Borrower to make all payments of principal and interest to be made pursuant to the Loan Agreement, less any amounts in respect of the Reserved Rights, to the Account.

(g) Payment obligations limited:The obligations of the Bank to make payments under Conditions 5 and 6 shall constitute an obligation only to account to the Noteholders on such date upon which a payment is due in respect of the Notes, for an amount equivalent to sums of principal, interest, Additional Amounts or Tax Indemnity Amounts, if any, actually received by or for the account of the Bank pursuant to the Loan Agreement less any amount in respect of the Reserved Rights.

7.

Taxation

All payments of principal and interest by or on behalf of the Bank in respect of the Notes shall be made to, or for the account of, each Holder free and clear of, and without withholding or deduction for, any Taxes imposed or levied by the Federal Republic of Germany (“Germany”) or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Bank shall, subject as provided below, pay such additional amounts as will result in the receipt by the Noteholders of such amounts as would have been received by them if no such withholding or deduction had been made or required to be made. No such additional amounts shall be payable in respect of any Note:

(a) held by a Holder which is liable for such Taxes in respect of such Note by reason of its having some connection with Germany other than the mere holding of such Note (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, Germany); or

(b) for any Taxes, that are imposed or withheld by reason of the failure of the Holder of the Note to comply with a request of, or on behalf of, the Bank addressed to the Holder to provide information concerning the nationality, residence or identity of such Holder or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of Germany as a precondition to exemption from all or part of such Taxes; or

(c) where (in the case of a payment of principal or interest on redemption) the relevant Note Certificate is surrendered for payment more than 30 days after a Relevant Date except to the extent that the relevant Holder would have been entitled to such additional amounts if it had surrendered the relevant Note Certificate on the last day of such period of 30 days; or

(d) where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(e) presented for payment by or on behalf of a Holder who would be able to avoid such withholding or deduction by presenting the relevant Note Certificate to another Paying Agent in a Member State of the European Union.

Notwithstanding the foregoing provisions, the Bank shall only make payments of additional amounts to the Noteholders pursuant to this Condition 7 (Taxation) to the extent and at such time as it shall have actually received an equivalent amount for such purposes from the Borrower under the Loan Agreement by way of Additional Amounts or Tax Indemnity Amounts or otherwise.

To the extent that the Bank receives a lesser sum, in respect of an additional amount from the Borrower for the account of the Noteholders, the Bank shall account to each Noteholder entitled to receive such additional amount pursuant to this Condition 7 (Taxation) for an additional amount equivalent to a pro rata portion of such additional amount (if any) as is actually received by, or for the account of, the Bank pursuant to the provisions of the Loan Agreement on the date of, in the currency of, and subject to any conditions attaching to the payment of such additional amount to the Bank.

In these Conditions, “Relevant Date” means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in London by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.

Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 7 or any undertaking given in addition to or in substitution of this Condition 7 pursuant to the Trust Deed or the Loan Agreement.

If the Bank becomes subject at any time to any taxing jurisdiction other than Germany, references in these Conditions to Germany shall be construed as references to Germany and/or such other jurisdiction.

8.

Prescription

Claims for principal and interest on redemption shall become void unless the relevant Note Certificates are surrendered for payment within ten years, and claims for interest due other than on redemption shall become void unless made within five years, of the appropriate Relevant Date.

9.

Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Bank or Registrar may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

10.

Trustee and Agents

Under separate agreement between the Borrower and the Trustee, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and, under the Trust Deed, to be paid its costs and expenses in priority to the claims of the Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Bank, the Borrower and any entity relating to the Bank without accounting for any profit.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Bank, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in Condition 7 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 7 (Taxation) pursuant to the Trust Deed.

In acting under the Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Bank and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders. Under separate agreement between the Borrower and the Agents, the Agents are entitled to be indemnified and relieved from certain responsibilities in certain circumstances.

The initial Agents and their initial Specified Offices are listed below. The Bank reserves the right (with the prior approval of the Trustee) at any time to vary or terminate the appointment of any Agent and to appoint a successor registrar or principal paying agent or additional or successor other paying agents and transfer agents; provided, however, that the Bank shall, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, maintain a transfer and paying agent in Luxembourg and shall at all time maintain a registrar outside the United Kingdom. Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.

If any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to such Directive is introduced, the Bank will ensure that, as soon as practicable thereafter, it maintains a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to any such Directive or law.

11.

Meetings of Noteholders; Modification and Waiver; Substitution

(a) Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of the Loan Agreement or any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution (as defined in the Trust Deed). Such a meeting may be convened on no less than 14 days notice by the Trustee, the Borrower or the Bank or by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more persons holding or representing more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, one or more persons holding or representing more than one quarter of the aggregate principal amount of the outstanding Notes (and proposals at such meetings may only be sanctioned by one or more persons holding or representing more than half or one quarter, respectively, of the aggregate principal amount of the outstanding Notes); provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes, to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution, to alter the governing law of the Conditions, the Trust Deed or the Loan Agreement or to change any date fixed for payment of principal or interest under the Loan Agreement, to alter the method of calculating the amount of any payment under the Loan Agreement or to change the currency of payment or events of default under the Loan Agreement (each, a “Reserved Matter”)) may only be sanctioned by all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

Shareholders of the Borrower who are also Noteholders shall not, by virtue of their votes alone, be allowed to pass certain Extraordinary Resolutions.

(b) Modification and waiver: The Trustee may, without the consent of the Noteholders, agree to any modification of these Conditions, the Trust Deed or pursuant to the Loan Administration Transfer, the Loan Agreement (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders or which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, without the consent of the Noteholders, authorise or waive any breach or proposed breach of the Notes or the Trust Deed by the Bank or, pursuant to the Loan Administration Transfer, the Loan Agreement by the Borrower, or determine that any event which would or might otherwise give rise to a right of acceleration under the Loan Agreement shall not be treated as such (other than a proposed breach or breach relating to a Reserved Matter) if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders in accordance with Condition 14 (Notices) as soon as practicable thereafter.

(c) Substitution: The Trust Deed contains provisions under which the Bank may, without the consent of the Noteholders, transfer the obligations of the Bank as principal debtor under the Trust Deed and the Notes to a third party provided that certain conditions specified in the Trust Deed are fulfilled.

12.

Enforcement

At any time after an Event of Default (as defined in the Loan Agreement) or Relevant Event (as defined below) shall have occurred and be continuing, the Trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:

(a) it has been so requested in writing by the Holders of at least one-quarter in principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(b) it has been indemnified and/or provided with security to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

No Noteholder may proceed directly against the Bank unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing.

The Trust Deed also provides that, in the case of an Event of Default, or a Relevant Event, the Trustee may, and shall if requested to do so by Noteholders of at least one-quarter in principal amount of the Notes outstanding or if directed to do so by an Extraordinary Resolution and, in either case, subject to it being secured and/or indemnified to its satisfaction, (1) require the Bank to declare all amounts payable under the Loan Agreement by the Borrower to be due and payable (in the case of an Event of Default), or (2) enforce the security created in the Trust Deed in favour of the Noteholders (in the case of a Relevant Event). Upon repayment of the Loan following an Event of Default, the Notes will be redeemed or repaid at the principal amount thereof together with interest accrued to the date fixed for redemption together with any additional amounts due in respect thereof pursuant to Condition 7 (Taxation) and thereupon shall cease to be outstanding.

For the purposes of these Conditions, “Relevant Event” means the earlier of (i) the failure by the Bank to make any payment of principal or interest on the Notes when due, (ii) the filing of an application for the institution for bankruptcy, insolvency or composition proceedings over the assets of the Bank in Germany,(iii) the filing of a notice of the Bank with the Federal Banking Supervisory Authority (Russian text was illegible) pursuant to Section 46b of the German Banking Act (Russian text was illegible), (iv) the issuance of any orders by the Federal Banking Supervisory Authority with respect to the Bank pursuant to Section 47 of the German Banking Act (Russian text was illegible), including a moratorium, or (v) the taking of any action in furtherance of the dissolution (Russian text was illegible) of the Bank.

13.

Further Issues

The Bank may from time to time, with the consent of the Borrower and without the consent of the Noteholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes. The Bank may from time to time, with the consent of the Borrower and the Trustee, create and issue other series of notes having the benefit of the Trust Deed.

14.

Notices

Notices to the Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing. In addition, so long as Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, notices to Noteholders will be published on the date of such mailing in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe.

15.

Governing Law and Jurisdiction

(a) Governing law: The Trust Deed, the Agency Agreement, the Notes and all other agreements entered into in connection therewith are governed by, and shall be construed in accordance with, English law.

(b) Jurisdiction: The Bank has in the Trust Deed (i) submitted irrevocably to the non-exclusive jurisdiction of the courts of England for the purposes of hearing any determination and suit, action or proceedings or settling any disputes arising out of or in connection with the Trust Deed or the Notes; (ii) waived any objection which it might have to such courts being nominated as the forum to hear and determine any such suit, action or proceedings or to settle any such disputes and agreed not to claim that any such court is not a convenient or appropriate forum; (iii) designated a person in England to accept service of any process on its behalf; and (iv) consented to the enforcement of any judgment.

THIRD SCHEDULE
FORM OF THE LOAN AGREEMENT

Dated April 23, 2002

$250,000,000

LOAN AGREEMENT

between

OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS”

as Borrower

and

J.P. MORGAN AG

as Lender

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
London

THIS AGREEMENT is made the 23 day of April 2002

BETWEEN

(1)

OPEN JOINT STOCK COMPANY “VIMPEL-COMMUNICATIONS”, an open joint stock company organised under the laws of the Russian Federation (the “Borrower”); and

(2)

J.P. MORGAN AG, a bank established under the laws of the Federal Republic of Germany and whose registered office is Grüneburgweg 2, 60322 Frankfurt am Main, Federal Republic of Germany (the “Lender”).

It is agreed as follows:

1.  DEFINITIONS AND INTERPRETATION

1.1

Definitions

In this Agreement the following terms have the meanings given to them in this Clause 1.1:

“Acceleration Notice” has the meaning set forth in Clause 15.2 (Rights of Lender upon occurrence of an Event of Default).

“Account” means an account of the Lender with JPMorgan Chase Bank, Account Number 24498502, SWIFT: CHASGB2L.

“Additional Amounts” has the meaning set forth in Clause 8.1(b).

“Adjusted Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Borrower for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1)

the net income of any Person other than the Borrower or a Restricted Subsidiary, except that the amount of dividends or other distributions actually paid to the Borrower or any Restricted Subsidiary by such other Person during such period shall be included in determining Adjusted Consolidated Net Income (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations set forth in clause (3) below);

(2)

any net income (loss) of any Person acquired by the Borrower or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)

the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted, directly or indirectly, by any means (including by dividends, distributions, loans or otherwise) or by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary (other than in the case of any such restriction or encumbrance in effect on the date hereof (but not including any extension or renewal of any such restriction or encumbrance));

(4)

any gains or losses (on an after-tax basis) attributable to Asset Sales or to a discontinuation of any line of business;

(5)

any amount paid or accrued as dividends on Preferred Stock of the Borrower or any Restricted Subsidiary owned by Persons other than the Borrower or any of its Restricted Subsidiaries;

(6)

all extraordinary gains and extraordinary losses, as well as the tax effects thereof; and

(7)

the cumulative effect of a change in accounting principles.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Agency” means any agency, authority, central bank, department, committee, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not).

“Agency Agreement” means General Agreement - Contract No. 1606, as executed on April 19, 2002, between KB Impuls and Open Joint Stock Company “Vimpel-Communications”, and as such Agreement may become effective upon approval by a general meeting of the Borrower’s shareholders.

“Arrangement Fee Letter” means the letter from the Lender to the Borrower, dated April 23, 2002, setting out certain fees and expenses payable by the Borrower in connection with the Loan and the agreed funding source.

“Asset Acquisition” means (i) an investment by the Borrower or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Borrower or any of its Restricted Subsidiaries; provided that such Person’s primary business is related, ancillary or complementary to, the businesses of the Borrower and its Restricted Subsidiaries on the date of such investment, (ii) an acquisition by the Borrower or any of its Restricted Subsidiaries of a telecommunications license or (iii) an acquisition by the Borrower or any of its Restricted Subsidiaries of the property and assets of any Person other than the Borrower or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Borrower and its Restricted Subsidiaries on the date of such acquisition.

“Asset Disposition” means the sale or other disposition by the Borrower or any of its Restricted Subsidiaries (other than to the Borrower or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Borrower or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Borrower or any of its Restricted Subsidiaries to any Person other than the Borrower or any of its Restricted Subsidiaries of:

(1)

all or any of the Capital Stock of any Restricted Subsidiary;

(2)

all or substantially all of the property and assets of an operating unit or business of the Borrower or any of its Restricted Subsidiaries; or

(3)

any other property and assets of the Borrower or any of its Restricted Subsidiaries outside the ordinary course of business of the Borrower or such Restricted Subsidiary;

in each case, that is not governed by the provisions of this Agreement applicable to mergers, consolidations and sales of all or substantially all of the assets of the Borrower; provided that “Asset Sale” shall not include:

(1)

sales or other dispositions of inventory, receivables and other current assets;

(2)

transactions permitted under Clause 14.15 (Merger, Consolidation and Sale of Assets);

(3)

transactions involving the sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Borrower in accordance with Clause 14.12 (Change of Control);

(4)

sales or other dispositions of assets with a fair market value (as certified in an Officers’ Certificate) not in excess of $500,000;

(5)

a sale, transfer or other disposition of Capital Stock in an Unrestricted Subsidiary by such Unrestricted Subsidiary;

(6)

the issue and sale of Capital Stock by VimpelCom-Region in connection with the Conversion (as defined in the VimpelCom-Region Primary Agreement) of the Preferred Stock of VimpelCom-Region on the terms and conditions set forth in Section 2.11 of the VimpelCom-Region Primary Agreement; or

(7)

the sale or other disposition by the Borrower of Preferred Stock of VimpelCom-Region on the terms and conditions set forth in Section 2.09 and Section 2.10 of the VimpelCom-Region Primary Agreement.

“Asset Sale Payment Date” means the date specified as such in the notice from the Borrower to the Lender pursuant to Clause 7.4(b).

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing:

(1)

the sum of the products of (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (ii) the amount of such principal payment by

(2)

the sum of all such principal payments.

“Bankruptcy Law” means (i) for purposes of the Borrower and any Significant Subsidiary organized under the laws of Russia on the date hereof, the Federal Law No. 6-FZ “On Insolvency (Bankruptcy)”, dated January 8, 1998 (with the amendments as of March 21, 2002), as may be amended from time to time, and any similar statute, regulation or provision of any other jurisdiction in which the Borrower or such Significant Subsidiary is organized or conducting business and (ii) for purposes of any Significant Subsidiary organized under the laws of The Netherlands on the date hereof, the Faillissementswet, as may be amended from time to time, and any similar statute, regulation or provision of any other jurisdiction in which such Significant Subsidiary is organized or conducting business.

“Bee-Line Samara” has the meaning set forth in Clause 11.1 (Due Organisation).

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorised committee thereof.

“Borrower” means the party named as such above until a successor replaces it in accordance with Clause 14.15 (Merger, Consolidation and Sale of Assets) and thereafter means such successor.

“Budget” means the annual budget of a Person which shall include (i) revenues, (ii) expenditures, and (iii) a profit and business plan (which shall include all planned current expenditures, investments and expenditures for new types of activities), as well as any changes thereto or any expenditures beyond the levels stated therein (taking into account the allowed variances provided for therein).

“Business Day” means any day (other than a Saturday or Sunday) on which banks generally are open for business in New York, Frankfurt and London.

“Capital Adequacy Requirement” means a request or requirement relating to the maintenance of capital, including one which makes any change to, or is based on any alteration in, the interpretation of the International Convergence of Capital Measurement and Capital Standards (a paper prepared by the Basle Committee on Banking Regulations and Supervision, dated July 1988, and amended in November 1991) or which increases the amounts of capital required thereunder, other than a request or requirement made by way of implementation of the International Convergence of Capital Measurement and Capital Standards in the manner in which it is being implemented at the date hereof.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s equity, including Preferred Stock of such Person, whether now outstanding or issued after the date hereof, including without limitation, all series and classes of such capital stock.

“Capitalised Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalised on the balance sheet of such Person.

“Capitalised Lease Obligations” means the capitalised amount of a Capitalised Lease determined in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalised amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)

any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by an Approved Jurisdiction or any Agency or instrumentality thereof; provided that the full faith and credit of an Approved Jurisdiction (or similar concept under the laws of the relevant Approved Jurisdiction) is pledged in support thereof;

(2)

current account balances, deposits, certificates of deposit, promissory notes, acceptances or money market deposits with a maturity of one year or less of (i) any institution having combined consolidated capital and surplus and undivided profits (or any similar capital concept) of not less than $500 million (or the equivalent in another currency) as determined under GAAP, international accounting standards or the accounting standards of the country in which such institution is incorporated and as set forth in the most recent publicly available financial reports published by such institution or (ii) any Subsidiary duly organized and operating as a banking institution under the laws of Russia of any banking or financial institution referred to under (i) above;

(3)

current account balances, deposits, certificates of deposit, promissory notes, acceptances or money market deposits with a maturity of one year or less with any banking institution duly organized and operating under the laws of Russia having combined capital and surplus and undivided profits (or any similar capital concept) of not less than $100 million (or the equivalent in another currency) as determined under GAAP, international accounting standards or the accounting standards of the country in which such institution is incorporated and as set forth in the most recent publicly available financial reports published by such institution; provided, however, that the aggregate of such current account balances, deposits, certificates of deposit, promissory notes, acceptances or money market deposits with a maturity of one year or less may not exceed at any one time the aggregate of (x) $25 million (or the equivalent in another currency) with any single such banking institution and (y) $50 million (or the equivalent in another currency) with all such banking institutions;

(4)

current account balances with any banking institution duly organized and operating under the laws of Russia having combined capital and surplus and undivided profits (or any similar capital concept) of at least $10 million (or the equivalent in another currency) but less than $100 million (or the equivalent in another currency) as determined under GAAP, international accounting standards or the accounting standards of the country in which such institution is incorporated and as set forth in the most recent publicly available financial reports published by such institution; provided, however, that the aggregate of such current account balances may not exceed at any one time (x) $15 million (or the equivalent in another currency) with any single such banking institution or (y) $50 million (or the equivalent in another currency) with all such banking institutions; provided, further, that the Borrower shall give (and not withdraw) instructions to any such banking institution with which the Borrower has a current account balance in excess of $1 million (or the equivalent in another currency) to transfer the balance in excess of such amount to a banking institution meeting the qualifications set forth in clause (2) or (3) of this definition no later than 10 Business Days from the date on which such current account balance exceeds $1 million (or the equivalent in another currency);

(5)

commercial paper with a maturity of one year or less issued by a corporation (other than an Affiliate of the Borrower) organized under the laws of an Approved Jurisdiction and rated at least “A-1” by S&P or “P-1” by Moody’s;

(6)

repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of an Approved Jurisdiction which obligations mature within one year from the date of acquisition; and

(7)

interests in any money market funds at least 95% of the assets of which consist of Cash Equivalents of the type discussed in clauses (1) through (5).

For the avoidance of doubt, an Investment in an investment fund or trust which invests substantially all of its assets in Investments described above in this definition or which is itself rated at least “AAA” or “A-1” by S&P or “Aaa” or “P-1” by Moody’s constitutes a Cash Equivalent. For the purposes of this definition of “Cash Equivalents,” “Approved Jurisdiction” means the United States of America, Switzerland, Russia, Norway and any member nation of the European Union as presently constituted.

“Change of Control” means such time as:

(1)

any voluntary sale, transfer or other conveyance shall occur, whether direct or indirect, of all or substantially all of the assets of the Borrower, on a consolidated basis, except for the sale of any assets that are used solely to operate a network pursuant to one or more telecommunications licenses following the involuntary loss of any such telecommunications licenses, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 35% of the equity of the transferee;

(2)

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 35% of the equity of the Borrower then outstanding normally entitled to vote in election of directors; or

(3)

during any period of 12 consecutive months after the date hereof, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Borrower (together with any new directors whose nomination for election by the shareholders of the Borrower was approved by any Excluded Person or Excluded Group) cease for any reason to constitute one-third of the Board of Directors of the Borrower then in office.

“Change of Control Payment Date” means the date specified as such in the notice from the Borrower to the Lender pursuant to Clause 7.3(b).

“Change of Law” means any of the enactment or introduction of any new law, the variation, amendment or repeal of an existing or new law, and any ruling on or interpretation or application by a competent authority of any existing or new law which, in each case, occurs after the date hereof and for this purpose the word “law” means all or any of the following whether in existence at the date hereof or introduced hereafter and with which it is obligatory or customary for banks or other financial institutions or, as the case may be, companies in the relevant jurisdiction to comply:

(1)

any statute, treaty, order, decree, instruction, letter, directive, instrument, regulation, ordinance or similar legislative or executive action by any national or international or local government or authority or by any ministry or department thereof and other agencies of state power and administration (including, but not limited to, taxation departments and authorities);

(2)

any letter, regulation, decree, instruction, request, notice, guideline, directive, statement of policy or practice statement given by, or required of, any central bank or other monetary authority, or by or of any Taxing Authority or fiscal or other authority or agency (whether or not having the force of law); and

the decision or ruling on, the interpretation or application of, or a change in the interpretation or application of, any of the foregoing by any court of law, tribunal, central bank, monetary authority or agency or any Taxing Authority or fiscal or other competent authority or agency.

“Commission” means the U.S. Securities and Exchange Commission.

“Consolidated Adjusted EBITDA” means, for any period, the sum of the amounts for such period of:

(3)

Adjusted Consolidated Net Income;

(4)

Consolidated Interest Expense to the extent such amount was deducted in calculating Adjusted Consolidated Net Income;

(5)

income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or gains or losses on sales of assets to the extent such gains or losses were excluded from Adjusted Consolidated Net Income on an after-tax basis);

(6)

depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income;

(7)

amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income; and

(8)

all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in conformity with GAAP;

reduced by the net sum of the following: (A) gains or losses on the trading of securities, (B) gains or losses on foreign currency exchanges, (C) other gains or losses not included in the calculation of operating income and (D) all other cash or non-cash items not included in the calculation of operating income, in the case of each clause (A) through (D) as determined on a consolidated basis for the Borrower and its Restricted Subsidiaries in conformity with GAAP and to the extent such net amounts were included in calculating Adjusted Consolidated Net Income;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Adjusted EBITDA shall be reduced (to the extent not otherwise reduced in accordance with the above-mentioned items of this definition) by an amount equal to:

(A)

the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

(B)

the quotient of:

(i)

the number of shares of outstanding Capital Stock of such Restricted Subsidiary not owned on the last day of such period by the Borrower or any of its Restricted Subsidiaries divided by;

(ii)

the total number of shares of outstanding Capital Stock of such Restricted Subsidiary on the last day of such period;

provided that, references to “Capital Stock” in this clause (B) shall exclude Preferred Stock of a Restricted Subsidiary as long as (i) the annual dividend payable on all of the excluded Preferred Stock in the aggregate shall not exceed an amount equal to $1,000 (or the equivalent in another currency), (ii) the liquidation value of all of the excluded Preferred Stock in the aggregate shall not exceed an amount equal to $1,000 (or the equivalent in another currency) and (iii) except where this definition is being applied with respect to VimpelCom-Region, the excluded Preferred Stock is not convertible into common stock;

provided, further, that if the amount so calculated (based upon the entire definition set forth above) is a negative number, Consolidated Adjusted EBITDA shall be increased (to the extent not otherwise increased in accordance with the above-mentioned items in this definition) by such amount.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, the net costs associated with Interest Rate Agreements and Currency Agreements; and interest on Indebtedness that is Guaranteed or secured by the Borrower or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalised Lease Obligations paid or accrued (without duplication) by the Borrower and its Restricted Subsidiaries during such period determined in accordance with GAAP.

“Consolidated Leverage Ratio” means, on any Transaction Date, the ratio of

(1)

the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to

(2)

the aggregate amount of Consolidated Adjusted EBITDA for the then most recent four fiscal quarters for which financial statements of the Borrower have been filed with the Commission (or, if the Borrower is not subject to the Commission’s reporting requirements, such financial statements of the Borrower as would have been filed if the Borrower were subject to the same) pursuant to Clause 14.1(a)(i) or (ii), as the case may be (such four fiscal quarter period being the “Four Quarter Period”); provided that:

(A)

if the Borrower or any of its Restricted Subsidiaries:

(i)

has Incurred any Indebtedness since the beginning of the Four Quarter Period through the Transaction Date (the “Reference Period”) that remains outstanding on the Transaction Date or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Adjusted EBITDA for such Reference Period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Reference Period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the Transaction Date will be computed based on (a) the average daily balance of such Indebtedness during such Reference Period or such shorter period for which such facility was outstanding or (b) if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the Transaction Date) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Reference Period; or

(ii)

has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the Reference Period that is no longer outstanding on the Transaction Date or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Adjusted EBITDA for such Reference Period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of the Reference Period;

(B)

if since the beginning of the Reference Period the Borrower or any of its Restricted Subsidiaries has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Asset Disposition, Consolidated Adjusted EBITDA for such Reference Period will be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) directly attributable thereto for such Reference Period;

(C)

if since the beginning of the Reference Period the Borrower or any of its Restricted Subsidiaries (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Borrower) or an Asset Acquisition, including any Asset Acquisition occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated Adjusted EBITDA for such Reference Period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or Asset Acquisition occurred on the first day of such Reference Period; and

(D)

if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any of its Restricted Subsidiaries since the beginning of such Reference Period) will have made any Asset Disposition, Investment or Asset Acquisition that would have required an adjustment pursuant to clause (B) or (C) above if made by the Borrower or one of its Restricted Subsidiaries during such Reference Period, Consolidated Adjusted EBITDA for such Reference Period will be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or Asset Acquisition occurred on the first day of such Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment or Asset Acquisition and the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, or any other calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Borrower (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense of such Indebtedness will be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“Controlled Restricted Subsidiary” means a Restricted Subsidiary of the Borrower in respect of which the Borrower has the right (by operation of law, contract or charter documents, articles of association or by-laws or equivalent constitutive documents of such Restricted Subsidiary, as a shareholder or through its rights of appointment to the Board of Directors of such Restricted Subsidiary) to veto the following business decisions: (i) the establishment, amendment and implementation of its Budget, (ii) any transaction or series of related transactions not contemplated by its Budget with a value in excess of 5% of the aggregate book value under GAAP of the assets of such Restricted Subsidiary, and (iii) an amendment of its charter, by-laws or other constitutional documents. For the avoidance of doubt (1) the definition of “Controlled Restricted Subsidiary” shall include any Restricted Subsidiaries of the Borrower in which the Borrower owns, directly or indirectly, more than 75% of the Voting Stock and more than 50% of the economic ownership interest, (2) as used in this definition, the term “Restricted Subsidiary” shall only include such Subsidiaries of the Borrower in which the Borrower, directly or indirectly, has more than a 50% economic ownership interest, and (3) at the date of execution of this Agreement and at the date of making the Loan (as set forth in Clause 3 (“Availability of the Loan”)), this definition of “Controlled Restricted Subsidiary” shall include VimpelCom-Region.

“Credit Facility” means one or more credit agreements, loan agreements or similar facilities with banks or other institutional lenders, providing for revolving credit loans, term loans (including receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables)), bankers’ acceptances or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided that the lead bank and arranger for such Credit Facility shall be (i) the European Bank for Reconstruction and Development, a similar publicly-funded multilateral financial institution or export agency, or other nationally or internationally recognized commercial lender which may syndicate to, or include as co-lenders, other banks or financial institutions, or (ii) Telenor ASA, Telenor East Invest AS or any of their respective Subsidiaries; provided that any Credit Facility provided or arranged by an entity identified in clause (ii) of this definition shall only be made to the Borrower.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Dispute” has the meaning set forth in Clause 25.7 (Arbitration).

“Environmental Laws” has the meaning set forth in Clause 11.9 (Environmental and Labour Laws).

“Event of Default” has the meaning set forth in Clause 15.1 (Circumstances which constitute Events of Default).

“Excess Proceeds” has the meaning set forth in Clause 14.9 (Asset Sales).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Excluded Group” means a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the Capital Stock of the Borrower “beneficially owned” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the “group”) represents a majority of the voting power of the Capital Stock “beneficially owned” (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such group.

“Excluded Person” means (1) Telenor ASA, Telenor East Invest AS and any of their respective Affiliates or (2) Eco Telecom Limited and any of its Affiliates; provided that for purposes of this definition, “Affiliates” shall not include the proviso contained in the definition thereof.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Borrower (including a majority of the disinterested directors, if any) whose determination shall be conclusive if evidenced by a resolution of such Board of Directors.

“GAAP” means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (“FASB”) or, if FASB ceases to exist, any successor thereto; provided, however, that for purposes of determining compliance with this Agreement, “GAAP” means such generally accepted accounting principles as in effect on the date hereof.

“Germany” means the Federal Republic of Germany and any political sub-division or agency thereof or therein.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Indebtedness” has the meaning set forth in Clause 14.14(a) (Issuances of Guarantees by Restricted Subsidiaries).

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Incur” (or any derivative term thereof) means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an Incurrence of Indebtedness by reason of a Person becoming a Restricted Subsidiary; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. Solely for purposes of determining compliance with Clause 14.7 (Incurrence of Indebtedness), (1) the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms and (2) unrealised losses or charges in respect of Hedging Obligations (including those resulting from FAS 133) will be deemed not to be Incurrences of Indebtedness. A Guarantee otherwise permitted by this Agreement to be Incurred by the Borrower or a Restricted Subsidiary of Indebtedness Incurred in compliance with the terms of this Agreement by the Borrower or a Restricted Subsidiary, as applicable, shall not constitute a separate Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication),

(1)

all indebtedness of such Person for borrowed money;

(2)

all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, excluding Trade Payables and accrued current liabilities arising in the ordinary course of business;

(3)

all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

(4)

all obligations of such Person to pay the deferred and unpaid purchase price of property, assets or services (including, without limitation, any fees paid in connection with any mobile telecommunications licenses), which purchase price is due more than six months after the earlier of the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

(5)

all Capitalized Lease Obligations of such Person;

(6)

all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of:

(A)

the Fair Market Value of such asset at such date of determination; and

(B)

the amount of such Indebtedness;

(7)

all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8)

to the extent not otherwise included in this definition, net obligations under Currency Agreements and Interest Rate Agreements; and

(9)

the maximum redemption amount of any Redeemable Stock or the maximum redemption amount or principal amount of any security which any Redeemable Stock is convertible or exchangeable into in accordance with clause (3) of the definition of Redeemable Stock.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations as described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:

(A)

that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B)

that Indebtedness shall not include any liability for federal, state, local or other Taxes; and

(C)

that Indebtedness shall not include obligations of any Persons (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such obligations are extinguished within two Business Days of their incurrence unless covered by an overdraft line, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit or guarantees to the extent collateralized by cash or Cash Equivalents.

“Interest Payment Date” means April 26 and October 26 of each year in which the Loan remains outstanding, being the last day of the corresponding Interest Period, commencing on October 26, 2002, and the last such date being the Repayment Date;

“Interest Period” means, except as otherwise provided herein, any of those periods mentioned in Clause 4 (Interest Periods);

“Interest Rate” means, except as otherwise provided herein, the interest rate specified in Clause 5.2 (Calculation of Interest);

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding (i) advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Borrower or any Restricted Subsidiary, and (ii) advances to suppliers (including advances to suppliers of equipment) and advance payments of federal, state, local or other Taxes and customs duties in the ordinary course of business that are, in conformity with GAAP, recorded as prepayments or other non current assets on the balance sheet of the Borrower or any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

(1)

the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)

the Fair Market Value of the Capital Stock (or any other Investment), held by the Borrower or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by Clause 14.13 (Issuance and Sale of Capital Stock of Restricted Subsidiaries);

provided that “Investment” shall not include:

(1)

endorsements of negotiable instruments and documents in the ordinary course of business; or

(2)

an acquisition of Capital Stock or other securities by the Borrower for consideration consisting exclusively of Capital Stock (other than Redeemable Stock) of the Borrower.

For purposes of the definition of “Unrestricted Subsidiary” and Clause 14.8 (Restricted Payments),

(1)

“Investment” shall include the portion of (proportionate to the Borrower’s direct or indirect equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Borrower or any Restricted Subsidiary)) of any Restricted Subsidiary of the Borrower at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2)

the Fair Market Value of the assets (net of liabilities (other than liabilities to the Borrower or its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

(3)

any property transferred to or from any Person shall be valued at its Fair Market Value at the time of such transfer.

“KB Impuls” means Open Joint Stock Company “KB Impuls”.

“KB Impuls License” means the license to operate a network based on the Global System for Mobile Communications standard in the City of Moscow and the Moscow Region (Oblast) owned by KB Impuls on the date hereof and any license that replaces or succeeds to such license.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Loan” means the $250,000,000 term loan granted to the Borrower by the Lender in this Agreement.

“Material Adverse Effect” has the meaning set forth in Clause 11.1 (Due Organisation).

“Material Mobile License” means any one or more mobile telecommunications licenses required for the provision of mobile telecommunications services, including mobile Internet and e-commerce services, which individually or in the aggregate account for at least 65% of the Borrower’s revenues on a consolidated basis during the 12 months ended at the latest reported calendar quarter.

“Net Cash Proceeds” means,

(1)

with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of:

(2)

brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(3)

provisions for all Taxes (whether or not such Taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole;

(4)

payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either:

(i)

is secured by a Lien on the property or assets sold, or

(ii)

is required to be paid as a result of such sale; and

appropriate amounts to be provided by the Borrower or any of its Restricted Subsidiaries as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP;

(5)

with respect to any issuance or sale of Capital Stock or any options, warrants or other rights to acquire Capital Stock or Indebtedness exchangeable or convertible into Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees Incurred in connection with such issuance or sale and net of Taxes paid or payable as a result thereof.

“N.Teks” has the meaning set forth in Clause 11.1 (Due Organisation).

“Officer” means, with respect to a Person, the Chairman of the Board of Directors, the General Director, the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the Treasurer or the General Counsel of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Borrower.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements). The counsel may be an employee of or counsel to the Borrower or the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements).

“permits” has the meaning set forth in Clause 11.11 (Permits and Licences).

“Permitted Business” means the business in which the Borrower or its Subsidiaries are engaged, directly or indirectly, that consists primarily of, or is related to, operating, acquiring, designing, developing, installing, integrating, managing, providing and contracting any telecommunications systems and/or services, Internet and e-commerce services (including content packaging and delivery, broadband data transmission, digital television and related, ancillary or complementary businesses) and activities, including, without limitation, any business in which the Borrower or any of its Subsidiaries is engaged on the date hereof.

“Permitted Investment” means:

(1)

an Investment in the Borrower or a Controlled Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Controlled Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Borrower or a Controlled Restricted Subsidiary; provided that such Person’s primary business is a Permitted Business on the date of such Investment;

(2)

cash or Cash Equivalents;

(3)

commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)

stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to and held by the Borrower or any Restricted Subsidiary of the Borrower or in satisfaction of judgments or pursuant to a reorganisation, recapitalization, workout or bankruptcy of or arising as a result of a foreclosure of a debtor;

(5)

Investments made as a result of the receipt of non-cash consideration from any Asset Sale made in compliance with Clause 14.9 (Asset Sales);

(6)

Capital Stock of the Borrower purchased by VC ESOP N.V. to handle cashless exercises of options, warrants or other rights to acquire such shares of Capital Stock as part of any stock option or similar program established for employees of the Borrower;

(7)

loans and advances to officers or employees of the Borrower or a Restricted Subsidiary that do not exceed in the aggregate $1 million at any one time outstanding; and

(8)

Currency Agreements and Interest Rate Agreements designed solely to protect the Borrower or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates.

“Permitted Joint Venture” means any joint venture between the Borrower or any Restricted Subsidiary and any Person other than a Subsidiary, engaged in the Permitted Business as determined in good faith by the Board of Directors of the Borrower (whose determination shall be conclusive if evidenced by a Board resolution); provided that prior to making any Investment in any such Person, the Board of Directors shall have determined that such Investment fits the Borrower’s strategic plan and is on terms that are fair and reasonable to the Borrower.

“Permitted Liens” means:

(1)

Liens securing the Loan;

(2)

Liens granted by a Restricted Subsidiary in favour of the Borrower or another Restricted Subsidiary as to which such Restricted Subsidiary is a Subsidiary, with respect to the property or assets, or any income or profits therefrom, of such Restricted Subsidiary;

(3)

statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, material men, repairmen or other similar Liens arising in the ordinary course of business;

(4)

any Lien existing on the date of this Agreement;

(5)

any Lien on any property or assets of any Person or on any property or assets of the Restricted Subsidiaries of such Person existing at the time such Person is merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries or becomes a subsidiary of the Borrower and not created in contemplation of such event; provided that no such Lien shall extend to any other property or assets of such Person or to any other property or assets of the Restricted Subsidiaries of such Person, the Borrower or any of its Restricted Subsidiaries;

(6)

any Lien existing on any property or assets prior to the acquisition thereof by the Borrower or any of its Restricted Subsidiaries and not created in contemplation of such acquisition; provided that no such Lien shall extend to any other property or assets or any property or assets of the Borrower or any of its Restricted Subsidiaries;

(7)

any Lien on any property or assets securing Indebtedness of the Borrower or any of its Restricted Subsidiaries Incurred or assumed for the purpose of financing all or part of the cost of acquiring, repairing or refurbishing such property or assets; provided, that (i) such Lien is created solely for the purpose of securing Indebtedness Incurred by such Restricted Subsidiary in compliance with Clause 14.7 (Incurrence of Indebtedness) and Clause 14.14 (Issuances of Guarantees by Restricted Subsidiaries), (ii) no such Lien shall extend to any other property or assets of the Borrower or any of its Restricted Subsidiaries other than the assets affixed thereto, and proceeds thereof, (iii) the aggregate principal amount of all Indebtedness secured by Liens under this clause (7) on such property or assets does not exceed the purchase price of such property or assets and (iv) such Lien attaches to such property or assets concurrently with the repair or refurbishing thereof or within 90 days after the acquisition thereof, as the case may be;

(8)

easements, rights-of-way, restrictions and any other similar charges or encumbrances incurred in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;

(9)

Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be Incurred under this Agreement and any such Hedging Obligation is not speculative;

(10)

extension, renewal or replacement of any Lien described in clauses 1 through 9 above; provided that (i) such extension, renewal or replacement shall be no more restrictive in any material respect than the original Lien, (ii) the amount of Indebtedness secured by such Lien is not increased and (iii) if the property or assets securing the Indebtedness subject to such Lien are changed in connection with such refinancing, extension or replacement, the Fair Market Value of such property or assets is not increased;

(11)

any Lien on the property or assets of the Borrower or any Restricted Subsidiaries of the Borrower securing Indebtedness of the Borrower or such Restricted Subsidiaries Incurred under one or more Credit Facilities in an aggregate principal amount outstanding at any one time not to exceed $200 million (or the equivalent in another currency), less the aggregate amount of all permanent reduction of Indebtedness (and a permanent reduction of the related commitments to lend or amount to be reborrowed in the case of a revolving credit facility) under such Credit Facilities by the Borrower or any of its Restricted Subsidiaries pursuant to Clause 14.9(b)(i)(1);

(12)

any pledge of Capital Stock of the Borrower in favor of a Restricted Subsidiary in connection with the direct or indirect issuance by the Borrower of securities convertible into or exchangeable for Capital Stock of the Borrower;

(13)

any additional Lien; provided that immediately after giving effect to such Lien, all the secured Indebtedness in the aggregate secured by such additional Liens under this clause 13 does not exceed 2% of the Borrower’s total consolidated assets as of the end of the most recently completed fiscal quarter;

(14)

pledges or deposits by such Person in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party or to secure public or statutory obligations of such Person or deposits or cash or Russian government bonds to secure bid, surety or appeal bonds to which such Person is a party, or for contested taxes or import or custom duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(15)

Liens imposed by law, and Liens in favor of customs authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, in each case for sums not yet due or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(16)

Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided reserves required pursuant to GAAP have been taken on the books of the Borrower or its Restricted Subsidiaries;

(17)

judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; and

(18)

Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that (x) such deposit account is not a pledged cash collateral account and (y) such deposit account is not intended by the Borrower or the Restricted Subsidiary to provide collateral to the depository institution;

provided, that no Lien on the property, income or assets of the Borrower shall be a “Permitted Lien” other than a Lien arising by operation of law.

“Person” means any individual, corporation, partnership, joint venture, trust unincorporated organization or government or any Agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s preferred or preference equity, whether now outstanding or issued after the closing date, including, without limitation, all series and classes of such preferred stock or preference stock.

“Proceedings” has the meaning set forth in Clause 25.2 (English Courts).

“Qualified Consideration” is defined to mean (1) Cash Equivalents, (2) Replacement Assets, (3) any securities or other obligations that are converted into or exchanged for cash or Cash Equivalents within 60 days after an Asset Sale or (4) the assumption of (a) any Indebtedness of the Borrower by the purchaser of Assets pursuant to Clause 14.9(a) (Asset Sales) which ranks pari passu in right of payment to the Loan and (b) any Indebtedness of a Restricted Subsidiary.

“Qualifying Jurisdiction” means any jurisdiction which has a double taxation treaty with Russia under which the payment of interest by Russian borrowers to lenders in the jurisdiction in which a lender is incorporated is generally able to be made without deduction or withholding of Russian income tax (upon completion of any necessary formalities required in relation thereto).

“Rating Agencies” means Moody’s Investors Service Limited (“Moody’s”) or any successor to its rating agency business and Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies, Inc. (“S&P”) or any successor to its rating agency business;

“Rating Categories” means (1) with respect to S&P, any of the following categories (any of which may include a “+” or “-”): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories (any of which may include a “1,” “2” or “3”): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (3) the equivalent of any such categories of S&P or Moody’s used by another rating agency, if applicable;

“Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Loan or of any instruments issued to the agreed funding source is under publicly announced consideration for possible downgrade by any Rating Agency) after the date of public notice of any transaction or series of transactions subject to Clause 14.15 (Merger, Consolidation and Sale of Assets) hereof, or of the intention of the Borrower or of any Person to effect such a transaction or series of transactions, the rating of the Loan or of any instruments issued to the agreed funding source is decreased by both Rating Agencies by one or more Rating Categories;

“Redeemable Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1)

required to be redeemed prior to the Stated Maturity of the Loan;

(2)

redeemable at the option of the holder (other than in connection with a “Reorganization” or a “Major Transaction” as such terms are defined in Article 15 and Article 78, respectively, of the Federal Law on Joint Stock Companies of the Russian Federation, as such law may be amended, supplemented or modified from time to time or any successor statute or statutes thereof) of such class or series of Capital Stock at any time prior to the Stated Maturity of the Loan; or

(3)

convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Loan;

provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring prior to the Stated Maturity of the Loan shall not constitute Redeemable Stock if the Asset Sale or Change of Control provisions applicable to such Capital Stock are no more favourable in any material respect to the holders of such Capital Stock than the provisions of Clauses 14.9 (Asset Sales) and 14.12 (Change of Control) and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Borrower’s repurchase of such Loan as are required to be repurchased pursuant to Clauses 14.8(a)(iii) and 14.8(b)(ii).

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, renew or repay (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance”, “refinances”, and “refinanced” shall have a correlative meaning) any Indebtedness (1) existing on the date hereof, (2) that refinances the Loan and Subsidiary Guarantees pursuant to Clause 14.14 (Issuances of Guarantees by Restricted Subsidiaries) or (3) that refinances Refinancing Indebtedness; provided that (x) any such Refinancing Indebtedness complies with Clause 14.11 (b)(vi) hereof and (y) any refinancing of Subordinated Indebtedness complies with Clause 14.8 (Restricted Payments).

“Related Person” of any Person means any other Person directly or indirectly owning:

(1)

5% or more of the outstanding Capital Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person); or

(2)

5% or more of the combined voting power of the Voting Stock of such Person.

“Replacement Assets” means any property (including Capital Stock) plant or equipment of a nature or a type that are used or usable in a Permitted Business.

“Repayment Date” means the third anniversary of the date, referred to in Clause 3 (Availability of the Loan), on which the Loan is made hereunder, or if such day is not a Business Day, the next succeeding Business Day.

“Restricted Payments” has the meaning set forth in Clause 14.8(a)(iv) (Restricted Payments).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Rules” has the meaning set forth in Clause 25.7 (Arbitration).

“Russia” shall mean the Russian Federation and any province or political subdivision or Agency thereof or therein, and “Russian” shall be construed accordingly.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Services Agreement” means General Agreement - Contract No. 1605, dated 16 May 1997 (redaction of 1 September 1998) between KB Impuls and Open Joint Stock Company “Vimpel-Communications” (as amended most recently by Amendment No. 9 dated 30 June 2000).

“Side Letter” means the letter, dated the date hereto, from the Borrower to the Lender.

“Significant Subsidiary” means

(1)

at the date of execution of this Agreement and at the date of the making of the Loan (as set forth in Clause 3 (Availability of the Loan)), KB Impuls, Closed Joint Stock Company Impuls KB, Closed Joint Stock Company RTI Service Svyaz, Closed Joint Stock Company Sotovaya Kompanya, VimpelCom Finance B.V., VimpelCom B.V., Closed Joint Stock Company MSS-Start and VimpelCom-Region,

(2)

at any date of determination, any Subsidiary of the Borrower that holds or has the right, title or interest to or in any telecommunications license which license is responsible for generating more than 10% of the consolidated revenues of the Borrower and its Restricted Subsidiaries, and

(3)

at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

(A)

for the most recent fiscal year of the Borrower, accounted for more than 10% of the consolidated revenues of the Borrower and its Restricted Subsidiaries; or

(B)

as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Borrower and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Borrower for such fiscal year.

“Stated Maturity” means:

(1)

with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable; and

(2)

with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Borrower (whether outstanding on the date hereof or thereafter Incurred) which is expressly subordinate in right of repayment to the Loan pursuant to a written agreement.

“Subsidiary” means, with respect to any Person, (i) a corporation more than 50% of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any other Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) over a 50% ownership interest or (y) the power to elect or direct the election of a majority of the directors, members of the board of directors or other governing body of such Person; provided that for the avoidance of doubt, at the date of execution of this Agreement and at the date of the advance of the Loan (as set forth in Clause 3), with respect to the Borrower, “Subsidiary” shall include VimpelCom-Region, and KB Impuls.

“Subsidiary Guarantee” has the meaning set forth in Clause 14.14 (Issuances of Guarantees by Restricted Subsidiaries).

“Surviving Entity” has the meaning set forth in Clause 14.15(a).

“Taxes” has the meaning set out in Clause 8.1 (Additional Amounts).

“Tax Indemnity Amounts” has the meaning set out in Clause 8.3 (Tax Indemnity).

“Taxing Authority” has the meaning set out in Clause 8.1 (Additional Amounts).

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or Guaranteed by any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“unpaid sum” has the meaning set forth in Clause 16.1 (Default Interest Periods).

“Unrestricted Subsidiary” means:

(1)

from the date of execution of this Agreement until such time as the Borrower determines that such Subsidiary shall be designated a Restricted Subsidiary in the manner provided below, each of the Subsidiaries of the Borrower identified on Schedule I to this Agreement;

(2)

any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(3)

any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Borrower or any Restricted Subsidiary; provided that such designation would be permitted under Clause 14.8 (Restricted Payments).

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)

no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(2)

all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Agreement.

Any such designation by the Board of Directors shall be evidenced to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) by filing with the Lender a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Variant-Inform” has the meaning set forth in Clause 11.1 (Due Organisation).

“VimpelCom Primary Agreement” means the Primary Agreement, dated as of May 30, 2001, between and among Telenor East Invest AS and Eco Telecom Limited, as the purchasers, and the Borrower, as the issuer, as in effect on the date hereof.

“VimpelCom-Region” means Open Joint Stock Company “VimpelCom-Region”.

“VimpelCom-Region Primary Agreement” means the Primary Agreement, dated May 30, 2001, between VimpelCom-Region, Eco Telecom Limited, Telenor East Invest AS and the Borrower, as the purchasers, and VimpelCom-Region, as the issuer, as amended through, and in effect on, the date hereof and as may be amended in accordance with the description contained in the notice sent to the shareholders of the Borrower in connection with the 2002 annual general meeting of shareholders.

“VimpelCom-Region Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of May 30, 2001, among the Borrower, Eco Telecom Limited and Telenor East Invest AS, as the shareholders, and VimpelCom-Region, as the company, as amended through, and in effect on, the date hereof and as may be amended in accordance with the description contained in the notice sent to the shareholders of the Borrower in connection with the 2002 annual general meeting of shareholders.

“Voting Stock” means with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, management board, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Other Definitions

the “Lender” shall be construed so as to include its and any subsequent successors, assignees and chargees in accordance with their respective interests;

“agreed funding source” shall mean any person to whom the Lender owes any Indebtedness (including securities), which Indebtedness was incurred solely and expressly to fund the Loan (including a designated representative of such person);

the “equivalent” on any given date in one currency (the “first currency”) of an amount denominated in another currency (the “second currency”) is a reference to the amount of the first currency which could be purchased with the amount of the second currency at the spot rate of exchange quoted on the relevant Reuters page or, where the first currency is (i) roubles and the second currency is (ii) U.S. Dollars, or as the case may be euros (or vice versa), by the Central Bank of Russia, at or about noon (London time or Brussels time (as applicable) or, as the case may be, Moscow time) on such date for the purchase of the first currency with the second currency;

“repay” (or any derivative form thereof) shall, subject to any contrary indication, be construed to include “prepay” (or, as the case may be, the corresponding derivative form thereof); and

“VAT” shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time.

1.2

Interpretation

Unless the context otherwise requires,

(a)

a term has the meaning assigned to it;

(b)

an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

(c)

“or” is not exclusive;

(d)

words in the singular include the plural, and in the plural include the singular;

(e)

provisions apply to successive events and transactions;

(f)

references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(g)

references to “$” or “U.S. dollars” are to United States dollars and references to “Roubles” are to Russian roubles.

1.3

Statutes

Any reference in this Agreement to a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.4

Headings

Clause and Schedule headings are for ease of reference only.

1.5

Amended Documents

Except where the contrary is indicated, any reference in this Agreement to this Agreement, the Arrangement Fee Letter or any other agreement or document shall be construed as a reference to this Agreement, the Arrangement Fee Letter or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

2.  THE LOAN

The Lender grants to the Borrower, upon the terms and subject to the conditions hereof, a single disbursement term loan facility in the amount of $250,000,000, funded by the agreed funding source.

3.  AVAILABILITY OF THE LOAN

The Loan will be available by way of a single advance which will be made by the Lender to the Borrower, and the Borrower will draw down the Loan, on April 26, 2002, or such later date as may otherwise be agreed by the parties to this Agreement, if:

(1)

the Lender has not, prior to April 26, 2002, or such later date as may otherwise be agreed by the parties to this Agreement, notified the Borrower that it has not received the condition precedent documents as listed in the agreements entered into in connection with the agreed funding source in form and substance satisfactory to the Lender;

(2)

the Lender has received funding of the Loan from the agreed funding source; and

(3)

no event has occurred or circumstance arisen which would, whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement, constitute an event described under Clause 15 (Events of Default) and the representations set out in Clause 11 (Representations and Warranties of the Borrower) are true and accurate in all material respects on and as of the proposed date for the making of such Loan.

4.  INTEREST PERIODS

The period for which the Loan is outstanding shall be divided into successive semi-annual periods, ending on and excluding April 26 and October 26, each of which, other than the first (which shall commence on, and shall include, April 26, 2002) shall start on, and shall include, the last day of the preceding such period (each, an “Interest Period”).

5.  PAYMENT AND CALCULATION OF INTEREST

5.1

Payment of Interest

Not later than noon (London time) one Business Day prior to each Interest Payment Date the Borrower shall pay all accrued and unpaid interest, any Additional Amounts, and any Tax Indemnity Amounts, calculated to the last day of each Interest Period, on the outstanding principal amount of the Loan to the Account.

5.2

Calculation of Interest

The amount of interest payable for any Interest Period shall be calculated by applying the rate of 10.45% per annum (the “Interest Rate”) to the amount of the Loan, dividing the product by two, and rounding the resulting figure to the nearest cent, half a cent being rounded upwards. When interest is required to be calculated for any other period, it shall be calculated on the basis of a 360 day year consisting of 12 months of 30 days each, and in the case of an incomplete month, the actual number of days elapsed.

6.  REPAYMENT

Subject to Clause 15.2 (Rights of Lender upon occurrence of an Event of Default), not later than noon (London time) one Business Day prior to the Repayment Date, the Borrower shall repay in full the outstanding principal amount of the Loan and, to the extent not already paid in accordance with Clause 5.1 (Payment of Interest), all accrued and unpaid interest, any Additional Amounts, and any Tax Indemnity Amounts, calculated to the last day of the last Interest Period.

7.  PREPAYMENT

7.1

Prepayment for Tax Reasons

If, as a result of the application of or any amendment to or change (including a change in interpretation or application) in the double taxation treaty between Russia and Germany (or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes) or the laws or regulations of Russia or Germany (or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes) or of any political sub-division thereof or any Agency therein, the Borrower would thereby be required to pay any Additional Amounts in respect of Taxes pursuant to Clause 8.1 (Additional Amounts), or make any Tax Indemnity Amounts pursuant to Clause 8.3 (Tax Indemnity), then the Borrower may (without premium or penalty), upon not less than 30 calendar days’ written notice to the Lender (and, following the execution of the agreements entered into in connection with the agreed funding source, to the party designated by such agreements) including an Officers’ Certificate of the Borrower, to the effect that the Borrower would be required to pay such Additional Amounts or Tax Indemnity Amounts, which notice shall be irrevocable, prepay the Loan in whole (but not in part) at any time together with all accrued and unpaid interest, any Additional Amounts and any Tax Indemnity Amounts; provided, however, that no such notice shall be given earlier than 90 calendar days prior to the earliest date on which the Borrower would be obligated to pay such Additional Amounts or Tax Indemnity Amounts, as the case may be.

7.2

Prepayment for Reasons of Increased Costs

The Borrower may, if it is required to make any payment by way of indemnity under Clause 10.1 (Increased Costs), subject to giving to the Lender not less than 30 calendar days’ prior written notice to that effect, prepay the whole, but not part only, of the amount of the Loan, together with any amounts then payable under Clause 10.1 (Increased Costs) and accrued and unpaid interest, any Additional Amounts and Tax Indemnity Amounts, if any.

7.3

Prepayment in the event of a Change of Control

(a)

In the event of a Change of Control, the Borrower shall be required to prepay the Loan on the Change of Control Payment Date to the extent and in the amount that the Lender is required to pay the agreed funding source as a result thereof as set forth in a written notice by the Lender to the Borrower, including computation of such amount, given at least two Business Days prior to the Change of Control Payment Date.

(b)

Promptly, and in any event within 10 calendar days after the date of any Change of Control, the Borrower shall deliver to the Lender (and, following the execution of the agreements entered into in connection with the agreed funding source, to the party designated by such agreements) a written notice in the form of an Officers’ Certificate, which notice shall be irrevocable (but may, in respect of subclause (iii), be amended), stating:

(i)

that a Change of Control has occurred;

(ii)

the Change of Control Payment Date, which date shall be a Business Day occurring 60 calendar days from the date such notice is delivered; and

(iii)

the circumstances and relevant facts giving rise to such Change of Control, including, to the extent available, information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control and events causing such Change of Control, and the date upon which such Change of Control is deemed to have occurred.

(c)

On the Business Day prior to the Change of Control Payment Date, the Borrower shall deposit in the Account an amount in cash equal to the amount that the Lender is required to pay to the agreed funding source as a result of such Change of Control as set forth in writing by the Lender to the Borrower, to be held for payment in accordance with this Agreement and the agreements entered into in connection with the agreed funding source. To the extent that the amount actually required to be paid on the Change of Control Payment Date is less than the amount so paid by the Borrower, the excess, if any, thereon will be refunded to the Borrower from the Account for or on behalf of the Lender on the Business Day following the Change of Control Payment Date.

7.4

Prepayment in the event of Asset Sales

(a)

In the event of any Asset Sale that requires the Borrower to apply the Excess Proceeds therefrom in accordance with Clause 14.9(c) hereof, the Borrower shall be required to prepay the Loan on the Asset Sale Payment Date to the extent and in the amount that the Lender is required to pay the agreed funding source as a result thereof as set forth in a written notice by the Lender to the Borrower, including computation of such amount, given at least two Business Days prior to the Asset Sale Payment Date.

(b)

Promptly, and in any event within 10 calendar days after the first day of any calendar month in which Excess Proceeds exceed $10 million (or the equivalent in another currency), the Borrower shall deliver to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) a written notice in the form of an Officers’ Certificate, which notice shall be irrevocable, stating:

(i)

that it is obligated to prepay the Loan to the extent contemplated by Clause 7.4(a) hereof;

(ii)

the Asset Sale Payment Date, which date shall be a Business Day occurring 60 calendar days from the date such notice is delivered, and the Excess Proceeds available for such prepayment (representing the amount available for payments in respect of the asset sale offer to be made by the Lender pursuant to the agreements entered into in connection with the agreed funding source);

(iii)

the circumstances and relevant facts giving rise to the obligation to so prepay the Loan; and

(iv)

that the Excess Proceeds from the Asset Sales will be applied pursuant to Clause 14.9(c) hereof.

(c)

One Business Day prior to the Asset Sale Payment Date, the Borrower shall deposit in the Account an amount in cash equal to the amount that the Lender is required to pay to the agreed funding source as a result of any Asset Sale that requires the Borrower to apply the Excess Proceeds therefrom in accordance with Clause 14.9(c) hereof as set forth in writing by the Lender to the Borrower (it being understood that, pursuant to the agreements related to the agreed funding source, the aggregate principal amount of such instruments, together with all accrued and unpaid interest to the Asset Sale Payment Date, Additional Amounts and Tax Indemnity Amounts, if any, may not exceed the Excess Proceeds required to be applied in accordance with Clause 14.9(c) hereof), to be held for payment in accordance with this Agreement and the agreements entered into in connection with the agreed funding source. To the extent that the amount actually required to be paid on the Asset Sale Payment Date is less than such Excess Proceeds, the excess, if any, thereon will be refunded to the Borrower from the Account on behalf of the Lender on the Business Day following the Asset Sale Payment Date.

7.5

Notice of Prepayment

Without prejudice to any other requirement in this Agreement, any notice of prepayment given by the Borrower pursuant to Clause 7.1 (Prepayment for Tax Reasons) or Clause 7.2 (Prepayment for Reasons of Increased Costs) hereof, shall be irrevocable, shall specify the date upon which such prepayment is to be made and shall oblige the Borrower to make such prepayment one Business Day prior to such date.

7.6

Costs of Prepayment

The Borrower shall, on the date of prepayment, pay all accrued and unpaid interest, any Additional Amounts and any Tax Indemnity Amounts (each only with respect to the amount subject to such prepayment), as of such date of prepayment and all other amounts payable to the Lender hereunder in connection with such prepayment. The Borrower shall indemnify the Lender on demand against any costs and expenses reasonably Incurred and properly documented by the Lender on account of any prepayment made in accordance with this Clause 7 (Prepayment).

7.7

No Other Repayments

The Borrower shall not repay the whole or any part of the amount of the Loan except at the times and in the manner expressly provided for in this Agreement.

7.8

Purchase of Instruments Issued to the Agreed Funding Source

The Borrower and its Subsidiaries may purchase instruments issued to the agreed funding source at any time in the open market or otherwise. If such instruments are surrendered by the Borrower or any of its Subsidiaries to the Lender, as issuer of such instruments, for cancellation (together with an authorization addressed to the agent of the agreed funding source to cancel such instruments), the Lender shall credit the Borrower with the prepayment of an amount of the loan equal to the principal amount of such cancelled instruments.

8.  TAXES

8.1

Additional Amounts

(a)

Subject to Clause 8.1(b), all payments made by the Borrower under or with respect to the Loan will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of any government or political subdivision or territory or possession of any government or authority or Agency therein or thereof having the power to tax (each, a “Taxing Authority”) within Russia or Germany (or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes), unless the Borrower is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. For the avoidance of doubt, this Clause 8.1 shall not apply to any Taxes on income payable by the Lender in Germany (or any Qualifying Jurisdiction).

(b)

If at any time the Borrower is required to withhold or deduct any amount for or on account of Taxes imposed or levied by or on behalf of any Taxing Authority within Russia or Germany (or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes) from any payment made under or with respect to the Loan, the Borrower shall, on the due date for such payment, pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Lender (including Additional Amounts) in U.S. dollars after such withholding or deduction will not be less than the amount the Lender would have received if such Taxes had not been withheld or deducted and free from liability in respect of such withholding or deduction; provided, however, that for the avoidance of doubt, such Additional Amounts shall not be payable with respect to any Taxes on income payable by the Lender in Germany (or any Qualifying Jurisdiction).

(c)

The Borrower will also:

(i)

make such withholding or deduction; and

(ii)

remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

(d)

At least 30 calendar days (or, in the event of a Change of Control pursuant to Clause 14.12 (Change of Control) or an Asset Sale that requires the Borrower to apply the Excess Proceeds therefrom in accordance with Clause 14.9 (c) hereof, as soon as reasonably practicable) prior to each date on which any payment under or with respect to the Loan is due and payable, if the Borrower will be obligated to pay Additional Amounts with respect to such payment (upon written notice by the Lender or an agent of the agreed funding source), the Borrower will deliver to the Lender (and, following the execution of the agreements entered into in connection with the agreed funding source, to the party designated by such agreements) an Officers’ Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, the party designated by such agreements) to pay such Additional Amounts to or for the account of the agreed funding source on the relevant payment date.

(e)

If the Lender pays any amount in respect of such Taxes, the Borrower shall reimburse the Lender in U.S. dollars for such payment on demand.

(f)

Whenever this Agreement mentions, in any context, the payment of amounts based upon the principal or premium, if any, interest or of any other amount payable under or with respect to any of the Loan, this includes, without duplication, payment of any Additional Amounts and Tax Indemnity Amounts that may be applicable.

The foregoing provisions shall apply, modified as necessary, to any Taxes imposed or levied by any Taxing Authority in any jurisdiction in which any successor obligor to the Borrower is organized.

8.2

Payments

The Borrower shall assist the Lender in ensuring that all payments made under this Agreement are exempt from deduction or withholding of Tax.

8.3

Tax Indemnity

Without prejudice to, and without duplication of, the provisions of Clause 8.1 (Additional Amounts),

(a)

if at any time the Lender makes or is required to make any payment to a Person (other than to or for the account of the agreed funding source) on account of Tax (other than Taxes on income payable by the Lender in Germany or any Qualifying Jurisdiction) in respect of the Loan or in respect of any instruments issued to, or documents entered into with, the agreed funding source imposed by any Taxing Authority of or in Russia, Germany or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes, or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, as soon as reasonably practicable following, and in any event within 30 calendar days of, written demand made by the Lender, indemnify the Lender against such payment or liability, together with any interest, penalties, costs and expenses payable or Incurred in connection therewith; and

(b)

if at any time a Taxing Authority imposes an obligation on the Lender to withhold or deduct any amount on any payment made or to be made by the Lender to or for the account of the agreed funding source and the Lender is required by any instruments issued to, or documents entered into with, the agreed funding source, to pay additional amounts to such agreed funding source in connection therewith, the Borrower shall, as soon as reasonably practicable following, and in any event within 30 calendar days of, written demand made by the Lender, pay to the Lender such additional amounts as may be necessary so that the net amount received by the agreed funding source (including such additional amounts) in U.S. dollars after such withholding or deduction will not be less than the amount such agreed funding source would have received if such withholdings or deductions had not been made and free from liability in respect of such withholding or deduction.

Any payments required to be made by the Borrower under this Clause 8.3 are collectively referred to as “Tax Indemnity Amounts”. For the avoidance of doubt, the provisions of this Clause 8.3 shall not apply to any withholding or deductions of Taxes with respect to the Loan which are subject to payment of Additional Amounts under Clause 8.1.

8.4

Tax Claims

If the Lender intends to make a claim for any Tax Indemnity Amounts pursuant to Clause 8.3 (Tax Indemnity), it shall notify the Borrower thereof; provided that nothing herein shall require the Lender to disclose any confidential information relating to the organization of its affairs.

8.5

Tax Credits and Tax Refunds

(a)

If any Additional Amounts are paid under Clause 8.1 (Additional Amounts) or Tax Indemnity Amounts are paid under Clause 8.3 (Tax Indemnity) by the Borrower for the benefit of the Lender and the Lender, in its reasonable opinion, determines that it has received or been granted a credit against, a relief or remission for, or a repayment of, any Tax, then, if and to the extent that the Lender, in its reasonable opinion, determines that such credit, relief, remission or repayment is in respect of or calculated with reference to the deduction or withholding giving rise to such Additional Amounts or, in the case of Tax Indemnity Amounts, with reference to the liability, expense or loss to which the payment giving rise to such Tax Indemnity Amounts relates, the Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as the Lender shall, in its reasonable opinion, have concluded to be attributable to such deduction or withholding or, as the case may be, such liability, expense or loss; provided that the Lender shall not be obliged to make any payment under this Clause 8.5 in respect of such credit, relief, remission or repayment until the Lender is, in its reasonable opinion, satisfied that its tax affairs for its tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled. Any such payment shall, in the absence of manifest error and subject to the Lender specifying in writing in reasonable detail the calculation of such credit, relief, remission or prepayment and of such payment and providing relevant supporting documents evidencing such matters, be conclusive evidence of the amount due to the Borrower hereunder and shall be accepted by the Borrower in full and final settlement of its rights of reimbursement hereunder in respect of such deduction or withholding. Nothing contained in this Clause 8.5 shall interfere with the right of the Lender to arrange its tax affairs generally in whatever manner it thinks fit nor oblige the Lender to disclose any information relating to its tax affairs generally or any computations in respect thereof.

(b)

If as a result of a failure to obtain relief from deduction or withholding of any Tax imposed by Russia or Germany (or any Qualified Jurisdiction in which the Lender or any successor thereto is resident for tax purposes) (i) such Tax is deducted or withheld by the Borrower and pursuant to Clause 8.1 (Additional Amounts) an increased amount is paid by the Borrower to the Lender in respect of such deduction or withholding, and (ii) following the deduction or withholding of Tax as referred to above, (A) the Borrower applies on behalf of the Lender to the relevant Russian Taxing Authorities for a tax refund and such tax refund is credited by the Russian Taxing Authorities to the Lender or (B) if such tax refund is otherwise credited by a relevant Taxing Authority to the Lender pursuant to a final decision of such Taxing Authority, the Lender shall as soon as reasonably possible notify the Borrower of the receipt of such tax refund and promptly transfer the entire amount of the tax refund to a bank account of the Borrower specified for that purpose by the Borrower.

8.6

Representations of the Lender

The Lender represents that (a) it is a bank which at the date hereof is a resident of Germany, is subject to taxation in Germany on the basis of its registration as a legal entity, location of its management body or another similar criterion and it is not subject to taxation in Germany merely on income from sources in Germany or connected with property located in Germany; (b) it will account for the Loan on the date of closing on its balance sheet as an asset under “loans and advances to customers” and any arrangements with the agreed funding source as a liability under “liabilities evidenced by paper” and (c) at the date hereof, it does not have a permanent establishment in Russia.

The Lender shall make reasonable and timely efforts to assist the Borrower to obtain relief from withholding of Russian income tax pursuant to the double taxation treaty between Russia and the jurisdiction in which the Lender is incorporated, including its obligations under Clause 8.8 (Delivery of Forms). The Lender makes no representation as to the application or interpretation of any double taxation treaty between Russia and the jurisdiction in which the Lender is incorporated.

8.7

Exceptions

The Lender agrees promptly, upon becoming aware of such, to notify the Borrower if it ceases to be resident in Germany or a Qualifying Jurisdiction or if any of the representations set forth in Clause 8.6 are no longer true and correct. If the Lender ceases to be resident in Germany or a Qualifying Jurisdiction, then, except in circumstances where the Lender has ceased to be resident in Germany or a Qualifying Jurisdiction by reason of any Change of Law (including a change in a double taxation treaty or in such law or treaty’s application or interpretation), in each case taking effect after the date of this Agreement, the Borrower shall not be liable to pay to the Lender under Clause 8.1 (Additional Amounts) or Clause 8.3 (Tax Indemnity) any sum in excess of the sum it would have been obliged to pay if the Lender had not ceased to be resident in Germany or a Qualifying Jurisdiction.

8.8

Delivery of Forms

The Lender shall within 30 calendar days of the request of the Borrower, to the extent it is able to do so under applicable law including Russian laws, deliver to the Borrower a certificate issued by the competent Taxing Authority in Germany (or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes) confirming that the Lender is a tax resident in Germany (or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes) and such other information or forms as may need to be duly completed and delivered by the Lender to enable the Borrower to apply to obtain relief from deduction or withholding of Russian Tax after the date of this Agreement or, as the case may be, to apply to obtain a tax refund if a relief from deduction or withholding of Russian Tax has not been obtained. The Lender shall, within 30 calendar days of the request of the Borrower, to the extent it is able to do so under applicable law including Russian laws, from time to time deliver to the Borrower any additional duly completed application forms as need to be duly completed and delivered by the Lender to enable the Borrower to apply to obtain relief from deduction or withholding of Russian Tax or, as the case may be, to apply to obtain a tax refund if a relief from deduction or withholding of Russian Tax has not been obtained. The certificate and, if required, other forms referred to in this Clause 8.8 shall be duly signed by the Lender, if applicable, and stamped or otherwise approved by the competent Taxing Authority in Germany (or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes) and apostilled or otherwise legalised. If a relief from deduction or withholding of Russian Tax under this Clause 8.8 has not been obtained and further to an application of the Borrower to the relevant Russian Taxing Authorities the latter requests the Lender’s rouble bank account details, the Lender shall at the request of the Borrower (x) use reasonable efforts to procure that such rouble bank account of the Lender is duly opened and maintained, and (y) thereafter furnish the Borrower with the details of such rouble bank account. The Borrower shall pay for all costs associated, if any, with opening and maintaining such rouble bank account.

9.  TAX RECEIPTS

9.1

Notification of Requirement to Deduct Tax

If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder, or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated, the Borrower shall promptly notify the Lender.

9.2

Evidence of Payment of Tax

The Borrower will make all reasonable endeavors to obtain certified copies, and translations into English, of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Borrower will furnish to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), within 60 calendar days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower.

10.  CHANGES IN CIRCUMSTANCES

10.1

Increased Costs

If, by reason of (i) any Change of Law, other than a Change of Law which relates only to the basis or rate of Tax on the net income of the Lender or the amounts required pursuant to the Arrangement Fee Letter, and/or (ii) compliance with any Capital Adequacy Requirement, reserve or deposit requirement or any other request from or requirement of any central bank or other fiscal, monetary or other authority which has effect in Germany (or any Qualifying Jurisdiction in which the Lender or any successor thereto is resident for tax purposes):

(a)

the Lender Incurs an additional cost as a result of the Lender’s entering into or performing its obligations, including its obligation to make the Loan, under this Agreement (excluding Taxes payable by the Lender on its overall net income); or

(b)

the Lender becomes liable to make any additional payment on account of Tax or otherwise, not being a tax imposed on its net income or the amounts due pursuant to the Arrangement Fee Letter, on or calculated by reference to the amount of the Loan and/or to any sum received or receivable by it hereunder except where compensated under Clause 8.1 (Additional Amounts) or under Clause 8.3 (Tax Indemnity), then the Borrower shall, from time to time within 30 calendar days of written demand of the Lender, pay to the Lender amounts sufficient to hold harmless and indemnify it from and against, as the case may be, such properly documented (1) cost or (2) liability; provided that the Lender will not be entitled to indemnification where such increased cost or liability arises as a result of the gross negligence, fraud or willful default of the Lender; and provided that the amount of such increased cost shall be deemed not to exceed an amount equal to the proportion of any cost or liability which is directly attributable to this Agreement.

10.2

Increased Costs Claims

If the Lender intends to make a claim pursuant to Clause 10.1 (Increased Costs), it shall notify the Borrower thereof and provide a written description in reasonable detail of the relevant Change of Law or Capital Adequacy Requirement, as the case may be, including a description of the relevant affected jurisdiction or country and the date on which the change in circumstances took effect; provided that nothing herein shall require the Lender to disclose any confidential information relating to the organization of its or any other person’s affairs. The written description shall demonstrate the connection between the change in circumstance and the increased costs and shall be accompanied by relevant supporting documentation evidencing the matters described therein.

10.3

Illegality

If, at any time after the date of this Agreement, it is unlawful for the Lender to make, fund or allow to remain outstanding the Loan made or to be made by it hereunder or to maintain its agreed funding source of the Loan then the Lender shall, after becoming aware of the same, deliver to the Borrower a written notice, setting out in reasonable detail the nature and extent of the relevant circumstances, to that effect and:

(a)

if the Loan has not then been made, the Lender shall not thereafter be obliged to make the Loan; and

(b)

if the Loan is then outstanding and the Lender so requests, the Borrower shall, on the latest date permitted by the relevant law or such earlier day as the Borrower elects (as notified to the Lender upon not less than 30 calendar days’ written notice prior to the date of repayment), repay the Loan together with accrued and unpaid interest thereon and all other amounts owing to the Lender hereunder.

10.4

Mitigation

If circumstances arise which would result in:

(a)

any payment falling due to be made by or to the Lender or for its account pursuant to Clause 10.3 (Illegality);

(b)

any payment falling due to be made by the Borrower pursuant to Clause 8.1 (Additional Amounts); or

(c)

a claim for indemnification pursuant to Clause 8.3 (Tax Indemnity) or Clause 10.1 (Increased Costs),

then, without in any way limiting, reducing or otherwise qualifying the rights of the Lender or the Borrower’s obligations under any of the above mentioned provisions, the Lender shall, upon becoming aware of the same, notify the Borrower thereof and, in consultation with the Borrower and to the extent it can lawfully do so and without prejudice to its own position, take reasonable steps to remove such circumstances or mitigate the effects of such circumstances including, without limitation, by the change of its lending office or transfer of its rights or obligations under this Agreement to another bank; provided that the Lender shall be under no obligation to take any such action if, in its opinion, to do so might have any adverse effect upon its business, operations or financial condition or might be in breach of any arrangements which it may have made with the agreed funding source.

11.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower makes the following representations and warranties and acknowledges that the Lender has entered into this Agreement in reliance on those representations and warranties.

11.1

Due Organisation

Each of the Borrower, its Significant Subsidiaries and Open Joint Stock Company Bee-Line Samara (“Bee-Line Samara”) has been duly organized, is validly existing as a legal entity properly organized, registered and existing, in the case of the Borrower, under the laws of Russia, and in the case of each Significant Subsidiary and Bee-Line Samara under the laws of its jurisdiction of organization or incorporation, and each of Open Joint Stock Company N.Teks (“N.Teks”) and Closed Joint Stock Company Variant-Inform (“Variant-Inform”) has been duly organized, and except as disclosed in Schedule II to the Side Letter, is validly existing as a legal entity properly organized, registered and existing under the laws of Russia; each of the Borrower, each of its Significant Subsidiaries, Bee-Line Samara, N.Teks and Variant-Inform has the corporate power and authority to own, lease and operate its property and to conduct its business as it is currently being conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where any failure to do so would have not have any material adverse effect on the business, financial position or results of operations of the Borrower and its Subsidiaries taken as a whole (“Material Adverse Effect”).

11.2

Authorisation

The Borrower has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorised, executed and delivered by the Borrower, and is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

11.3

No Conflict

The execution, delivery and performance of this Agreement by the Borrower, the compliance by the Borrower with all the provisions hereof and the consummation of the transactions contemplated hereby (a) will not require any consent, approval, authorisation or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states of the United States or any securities laws of any jurisdiction other than Russia, Germany, the United Kingdom and the Federal law of the United States) except for such consents, approvals, authorisations or other orders as have been obtained and which are in full force and effect or as may only be obtained after the closing of the transactions contemplated hereby or thereby, (b) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter of the Borrower, Bee-Line Samara or any of the Borrower’s Significant Subsidiaries that holds a Material Mobile License, (c) will not conflict with or constitute a breach of any agreement, indenture or other instrument to which the Borrower or any of the Significant Subsidiaries is a party or by which the Borrower, any of the Significant Subsidiaries or their respective property or assets is bound, and (d) will not violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Borrower, any of the Significant Subsidiaries or their respective property, except in the case of clauses (c) and (d), any conflict, breach or violation which would not have a Material Adverse Effect.

11.4

Financial Statements

The audited consolidated financial statements of the Borrower and the related notes thereto, as contained in Schedule I and Schedule II to the Side Letter, were prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in Schedule II to the Side Letter, and present fairly, the consolidated financial position of the Borrower as at the dates at which they were prepared and the results of the operations and the cash flows of the Borrower in respect of the periods for which they were prepared. The other financial and statistical information and data set forth in Schedule I and Schedule II to the Side Letter is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Borrower and its Subsidiaries. Since the 31 December 2001 financial statements contained in Schedule I and Schedule II to the Side Letter and, except as disclosed in Schedule II to the Side Letter, (a) there has been no material adverse change in the condition (financial or otherwise) or affecting the business, prospects, financial position, or results of operations of the Borrower or the Borrower and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business; and (b) neither the Borrower nor any of its Subsidiaries has entered into any transaction or agreement material to the Borrower or to the Borrower and its Subsidiaries taken as a whole, other than in the ordinary course of business.

11.5

No Other Indebtedness

The Borrower has no Indebtedness, other than Indebtedness (a) that in the aggregate would not have a Material Adverse Effect, (b) as set forth on the December 31, 2001 audited consolidated balance sheet of the Borrower or (c) as disclosed in Schedule II to the Side Letter.

11.6

Payment in U.S. Dollars

All payment obligations of the Borrower under this Agreement are required by the terms hereof to be paid in U.S. dollars, and the Borrower has received all required approvals, consents, licenses and permissions to make and may make such payments in U.S. dollars.

11.7

No Material Proceedings

Except to the extent disclosed in Schedule II to the Side Letter, there are no legal or governmental proceedings pending or, to the best knowledge of the Borrower, threatened before any court, tribunal, arbitration panel or Agency to which the Borrower or any of the Significant Subsidiaries is a party or to which any of the properties of the Borrower or any of the Significant Subsidiaries is subject which might, singly or in the aggregate, (a) prohibit the execution and delivery of this Agreement or the Borrower’s compliance with its obligations hereunder, (b) adversely affect the right and power of the Borrower to enter into this Agreement or (c) could have any Material Adverse Effect.

11.8

No Violations

Neither the Borrower nor any of the Significant Subsidiaries (i) nor Bee-Line Samara is in violation of its respective charter documents, articles of association or by-laws or equivalent constitutive documents, (ii) is in default of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree or license to which it or its properties or assets may be subject, except in the case of clauses (ii) and (iii) above, such defaults or violations which would not have a Material Adverse Effect.

11.9

Environmental and Labour Laws

Neither the Borrower nor any of the Significant Subsidiaries has violated any (a) applicable Russian or foreign, including in each instance federal, state or local, law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) any applicable Russian or foreign, including in each instance federal, state or local, law or regulation relating to discrimination in the hiring, promotion or pay of employees nor (c) any applicable Russian or foreign, including in each instance, federal, state or local, wages and hours laws or regulations, which in the case of (a), (b) or (c) above might reasonably be expected to have any Material Adverse Effect.

There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have any Material Adverse Effect.

11.10

Good and Marketable Title

Except to the extent disclosed in Schedule II to the Side Letter, or such as are not material to the business, prospects, financial condition or results of operations of the Borrower and its Significant Subsidiaries, taken as a whole, each of the Borrower and its Significant Subsidiaries has good and marketable title, free and clear of all Liens, except Liens for Taxes not yet due and payable, to all property and assets described in Schedule I and Schedule II to the Side Letter as being owned by it. All leases to which the Borrower or any of its Significant Subsidiaries is a party and which are material to the operations of the Borrower and the Significant Subsidiaries, taken as a whole, are valid and binding and no default has occurred or is continuing thereunder, which might result in a Material Adverse Effect, and the Borrower and its Significant Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Borrower or such Significant Subsidiary.

11.11

Permits and Licenses

Except to the extent disclosed in Schedule II to the Side Letter, each of the Borrower, its Significant Subsidiaries and Bee-Line Samara has such permits, licenses and authorisations of governmental or regulatory authorities (“permits”), including, without limitation, licenses issued by the Ministry of Communications and Informatization of the Russian Federation, and permissions issued by the State Commission for Radio Frequencies, as are necessary to own, lease and operate its respective properties and to conduct its business in the regions, which regions are set forth in Schedule I and Schedule II to the Side Letter except where the failure to have such permits would not have a Material Adverse Effect. Except to the extent disclosed in Schedule II to the Side Letter, each of the Borrower, its Significant Subsidiaries and Bee-Line Samara has fulfilled and performed all their material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as disclosed in Schedule II to the Side Letter, such permits contain no restrictions that have or that the Borrower could reasonably expect to have a Material Adverse Effect.

11.12

Intellectual Property

Except to the extent disclosed in Schedule II to the Side Letter, the Borrower and the Significant Subsidiaries possess the material patents, patent rights, licenses, inventions, copyrights, know-how, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, trademarks, service marks and trade names employed by them in connection with the business as it is currently being conducted as described in Schedule I and Schedule II to the Side Letter, and neither the Borrower nor any of the Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, could have a Material Adverse Effect.

11.13

Labour Relations

No labour strike, dispute, disturbance, lockout, slowdown or stoppage of employees of the Borrower or any of the Significant Subsidiaries currently exists and, to the best knowledge of the Borrower, no such action is threatened or imminent.

11.14

Adequate Insurance

The Borrower and each of the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged in the jurisdiction where they operate, respectively; the Borrower and each of the Significant Subsidiaries have not been refused any insurance coverage sought or applied for; and the Borrower and each of the Significant Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect, except as disclosed in Schedule II to the Side Letter.

11.15

Taxes

Except as disclosed in Schedule II to the Side Letter, to the best knowledge of the Borrower, each of the Borrower and the Significant Subsidiaries has duly filed with the appropriate Taxing Authorities, or has received an extension for filing with respect to, all tax returns, reports and other information required to be filed by it, and each such tax return, report, or other information was, when filed, accurate and complete; and, except as disclosed in Schedule II to the Side Letter, each of the Borrower and the Significant Subsidiaries has duly paid, or has made adequate reserves for, all Taxes required to be paid by it and any other assessment, fine or penalty levied against it, and to the best of the Borrower’s knowledge, no Tax deficiency is currently asserted against the Borrower or any of the Significant Subsidiaries.

11.16

No Withholding or Similar Tax

Under current laws and regulations of Russia and Germany and any respective political subdivisions thereof, and based upon the representations of the Lender set forth in Clause 8.6 (Representations of the Lender) hereof, all payments of principal and/or interest, Additional Amounts, Tax Indemnity Amounts or any other amounts payable on or in respect of the Loan may be paid by the Borrower to the Lender in U.S. dollars and will not be subject to Taxes under laws and regulations of Russia, or any political subdivision or Taxing Authority thereof or therein, respectively, and will otherwise be free and clear of any other Tax, duty, withholding or deduction in Germany, Russia, or any political subdivision or Taxing Authority thereof or therein (provided, however, that the Borrower makes no representation as to any income or similar Tax of Germany (or any Qualifying Jurisdiction) which may be assessed thereon) and without the necessity of obtaining any governmental authorisation in Russia or any political subdivision or Taxing Authority thereof or therein.

11.17

Not an Investment Company

Neither the Borrower nor any of its Subsidiaries is and, after giving effect to the Loan and the application of the proceeds thereof will not be, required to register as an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

11.18

Not a Passive Foreign Investment Company

For its taxable year ended December 31, 2001, the Borrower was not a “passive foreign investment company” as defined in 26 U.S.C. §1297(a), a “foreign personal holding company” as defined in 26 U.S.C. § 552 or a “controlled foreign corporation” as defined in 26 U.S.C. §957.

11.19

Rating

No Rating Agency (a) has imposed (or has informed the Borrower that it is considering imposing) any condition (financial or otherwise) on the Borrower’s retaining any rating assigned to the Borrower or any securities of the Borrower or (b) has indicated to the Borrower that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (ii) any change in the outlook for any rating of the Borrower, as applicable, or any securities of the Borrower.

11.20

No Liquidation or Similar Proceedings

No proceedings have been commenced for the purposes of, and no judgement has been rendered for, the liquidation, bankruptcy or winding-up of the Borrower, any of its Significant Subsidiaries or Bee-Line Samara.

11.21

Certificates

Each certificate signed by any director or officer of the Borrower and delivered to the Lender or counsel for the Lender on the date of the making of the Loan shall be deemed to be a representation and warranty by the Borrower to the Lender as to the matters covered thereby.

11.22

Pari Passu Obligations

The obligations of the Borrower under this Agreement will rank at least pari passu in right of payment with all other unsecured and unsubordinated obligations of the Borrower, except as otherwise provided by mandatory provisions of applicable law.

11.23

No Stamp Taxes

Under the laws of Russia in force at the date hereof, it is not necessary that any stamp, registration or similar Tax be paid on or in relation to this Agreement.

11.24

No Events of Default

No event has occurred or circumstances arisen which would (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an event described in Clause 15 (Events of Default).

11.25

Repetition

Each of the representations and warranties in Clause 11 (Representations and Warranties of the Borrower) shall be deemed to be repeated by the Borrower on the date of the making of the Loan and each of Clause 11.1 (Due Organisation) (solely with respect to the Borrower and provided that, upon the occurrence of a merger, consolidation or sale of assets pursuant to Clause 14.15 (Merger, Consolidation and Sale of Assets), if the Borrower is the Surviving Entity), Clause 11.2 (Authorisations), Clause 11.3 (No Conflict) and Clause 11.7 (No Material Proceedings) (solely with respect to any legal or governmental proceedings pending or, to the best knowledge of the Borrower, threatened in writing delivered to the Borrower before any court, tribunal, arbitration panel or Agency challenging the lawfulness, validity or enforceability of this Agreement (except for any such proceedings as may have been disclosed in writing by the Borrower to the Lender prior to the relevant date of repetition) shall be deemed to be repeated and updated on each Interest Payment Date.

12.  REPRESENTATIONS AND WARRANTIES OF THE LENDER

In addition to the representations and warranties set forth in Clause 8.6 (Qualifying Lender), the Lender makes the representations and warranties set out in Clause 12.1 (Status) to Clause 12.5 (Amendments to Agreed Funding Source Agreements), inclusive, and acknowledges that the Borrower has entered into this Agreement in reliance on those representations and warranties.

12.1

Status

The Lender is duly incorporated under the laws of Germany and is resident for German taxation purposes in Germany and has full corporate power and authority to enter into this Agreement and any other agreements relating to the agreed funding source, and to undertake and perform the obligations expressed to be assumed by it herein and therein.

12.2

Authorisation

Each of this Agreement and any other agreements entered into in connection with the agreed funding source has been duly authorised, executed and delivered by the Lender, and is a legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

12.3

Consents and Approvals

All authorisations, consents and approvals required by the Lender for or in connection with the execution of this Agreement and any other agreements relating to the agreed funding source and the performance by the Lender of the obligations expressed to be undertaken in such agreements have been obtained and are in full force and effect.

12.4

No Conflicts

The execution of this Agreement and any other agreements relating to the agreed funding source and the undertaking and performance by the Lender of the obligations expressed to be assumed by it herein and therein will not conflict with, or result in a breach of or default under, the laws of Germany.

13.  FINANCIAL INFORMATION

13.1

Delivery

In addition to the Borrower’s obligations under Clause 14.1 (Financial Information), the Borrower shall supply or procure to be supplied to the Lender, in sufficient copies as may reasonably be required by the Lender, all such information as it may require in connection with article 18 of the Kreditwesengesetz or as the Luxembourg Stock Exchange (or any other or further stock exchange or stock exchanges or any other relevant authority or authorities on which the instruments issued to the agreed funding source may, from time to time, be listed or admitted to trading) may require in connection with the listing or admittance to trading on such stock exchange or relevant authority of instruments issued to the agreed funding source.

14.  COVENANTS

14.1

Financial Information

(a)

Whether or not required by the rules and regulations of the Commission, so long as the Loan or any other sum owing hereunder remains outstanding, the Borrower undertakes that it shall deliver to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements):

(i)

all annual financial information (including, without limitation, its audited financial statements for such fiscal year, prepared in accordance with GAAP consistently applied with the corresponding financial statements for the preceding period) that would be required to be contained in a filing with the Commission on Form 20-F if the Borrower were required to file such form, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report thereon of the Borrower’s certified independent accountants;

(ii)

quarterly reports containing unaudited financial statements and financial information for the first three quarters of each fiscal year, which quarterly financial statements will be prepared in accordance with GAAP, consistently applied with the corresponding financial statements for the preceding period; and

(iii)

all reports that would be required to be filed with the Commission on Form 6-K whether or not the Borrower is subject to such filing requirement.

(b)

The Borrower shall furnish to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) and shall file with the Commission such annual financial information within 180 days after the end of each fiscal year and such quarterly reports within 90 days after the end of each of the first three fiscal quarters of each year.

(c)

Delivery of such reports, information and documents to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) pursuant to this Clause 14.1(c) is for informational purposes only and the Lender’s receipt (and, following the execution of any other agreements entered into in connection with the agreed funding source, receipt by the party designated by such agreements) of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder (as to which the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) is entitled to rely exclusively on Officers’ Certificates).

14.2

Compliance Certificate

(a)

The Borrower shall deliver to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), on or before a date not more than 180 days after the end of each fiscal year of the Borrower, and within 14 days of a request from the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), an Officers’ Certificate stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Agreement, and further stating, as to the Officers signing such certificate, that to the best of each of their knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge).

(b)

One of the Officers signing such Officers’ Certificate shall be either the Borrower’s Chief Executive Officer, Chief Financial Officer or Controller.

(c)

The Borrower will, so long as the Loan or any other sum owing hereunder remains outstanding, deliver to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), forthwith upon becoming aware of any Default or Event of Default an Officers’ Certificate specifying such Default or Event of Default and the action which the Borrower proposes to take with respect thereto.

(d)

The Borrower shall deliver to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), on or before a date not more than 180 days after the end of each fiscal year of the Borrower, a certificate prepared by the Borrower’s certified independent accountants stating that a review of the financial activities of the Borrower and its Subsidiaries during the preceding fiscal year has been made, that the Borrower and its Subsidiaries are in compliance with their obligations under Clause 14.7 (Incurrence of Indebtedness) and Clause 14.8 (Restricted Payments), or if there is a Default, specifying such Default.

14.3

Stay, Extension and Usury Laws

The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Borrower (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), but will suffer and permit the execution of every such power as though no such law had been enacted.

14.4

Corporate Existence

(a)

Except as provided under Clause 14.15 (Merger, Consolidation and Sale of Assets), the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary and each Significant Subsidiary of the Borrower in accordance with the respective organizational documents of each Restricted Subsidiary and each Significant Subsidiary and the rights (charter and statutory), licenses (including Material Mobile Licenses) and franchises of the Borrower and its Restricted Subsidiaries and Significant Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary or Significant Subsidiary, if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries and Significant Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the agreed funding source.

(b)

Notwithstanding Clause 14.4(a) above, the termination, revocation, suspension, withdrawal, other cessation of effectiveness (including, without limitation, the voluntary surrender) or transfer to any entity that is not the Borrower or any of its Restricted Subsidiaries or Significant Subsidiaries of one or more mobile telecommunications licenses held by the Borrower or any Subsidiary required for the provision of mobile telecommunications services, including mobile Internet and e-commerce services, as a result of which the Borrower or any of its Subsidiaries would cease to hold Material Mobile Licenses for a period of more than 90 days without being replaced or reinstated, or the non-renewal of one or more mobile telecommunications licenses held by the Borrower or any Subsidiary required for the provision of mobile telecommunications services, including mobile Internet and e-commerce services, as a result of which the Borrower or any of its Subsidiaries would cease to hold Material Mobile Licenses on the expiration of the term thereof for a period of more than 90 days without being re-issued or replaced, shall constitute a breach of this covenant; provided, however, that any such voluntary surrender or transfer of licenses by the Borrower meeting the requirements of, and permitted under, Clause 14.15 (Merger, Consolidation and Sale of Assets) shall not constitute a breach of this covenant.

(c)

The Borrower shall notify the Lender in writing of any Subsidiary that qualifies as a Significant Subsidiary and is not specified in clause (a) of the definition thereof.

14.5

Taxes

The Borrower shall, and shall cause each of its Restricted and Significant Subsidiaries to, pay prior to delinquency all Taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

14.6

Liens

The Borrower shall not, and shall not permit any Restricted Subsidiary to create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom, which secure any Indebtedness, unless the Loan and any other sum owing hereunder are secured by a Lien equally and ratably with the Liens securing such other Indebtedness; provided that if such Indebtedness is Subordinated Indebtedness of the Borrower, the Lien securing such Indebtedness shall be subordinate or junior to the Lien securing the Loan, with the same relative priority as such Indebtedness shall have with respect to the Loan.

14.7

Incurrence of Indebtedness

(a)

The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness, other than the Loan; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time, or would occur as a consequence, of the Incurrence of such Indebtedness, the Borrower and any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness on a pro forma basis and the receipt and application of the proceeds therefrom, immediately thereafter the Consolidated Leverage Ratio would be greater than zero and less than or equal to 4.5 to 1.

(b)

Notwithstanding the foregoing, the Borrower, and (except as specified below) any Restricted Subsidiary, may Incur each of the following:

(i)

Indebtedness existing on the date hereof;

(ii)

Indebtedness Incurred by Subsidiary Guarantees pursuant to Clause 14.14 (Issuances of Guarantees by Restricted Subsidiaries);

(iii)

Indebtedness of any Controlled Restricted Subsidiary owing to and held by the Borrower, Indebtedness of the Borrower owing to and held by any Controlled Restricted Subsidiary or Indebtedness of any Controlled Restricted Subsidiary of the Borrower owing to and held by any other Controlled Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Controlled Restricted Subsidiary ceasing to be a Controlled Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Borrower or a Controlled Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness not permitted by this clause (iii); provided, further, that Indebtedness of the Borrower owing to and held by a Controlled Restricted Subsidiary must be unsecured and expressly subordinated to the prior payment in full in cash of all payment obligations with respect to the Loan under this Agreement;

(iv)

Indebtedness under Currency Agreement and Interest Rate Agreements; provided that such agreements (1) are entered into solely for bona fide hedging purposes of the Borrower or its Restricted Subsidiaries to protect the Borrower or the Restricted Subsidiary, as the case may be, against fluctuations in foreign currency exchange rates or interest rates (as determined in good faith by the Board of Directors or senior management of the Borrower), (2) correspond at the time of Incurrence in terms of notional amount, duration, currencies and interest rates, as applicable, substantially to Indebtedness of the Borrower or its Restricted Subsidiaries Incurred without violation of this Agreement or to business transactions of the Borrower or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business and (3) do not increase Indebtedness of the Borrower or any Restricted Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates, as the case may be;

(v)

Indebtedness (1) Incurred in respect of workers’ compensation claims and self-insurance obligations provided by the Borrower or a Restricted Subsidiary in the ordinary course of business, (2) Incurred in respect of performance, surety, appeal and similar bonds, bankers’ acceptances, letters of credit or bills of exchange provided by the Borrower or a Restricted Subsidiary in the ordinary course of business and that do not secure other Indebtedness, (3) arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that, the maximum aggregate liability in respect of all Indebtedness Incurred under this clause (3) shall at no time exceed the gross proceeds actually received by the Borrower and its Restricted Subsidiaries in connection with such disposition (except in the case of the indemnification provided by the Borrower under the VimpelCom-Region Primary Agreement), (4) arising from the honouring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that the Indebtedness Incurred under this clause (4) is extinguished within five Business Days of Incurrence; provided, further, that the Indebtedness Incurred under clause (4) of this Clause 14.7(b)(v) may not exceed, in an aggregate principal amount at any one time outstanding, $15 million (or the equivalent in another currency), or (5) Indebtedness Incurred by the Borrower in rubles solely for the purpose of making its capital contribution to VimpelCom-Region in an aggregate amount not to exceed the ruble equivalent of the lesser of (x) the Borrower’s actual capital contribution to VimpelCom-Region on the terms and subject to the conditions set forth in Article II of the VimpelCom-Region Primary Agreement and (y) $117 million; provided that the Indebtedness Incurred under clause (5) of this Clause 14.7(b)(v) is extinguished within five Business Days of Incurrence;

(vi)

Refinancing Indebtedness; provided that Indebtedness, the proceeds of which are used to refinance or refund the Loan or Indebtedness that is equal in right of payment with, or subordinated in right of payment to, the Loan, shall only be permitted under this Clause 14.7(b)(vi) if:

(1)

the Loan is refinanced in part or the Indebtedness to be refinanced is equal in right of payment with the Loan, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is made equal in right of payment with, or subordinated in right of payment to, the outstanding amounts under the Loan, respectively;

(2)

the Indebtedness to be refinanced is subordinated in right of payment to the Loan, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Loan at least to the extent that the Indebtedness to be refinanced is subordinated to the Loan; and

(3)

such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and does not permit redemption or other retirement of such Indebtedness at the option of the holder thereof prior to the Stated Maturity of the Indebtedness being refinanced; and provided, further, that in no event may any Indebtedness be refinanced by means of any Indebtedness of any Restricted Subsidiary that was not an obligor under the refinanced Indebtedness pursuant to this Clause 14.7(b)(vi);

(vii)

Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $100 million (or the equivalent in another currency), less the aggregate amount of all permanent reduction of Indebtedness (and a permanent reduction of the related commitments to lend or amount to be reborrowed in the case of a revolving credit facility) under such Credit Facilities by the Borrower or any of its Restricted Subsidiaries pursuant to Clause 14.9(b) hereof; and

(viii)

Indebtedness in an aggregate principal amount up to $25 million (or the equivalent in another currency) Incurred in connection with the Borrower or a Restricted Subsidiary exercising its call on Preferred Stock of the Borrower owned by Eco Telecom Limited pursuant to Section 7.04 of the VimpelCom Primary Agreement.

14.8

Restricted Payments

(a)

The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)

declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of or involving the Borrower or any Restricted Subsidiary) on or with respect to its Capital Stock or to the holders thereof (in their capacity as such) other than

(1)

dividends or distributions by the Borrower payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Redeemable Stock); and

(2)

in the case of a Restricted Subsidiary, dividends or distributions payable to the Borrower or a Restricted Subsidiary or pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries to all holders of such class of Capital Stock;

(ii)

purchase, redeem, retire or otherwise acquire for value (including any payment in connection with any merger or consolidation derived from assets of or involving the Borrower or any Restricted Subsidiary) any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock or any securities convertible or exchangeable into shares of Capital Stock) of the Borrower or any Restricted Subsidiary of the Borrower;

(iii)

make any principal payment, or redemption, purchase, repurchase, defeasance, or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of Subordinated Indebtedness of the Borrower; or

(iv)

make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in Clause 14.8(a)(i) through 14.8(a)(iv) hereof being collectively “Restricted Payments”)

if, at the time of, and after giving effect to, the proposed Restricted Payment

(1)

a Default or Event of Default shall have occurred and be continuing or would result from such Restricted Payment,

(2)

the Borrower could not Incur at least $1.00 of Indebtedness pursuant to Clause 14.7(a) (Incurrence of Indebtedness), or

(3)

the aggregate amount of all Restricted Payments made or declared after the date hereof would exceed the sum of

(A)

50% of Adjusted Consolidated Net Income for the period (treated as one accounting period) from the first day of the fiscal quarter beginning immediately following the date hereof to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Adjusted Consolidated Net Income is a deficit, minus 100% of such deficit);

(B)

the aggregate Net Cash Proceeds or other capital contributions received by the Borrower after the date hereof from the issuance and sale permitted by this Agreement to a Person who is not a Subsidiary of the Borrower of (x) its Capital Stock (other than Redeemable Stock), (y) any options, warrants or other rights to acquire Capital Stock of the Borrower (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Loan), and (z) Indebtedness of the Borrower that has been exchanged for or converted into Capital Stock of the Borrower (other than Redeemable Stock) (less the amount of any cash, or other property, distributed by the Borrower upon such conversion or exchange);

(C)

to the extent that any Investment (other than a Permitted Investment) that was made after the date hereof is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (y) the initial amount of such Investment, but only to the extent not included in the calculation of Adjusted Consolidated Net Income; and

(D)

the amount equal to the net reduction in Investments (other than Permitted Investments) made by the Borrower or any of its Restricted Subsidiaries in any Person resulting from the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary, but only to the extent not included in the calculation of Adjusted Consolidated Net Income.

(b)

The foregoing provisions in this Clause 14.8 hereof shall not be violated by reason of:

(i)

the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would have complied with the provisions of this Agreement;

(ii)

the repurchase, redemption or other acquisition of Subordinated Indebtedness of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent Incurrence or sale of Indebtedness which is permitted to be Incurred pursuant to Clause 14.7 (Incurrence of Indebtedness);

(iii)

the repurchase, redemption or other acquisition of Capital Stock or Subordinated Indebtedness of the Borrower (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Borrower (or options, warrants or other rights to acquire such Capital Stock) other than to a Subsidiary;

(iv)

upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the prepayment of the Loan, in whole or in part, in accordance with Clause 7.3 (Prepayment in the event of a Change of Control) or Clause 7.4 (Prepayment in the event of Asset Sales) hereof, any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness of the Borrower required pursuant to the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any;

(v)

the repurchase, redemption or other acquisition of Capital Stock of the Borrower or a Restricted Subsidiary if and to the extent required by Article 15 and Article 78 of the Federal Law on Joint Stock Companies of the Russian Federation, as such law may be amended, supplemented, modified or replaced from time to time or any successor statute or statutes thereof;

(vi)

the purchase by the Borrower or a Restricted Subsidiary, pursuant to, and in accordance with the provisions of, Section 5.03 of the VimpelCom-Region Shareholders’ Agreement, of any Subordinated Indebtedness of the Borrower;

(vii)

Investments in Permitted Joint Ventures (excluding Investments in Permitted Joint Ventures existing as of the date hereof) in an aggregate amount not to exceed the sum of (x) $65 million and (y) the net reduction in Investments made pursuant to this clause (vii) resulting from distributions on, or repayments of, such Investments or from the Net Cash Proceeds received from the sale or other disposition of any such Investments (except in each case to the extent of any gain on such sale or disposition that would be included in the calculation of Adjusted Consolidated Net Income for purposes of Clause 14.8(a)(iv)(3)(A) above) or from such Person becoming a Restricted Subsidiary (valued, in each case, as provided in the definition of “Investment”); provided, further, that the net reduction of any such Investment shall not exceed the amount of such Investment;

(viii)

the redemption of Preferred Stock of VimpelCom-Region on the terms and conditions as set forth in Section 2.12 of the VimpelCom-Region Primary Agreement;

(ix)

the payment of any dividend on Preferred Stock of the Borrower and VimpelCom-Region in an amount not to exceed an aggregate of $1,000 during any fiscal year of the Borrower or VimpelCom-Region; or

(x)

Investments that do not exceed in the aggregate $10 million at any one time outstanding.

provided that, except in the case of Clauses 14.8(b)(i) and (b)(ii), no Default or Event of Default shall have occurred and be continuing, or occur as a consequence of the actions or payments set forth therein.

(c)

Each Restricted Payment permitted pursuant to Clause 14.8(b) hereof (other than the Restricted Payment referred to in Clause 14.8(b)(ii) hereof and an exchange of Capital Stock for Capital Stock referred to in Clause 14.8(b)(iii) hereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in Clause 14.8(b)(iii) hereof, shall be included in calculating whether the conditions set forth in Clause 14.8(a)(iv) hereof have been met with respect to any subsequent Restricted Payments.

(d)

Not later than the date of making any Restricted Payment, the Borrower shall deliver to the Lender and Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Clause 14.8 were computed, which calculations may be based upon the Borrower’s latest available financial statements. The Lender shall have no duty to recomputed or recalculate or verify the accuracy of the information set forth in such Officers’ Certificate.

14.9

Asset Sales

(a)

The Borrower will not, and will not permit any of its Restricted Subsidiaries to consummate any Asset Sale, unless:

(i)

the consideration received by the Borrower or such Restricted Subsidiary, as the case may be, is at least equal to the Fair Market Value of the assets sold or disposed of (as determined in good faith by the Board of Directors of the Borrower); and

(ii)

at least 75% of the consideration received consists of cash or other Qualified Consideration.

(b)

In the event and to the extent that the Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries, as the case may be, from one or more Asset Sales occurring on or after the date hereof exceed $10 million (or the equivalent in another currency), then the Borrower shall or shall cause the relevant Restricted Subsidiary to

(i)

within 360 days after the date such Net Cash Proceeds are so received:

(1)

apply an amount equal to all such Net Cash Proceeds to permanently repay any Indebtedness (other than Subordinated Indebtedness of the Borrower) of the Borrower or any Indebtedness of any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Clause 14.14 (Issuances of Guarantees by Restricted Subsidiaries) or which is subject to a restriction on dividend payment or other distributions, in each case owing to a Person other than the Borrower or any of its Restricted Subsidiaries, or

(2)

invest an equal amount, or the amount not so applied pursuant to Clause 14.9(b)(i)(1) above (or enter into a definitive agreement committing to so invest within 360 days after the date of such agreement), in assets (including Capital Stock) of a nature or type or that are used or usable in a Permitted Business; and

(ii)

apply (no later than the end of the 360-day period referred to in clause (i) of this sentence) such excess Net Cash Proceeds (to the extent not applied pursuant to Clause 14.9(b)(i) above) as provided in Clause 14.9(c) hereof.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 360 day period as set forth in Clause 14.9(b)(i) above and not applied as so required by the end of such period shall constitute “Excess Proceeds”.

(c)

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least $10 million (or the equivalent in another currency), the Borrower must thereafter prepay the Loan, in whole or in part, to the extent and in the manner required by Clause 7.4 (Prepayment in the event of Asset Sales).

(d)

Except as otherwise set forth in Clause 14.13 (Issuance and Sale of Capital Stock of Restricted Subsidiaries), (i) the sale or issuance of shares of Capital Stock of VimpelCom-Region in connection with the Second Closing and the Third Closing (as defined in the VimpelCom-Region Primary Agreement) pursuant to the terms and subject to the conditions set forth in Article II of the VimpelCom-Region Primary Agreement shall not be subject to clauses (a)(i), (b) and (c) of this Clause 14.9 and (ii) the sale or issuance of shares of Capital Stock of a Restricted Subsidiary as a result of which sale or issuance the shareholding of the Borrower or another Restricted Subsidiary, as the case may be, in such Restricted Subsidiary is not reduced, shall not be subject to clauses (b) and (c) of this Clause 14.9.

14.10

Transactions with Stockholders and Affiliates

(a)

The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, permit to exist, renew or extend any transaction or series of related transactions (including, without limitation, the purchase, sale, transfer, assignment, lease, conveyance or exchange of property or assets, or the rendering of any service) with, or for the benefit of, any Related Person of the Borrower (or any Affiliate of such Person) or with, or for the benefit of, any Affiliate of the Borrower, unless:

(i)

any such transaction or series of related transactions is made upon fair and reasonable terms no less favourable to the Borrower or such Restricted Subsidiary, as the case may be, than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arms’-length transaction with, or for the benefit of, a Person that is not a Related Person of the Borrower (or any Affiliate of such Person) or an Affiliate of the Borrower; and

(ii)

any such transaction or series of related transactions involving aggregate consideration in excess of $1 million is approved by a majority of the independent, disinterested members of the Board of Directors of the Borrower; and

(iii)

in connection with any such transaction or series of related transactions involving aggregate consideration equal to or in excess of $10 million but less than $50 million, the Borrower or a Restricted Subsidiary delivers to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) a written opinion of a nationally recognized Russian investment banking firm or financial institution, which firm or institution is not at the time of such transaction or series of related transactions an Affiliate of the Borrower or such Restricted Subsidiary, stating that the transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view; and

(iv)

in connection with any such transaction or series of related transactions involving aggregate consideration equal to or in excess of $50 million, the Borrower or a Restricted Subsidiary delivers to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) a written opinion of an internationally recognized investment banking firm stating that the transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view.

(b)

The foregoing limitation does not limit, and shall not apply to:

(i)

any transaction or series of related transactions solely between the Borrower and KB Impuls;

(ii)

any transaction or series of related transactions solely between the Borrower and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries of the Borrower; provided, however, that:

(1)

any such transaction or series of related transactions involving aggregate consideration equal to or in excess of $10 million is made upon fair and reasonable terms no less favourable to the Borrower (or, if the relevant transaction or series of related transactions is between Restricted Subsidiaries, one of which is the direct or indirect parent of the other, then no less favourable to such parent, or if the transaction is between a non-Wholly Owned Restricted Subsidiary and a Wholly Owned Restricted Subsidiary, then no less favourable to such Wholly Owned Restricted Subsidiary) than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arms’-length transaction with, or for the benefit of, a Person that is not a Related Person of the Borrower (or any Affiliate of such Person) or an Affiliate of the Borrower; and

(2)

any such transaction or series of related transactions involving aggregate consideration equal to or in excess of $10 million but less than $50 million must be approved by a majority of the independent, disinterested members of the Board of Directors of the Borrower; and

(3)

in connection with any such transaction or series of related transactions involving aggregate consideration equal to or in excess of $50 million, the Borrower must deliver to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) a written opinion of an internationally recognized investment banking firm stating that the transaction or series of related transactions is fair to the parties thereto from a financial point of view;

(iii)

any payment of dividends, distributions or other amounts or other distributions in respect of Capital Stock of the Borrower or any Restricted Subsidiary not prohibited by Clause 14.8 (Restricted Payments) hereof or any Permitted Investment or any lease, service agreement or roaming agreement between the Borrower or KB Impuls and any Controlled Restricted Subsidiary;

(iv)

any transaction pursuant to the VimpelCom-Region Primary Agreement and the Principal Agreements (as defined therein); and

(v)

customary directors’ fees, indemnification and similar arrangements, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Borrower or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) all as determined in good faith by the Board of Directors of the Borrower.

14.11

Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)

The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(i)

pay dividends (in cash or otherwise) or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Borrower or any other Restricted Subsidiary;

(ii)

pay any Indebtedness or other obligation owed to the Borrower or to any other Restricted Subsidiary;

(iii)

make loans or advances to the Borrower or any other Restricted Subsidiary;

(iv)

transfer any of its property or assets to the Borrower or any other Restricted Subsidiary; or

(v)

enter into service or other similar agreements with the Borrower or any other Restricted Subsidiary.

(b)

The provisions of Clause 14.11(a) shall not restrict any encumbrances or restrictions:

(i)

existing under an agreement in effect on the date hereof; provided, however, that the terms, conditions and scope of any such encumbrance or restriction included in any such agreement (including any agreement for Refinancing Indebtedness permitted under Clause 14.7 (Incurrence of Indebtedness)) may be amended only if:

(1)

such amended encumbrance or restriction, when taken together with all the other encumbrances and restrictions in such agreement (as amended), will not be materially more restrictive or disadvantageous (A) to the agreed funding source or the Borrower than the encumbrance or restriction being amended or (B) to the Borrower than is customary in comparable transactions (in each case, as determined by the Borrower); and

(2)

the amended terms, conditions and scope of any such amended encumbrance or restriction, when taken together with the terms, conditions and scope of all the other encumbrances and restrictions in such agreement (as amended), will not materially adversely affect the Borrower’s ability to make principal or interest payments on the Loan (as determined by the Borrower);

(ii)

contained in the terms of any Indebtedness Incurred in compliance with Clause 14.7 (Incurrence of Indebtedness) hereof or in any agreement pursuant to which such Indebtedness was issued, if:

(1)

the encumbrances and restrictions in any such agreement, when taken as a whole, will not be materially more restrictive or disadvantageous to the Borrower than is customary in comparable transactions (as determined by the Borrower); and

(2)

the terms, conditions and scope of any such encumbrances and restrictions in any such agreement, when taken as a whole, will not materially adversely affect the Borrower’s ability to make principal or interest payments on the Loan (as determined by the Borrower);

(iii)

existing under or by reason of applicable law;

(iv)

existing with respect to any Person or the property or assets of such Person acquired by the Borrower or any Restricted Subsidiary and existing at the time of such acquisition and not Incurred in anticipation or in contemplation of such acquisition, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

(v)

in the case of Clause 14.11(a)(iv),

(1)

that restrict in a customary manner in the ordinary course of business the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; or

(2)

existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Borrower or any Restricted Subsidiary not otherwise prohibited by this Agreement; or

(3)

arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary; or

(4)

with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; provided that consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into.

14.12

Change of Control

Upon the occurrence of a Change of Control, the Borrower shall prepay the Loan, in whole or in part, pursuant to and subject to the conditions described in Clause 7.3, under the definition of Change of Control.

14.13

Issuance and Sale of Capital Stock of Restricted Subsidiaries

The Borrower will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock or securities convertible or exchangeable into such Capital Stock) except:

(a)

that the shares of Capital Stock of (i) a Wholly Owned Restricted Subsidiary of the Borrower may be issued or sold to the Borrower or another Wholly Owned Restricted Subsidiary of the Borrower and (ii) a Controlled Restricted Subsidiary may be issued or sold to the Borrower or another Controlled Restricted Subsidiary of the Borrower; provided that, the shareholding of the Borrower or the other Controlled Restricted Subsidiary, as the case may be, in such Controlled Restricted Subsidiary is not reduced as a result of any such sale or issuance;

(b)

issuances of director’s qualifying shares or sales to non-Russian nationals of shares of Capital Stock of Restricted Subsidiaries not organized under the laws of the Russian Federation, to the extent required by applicable law;

(c)

if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made pursuant to Clause 14.8 (Restricted Payments) if made on the date of such issuance or sale; or

(d)

issuances or sales of Capital Stock of a Restricted Subsidiary not described in clauses (a) through (c) above; provided that the Borrower or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with Clause 14.9(b)(i) or Clause 14.9(b)(ii) hereof; provided, further, that the Net Cash Proceeds, if any, of the issuance or sale of shares of Capital Stock of (i) VimpelCom-Region in connection with the Second Closing and the Third Closing (as defined in the VimpelCom-Region Primary Agreement) pursuant to the terms and subject to the conditions set forth in Article II of the VimpelCom-Region Primary Agreement and (ii) a Restricted Subsidiary as a result of which sale or issuance the shareholding of the Borrower or another Restricted Subsidiary, as the case may be, in such Restricted Subsidiary is not reduced, shall either be applied in accordance with Clause 14.9(b)(i) or Clause 14.9(b)(ii) hereof (without regard to the time periods set forth therein) or be kept in the form of Cash Equivalents.

14.14

Issuances of Guarantees by Restricted Subsidiaries

(a)

The Borrower will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Borrower which is equal in right of payment with or subordinated in right of payment to the Loan (“Guaranteed Indebtedness”), unless:

(i)

such Restricted Subsidiary simultaneously executes and delivers a supplemental agreement to this Agreement providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the Loan by such Restricted Subsidiary; and

(ii)

such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Borrower or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided that this Clause 14.14 shall not be applicable to:

(iii)

any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(iv)

any Subsidiary Guarantee outstanding on the date hereof; or

(v)

any Guarantee that is used to refinance an existing Guarantee that was Incurred in compliance with Clause 14.7 (Incurrence of Indebtedness).

(b)

If any Guaranteed Indebtedness is (i) equal in right of payment with the Loan, then the Guarantee of such Guaranteed Indebtedness shall be equal in right of payment with, or subordinated to, the Subsidiary Guarantee; or (ii) subordinated to the Loan, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Loan.

(c)

Notwithstanding the provisions of Clause 14.14(a) or Clause 14.14(b) hereof, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an Affiliate of the Borrower, of all of the Borrower’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Agreement); or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

14.15

Merger, Consolidation and Sale of Assets

The Borrower shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any Person or permit any Person to merge with or into the Borrower:

167

(a)

unless the Borrower shall be the continuing Person, or the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or that acquired or leased such property and assets of the Borrower (the “Surviving Entity”) shall be a company organized and validly existing under the laws of the Russian Federation, a member of the European Union (as the European Union is constituted on the date hereof), Switzerland or a State of the United States of America or the District of Columbia, and shall expressly assume, by amendment hereto, executed and delivered by such continuing Person to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), in form and substance satisfactory to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), the due and punctual payment of the principal of and interest on the Loan, and the due and punctual performance and observance of all the covenants, conditions and other obligations of the Borrower in respect of the Loan and under this Agreement;

(b)

unless, in the case of a sale, conveyance, transfer, lease or other disposal of all or substantially all of the Borrower’s property and assets, such property and assets shall have been transferred as an entirety or substantially an entirety in one transaction or a series of related transactions to one Person;

(c)

unless immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes, or is anticipated to become, an obligation of the Surviving Entity or any Subsidiary thereof as a result of such transaction or series of transactions as having been incurred by the Surviving Entity or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

(d)

unless, except in the case of a merger or consolidation between the Borrower and a Restricted Subsidiary, immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes, or is anticipated to become, an obligation of the Surviving Entity or any Subsidiary thereof as a result of such transaction or series of transactions as having been incurred by the Surviving Entity or such Subsidiary at the time of such transaction or series of transactions) the Borrower, or any Person becoming the successor obligor of the Loan, as the case may be, would be able to Incur an additional $1.00 of Indebtedness pursuant to Clause 14.7 (Incurrence of Indebtedness) hereof or would have a Consolidated Leverage Ratio less than the Consolidated Leverage Ratio of the Borrower immediately prior to such transaction;

(e)

if, immediately after giving effect solely to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes, or is anticipated to become, an obligation of the Surviving Entity or any Subsidiary thereof as a result of such transaction or series of transactions as having been Incurred by the Surviving Entity or such Subsidiary at the time of such transaction or series of transactions), a Rating Decline would occur, and such Rating Decline would not have occurred but for such transaction or series of transactions;

(f)

unless the Borrower delivers to the Lender an Opinion of Counsel, in form and substance satisfactory to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements), to the effect that neither the Lender nor any agreed funding source will recognize any income, gain or loss for Tax purposes from any such consolidation, merger or sale of assets of the Borrower and that the Lender and any agreed funding source would, after such consolidation, merger or sale of assets of the Borrower, be subject to Taxes in the same amounts and in the same manner and at the same times as would have been the case if such consolidation, merger or sale of assets of the Borrower had not occurred; and

(g)

unless the Borrower delivers to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with Clause 14.15(d) hereof) and an Opinion of Counsel, each in form and substance satisfactory to the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, to the party designated by such agreements) and in each case stating that such consolidation, merger or transfer and such supplemental agreement comply with this provision, that all conditions precedent provided for herein relating to such transaction have been complied with and, in the event that the continuing Person is organised under the laws of the Russian Federation, a member of the European Union, Switzerland, a State of the United States of America or the District of Columbia that this Agreement and the Loan constitute legal, valid and binding obligations of the continuing Person, enforceable in accordance with their terms, subject, in the case of the Opinion of Counsel, to customary exceptions, qualifications and limitations, provided, that Clauses 14.15(d) and (e) above shall not apply in respect of consolidations or mergers between (i) the Borrower and KB Impuls and (ii) the Borrower and VimpelCom-Region.

14.16

KB Impuls

The Borrower shall ensure, and shall cause KB Impuls to ensure, that:

(a)

if the Services Agreement or the Agency Agreement is terminated, or for any other reason cease to have effect, the Borrower shall, and shall cause KB Impuls to,

(i)

enter into an arrangement within 30 days of such termination or other cessation of effectiveness that provides the Borrower with substantially the same relative economic benefit as the Borrower was receiving from the Services Agreement in effect on the date hereof and the Agency Agreement or

(ii)

ensure arrangements such that substantially all net revenues received by KB Impuls, after all expenses (including any taxes), interest and principal payments of debt incurred as of the date hereof, flow up from KB Impuls to the Borrower, including through repayment of loans, granting of new loans by KB Impuls to the Borrower, dividends or any other method; and

(b)

the Borrower shall own all of the outstanding Capital Stock of KB Impuls or any Person (other than the Borrower) (i) with which or into which KB Impuls is consolidated or merged, (ii) to which all or substantially all of the property and assets of KB Impuls are sold, conveyed, transferred, leased or otherwise disposed, (iii) to which any telecommunications licenses of KB Impuls which is for or includes the City of Moscow and the Moscow Region, including the KB Impuls License, are assigned or otherwise transferred or (iv) which becomes the owner or acquires the right, title or interest to or in any telecommunications license that replaces or succeeds to any license described in the preceding clause (iii).

15.  EVENTS OF DEFAULT

15.1

Circumstances which constitute Events of Default

Each of the following constitutes an “Event of Default” with respect to the Loan:

(a)

default in the payment of principal of (or premium, if any, on) the Loan, in the currency and in the manner provided herein, when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b)

default in the payment of interest on the Loan, in the currency and in the manner provided herein, when the same becomes due and payable, and such default continues for a period of 15 calendar days;

(c)

default in the performance or breach of the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Borrower or the failure to make or prepay the Loan in accordance with Clause 14.12 (Change of Control) or Clause 14.9 (Asset Sales) hereof;

(d)

default in the performance of, or breaches of, any covenant or agreement of the Borrower hereunder or under the Loan (other than a breach of a representation or warranty of the Borrower under Clause 11 (Representations and Warranties of the Borrower) (other than a default specified in Clause 15.1(a) through 15.1(c) above) and such default or breach continues for a period of 30 consecutive calendar days after written notice by the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, by the party designated by such agreements);

(e)

default on any Indebtedness of the Borrower or any of its Subsidiaries with an aggregate principal amount in excess of $10 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount as of the date of such default) (i) resulting from the failure to pay principal or interest (in the case of interest default or a default in the payment of principal other than at its Stated Maturity, after the expiration of the originally applicable grace period) in an aggregate amount in excess of $5 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount as of the date of such default) when due or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its Stated Maturity;

(f)

any final judgment or order (not covered by insurance) for the payment of money in excess of $5 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount) in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Borrower or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive calendar days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $5 million (or, to the extent non-U.S. dollar denominated, the U.S. dollar equivalent of such amount) during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)

any regulation, decree, consent, approval, licence or other authority necessary to enable the Borrower to enter into or perform its obligations under this Agreement or for the validity or enforceability thereof shall expire or be withheld, revoked or terminated or otherwise cease to remain in full force and effect or shall be modified in a manner which adversely affects any rights or claims of the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, of the party designated by such agreements);

(h)

the validity of this Agreement is contested by the Borrower or the Borrower shall deny any of its obligations under this Agreement; or it is, or will become, unlawful for the Borrower to perform or comply with any of its obligations under or in respect of this Agreement or any of such obligations shall become unenforceable or cease to be legal, valid and binding;

(i)

a decree, judgment, or order by any Agency or a court of competent jurisdiction shall have been entered adjudging the Borrower or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation of the Borrower or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Borrower or any of its Significant Subsidiaries, or any substantial part of the assets or property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days; or

(j)

the Borrower or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganisation under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or takes any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing.

15.2

Rights of Lender upon occurrence of an Event of Default

(a)

If an Event of Default occurs under this Agreement and is continuing, the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, the party designated by such agreements) may, by written notice (an “Acceleration Notice”) to the Borrower, if the Lender, (and, following the execution of any other agreements entered into in connection with the agreed funding source, the party designated by such agreements) receives written instructions from the agreed funding source,

(i)

declare the obligations of the Lender hereunder to be terminated, whereupon such obligations shall terminate, and

(ii)

declare the principal amount of, premium, if any, and accrued and unpaid interest, Additional Amounts and Tax Indemnity Amounts, if any, on the Loan to be immediately due and payable and the same shall become immediately due and payable, pursuant to and in accordance with the terms of any agreements entered into in connection with the agreed funding source.

(b)

If an Event of Default specified in Clause 15.1(i) or (j) occurs with respect to the Borrower, the obligations of the Lender hereunder shall immediately terminate, and the principal amount of, premium, if any, and accrued and unpaid interest, Additional Amounts and Tax Indemnity Amounts, if any, on the Loan then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, of the party designated by such agreements), all without diligence, presentment, demand of payment, protest or notice of any kind, which are expressly waived by the Borrower.

15.3

Other Remedies

If an Event of Default occurs and is continuing, the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, the party designated by such agreements) may pursue any available remedy to collect the payment of principal or interest on the Loan or to enforce the performance of any provision of the Loan or this Agreement. A delay or omission by the Lender (and, following the execution of any other agreements entered into in connection with the agreed funding source, by the party designated by such agreements) in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

15.4

Notification of Default or Event of Default

The Borrower shall promptly on becoming aware thereof inform the Lender of the occurrence of any Default or Event of Default and, upon receipt of a written request to that effect from the Lender, confirm to the Lender that, save as previously notified to the Lender or as notified in such confirmation, no Default or Event of Default has occurred.

16.  DEFAULT INTEREST AND INDEMNITY

16.1

Default Interest Periods

If any sum due and payable by the Borrower hereunder is not paid on the due date therefore in accordance with the provisions of Clause 19 (Payments) or if any sum due and payable by the Borrower under any judgement of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as an “unpaid sum”) is discharged shall be divided into successive periods, each of which, other than the first, shall start on the last day of the preceding such period and the duration of each of which shall, except as otherwise provided in this Clause 16 (Default Interest and Indemnity), be selected by the Lender, but shall in any event not be longer than one month.

16.2

Default Interest

During each such period relating thereto as is mentioned in Clause 16.1 (Default Interest Periods) an unpaid sum shall bear interest at a rate per annum equal to the Interest Rate.

16.3

Payment of Default Interest

Any interest which shall have accrued under Clause 16.2 (Default Interest) in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other dates as the Lender may specify by written notice to the Borrower.

16.4

Borrower’s Indemnity

The Borrower undertakes to indemnify the Lender against any reasonably Incurred and properly documented cost, claim, loss, expense (including legal fees) or liability, together with any VAT thereon, which it may sustain or Incur as a consequence of the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement.

16.5

Unpaid Sums as Advances

Any unpaid sum shall, for the purposes of this Clause 16 (Default Interest and Indemnity) and Clause 10.1 (Increased Costs), be treated as an advance and accordingly in this Clause 16 (Default Interest and Indemnity) and Clause 10.1 (Increased Costs) the term “Loan” includes any unpaid sum and the term “Interest Period,” in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 16.1 (Default Interest Periods).

17.  AMENDMENTS TO AGREED FUNDING SOURCE AGREEMENTS

Any amendment to, or waivers of any provision of, any agreements entered into in connection with the agreed funding source shall be prohibited without the express written consent of the Borrower, which consent shall not be unreasonably withheld (other than amendments or waivers that are made pursuant to any legal, regulatory or accounting requirement, with respect to which the Lender shall consult with the Borrower to the extent reasonably practicable).

18.  CURRENCY OF ACCOUNT AND PAYMENT

18.1

Currency of Account

The U.S. dollar is the currency of account and payment for each and every sum at any time due from the Borrower hereunder.

18.2

Currency Indemnity

If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against the Borrower, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto, the Borrower shall indemnify and hold harmless the Lender from and against any loss suffered or reasonably Incurred as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Lender may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

19.  PAYMENTS

19.1

Payments to the Lender

On each date on which this Agreement requires an amount denominated in U.S. dollars to be paid by the Borrower, the Borrower shall make the same available to the Lender by payment in U.S. dollars and in same day funds on such date, or in such other funds as may for the time being be customary in London for the settlement in London of international banking transactions in U.S. dollars, to the Account. The Borrower shall procure that the bank effecting payment on its behalf confirms to the Lender or to such person as the Lender may direct by tested telex or authenticated SWIFT message three Business Days prior to the date that such payment is required to be made by this Agreement the payment instructions relating to such payment.

19.2

Alternative Payment Arrangements

If, at any time, it shall become impracticable, by reason of any action of any governmental authority or any Change of Law, exchange control regulations or any similar event, for the Borrower to make any payments hereunder in the manner specified in Clause 19.1 (Payments to the Lender), then the Borrower may agree with the Lender alternative arrangements for such payments to be made; provided that, in the absence of any such agreement, the Borrower shall be obliged to make all payments due to the Lender in the manner specified herein.

19.3

No Set-off

All payments required to be made by the Borrower hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

20.  COSTS AND EXPENSES

20.1

Transaction Expenses and Fees

The Borrower agrees to pay the Lender a certain amount in respect of its costs, fees and expenses, pursuant to the Arrangement Fee Letter.

20.2

Preservation and Enforcement of Rights

The Borrower shall, from time to time on demand of the Lender and following receipt from the Lender of a description in writing in reasonable detail of the relevant costs and expenses, together with the relevant supporting documents evidencing the matters described therein, reimburse the Lender for all costs and expenses, including legal fees, together with any VAT thereon properly Incurred in or in connection with the preservation and/or enforcement of any of its rights under this Agreement except where the relevant claim is successfully defended by the Borrower.

20.3

Stamp Taxes

The Borrower shall pay all stamp, registration and other similar Taxes to which this Agreement or any judgement given against the Borrower in connection herewith is or at any time may be subject and shall, from time to time on demand of the Lender, indemnify the Lender against any properly documented liabilities, costs, expenses and claims resulting from any failure to pay or any delay in paying any such Tax.

20.4

Lender’s Costs

The Borrower shall, from time to time on demand of the Lender, and without prejudice to the provisions of Clause 20.2 (Preservation and Enforcement of Rights), compensate the Lender at such daily and/or hourly rates as the Lender shall from time to time reasonably determine for the time and expenditure, all costs and expenses (including telephone, fax, copying, travel and personnel costs) reasonably Incurred and properly documented by the Lender in connection with its taking such action as it may deem appropriate or in complying with any request by the Borrower in connection with:

(a)

the granting or proposed granting of any waiver or consent requested hereunder by the Borrower;

(b)

any actual breach by the Borrower of its obligations hereunder; or

(c)

any amendment or proposed amendment hereto requested by the Borrower.

21.  ASSIGNMENTS AND TRANSFERS

21.1

Binding Agreement

This Agreement shall be binding upon and inure to the benefit of each party hereto and its or any subsequent successors and assigns.

21.2

No Assignments and Transfers by the Borrower

The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder except as permitted under Clause 14.15 (Merger, Consolidation and Sale of Assets).

21.3

Assignments by the Lender

(a)

Prior to an Event of Default, the Lender may (i) on or at any time after the date hereof assign all or any of its rights and benefits hereunder or transfer all or any of its rights, benefits and obligations hereunder (save for (x) its rights to principal, interest and other amounts paid and payable under this Agreement and (y) its right to receive amounts paid and payable under any claim, award or judgment relating to this Agreement in favour of the agreed funding source) to or on behalf of the agreed funding source and (ii) subject to the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) and except as may be otherwise specifically provided under the agreements entered into in connection with the agreed funding source, assign all or any of its rights and benefits hereunder or transfer all or any of its rights, benefits and obligations hereunder to any company which, as a result of any amalgamation, merger or reconstruction or which, as a result of any agreement with the Lender, or any previous substitute, owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by the Lender prior to such amalgamation, merger, reconstruction or agreement coming into force and where, in the case of any company which will own the whole or substantially the whole of the undertaking, property or assets of the Lender, the substitution of that company as principal debtor in relation to the agreed funding source would not be materially prejudicial to the interests of the agreed funding source or the Borrower. Any reference in this agreement to any such assignee or transferee pursuant to subclause (ii) of this Clause 21.3(a) shall be construed accordingly and, in particular, references to the rights, benefits and obligations hereunder of the Lender, following such assignment or transfer, shall be references to such rights, benefits or obligations by the assignee or transferee.

(b)

On or following an Event of Default, the Lender may, by notice to the Borrower, assign all or any of its rights and benefits hereunder or transfer all or any of its rights, benefits and obligations hereunder to the agreed funding source, or any assignee or transferee appointed in connection with the agreed funding source. Any reference in this agreement to any such assignee or transferee shall be construed accordingly and, in particular, references to the rights, benefits and obligations hereunder of the Lender, following such assignment or transfer, shall be references to such rights, benefits or obligations by the assignee or transferee appointed in connection with the agreed funding source.

22.  CALCULATIONS AND EVIDENCE OF DEBT

22.1

Basis of Accrual

Default interest shall accrue from day to day and shall be calculated on the basis of a year of 360 days consisting of 12 30-day months.

22.2

Evidence of Debt

The Lender shall maintain, in accordance with its usual practice, accounts evidencing the amounts from time to time lent by and owing to it hereunder; in any legal action or proceeding arising out of or in connection with this Agreement, in the absence of manifest error and subject to the provision by the Lender to the Borrower of written information describing in reasonable detail the calculation or computation of such amounts together with the relevant supporting documents evidencing the matters described therein, the entries made in such accounts shall be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded.

22.3

Change of Circumstance Certificates

A certificate signed by two authorised signatories of the Lender describing in reasonable detail (a) the amount by which a sum payable to it hereunder is to be increased under Clause 8.1 (Additional Amounts) or (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 8.3 (Tax Indemnity) or Clause 10.1 (Increased Costs) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

23.  REMEDIES AND WAIVERS, PARTIAL INVALIDITY

23.1

Remedies and Waivers

No failure by the Lender to exercise, nor any delay by the Lender in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

23.2

Partial Invalidity

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

24.  NOTICES; LANGUAGE

24.1

Communications in Writing

Each communication to be made hereunder shall be made in writing and, unless otherwise stated, shall be made by fax, telex, or letter.

24.2

Delivery

Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall, unless that other person has by 15 calendar days’ written notice to the same specified another address, be made or delivered to that other person at the address identified with its signature below and shall be effective upon receipt by the sender of the addressee’s answerback at the end of transmission (in the case of a telex) or when left at that address (in the case of a letter) or when received by the addressee (in the case of a fax). Provided that any communication or document to be made or delivered by one party to the other partyshall be effective only when received by such other party and then only if the same is expressly marked for the attention of the department or officer identified with the such other party’s signature below, or such other department or officer as such other party shall from time to time specify for this purpose.

24.3

Language

This Agreement shall be signed in English. Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified by an officer of the person making or delivering the same as being a true and accurate translation thereof.

25.  LAW AND JURISDICTION

25.1

English Law

This Agreement is governed by, and shall be construed in accordance with, English law.

25.2

English Courts

Each of the Lender and the Borrower agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which arise out of or in connection with this Agreement (“Proceedings”) and, for such purposes, irrevocably submit to the jurisdiction of such courts.

25.3

Appropriate Forum

Each of the Lender and the Borrower irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

25.4

Service of Process

The Lender and the Borrower agree that the process by which any Proceedings in England are begun may be served on them by being delivered to J.P. Morgan Securities Ltd. and Law Debenture Corporate Services Limited, respectively, or their registered offices for the time being. If any such Person mentioned in this Clause is not or ceases to be effectively appointed to accept service of process on the Lender’s behalf, the Lender shall immediately appoint a further Person in England to accept service of process on its behalf. If such Person mentioned in this Clause is not or ceases to be effectively appointed to accept service of process on the Borrowers’ behalf, the Borrower shall immediately appoint a further Person in England to accept service of process on its behalf. Nothing in this Clause shall affect the right of either party hereto to serve process in any other manner permitted by law.

25.5

Non-exclusivity

The submission to the jurisdiction of the English courts in accordance with Clause 25.2 hereof shall not, and shall not be construed so as to, limit the right of any party hereto to take Proceedings in any other court of competent jurisdiction.

25.6

Consent to Enforcement, etc.

Each of the Lender and the Borrower consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, irrespective of its use or intended use, of any order or judgement which is made or given in such Proceedings.

25.7

Arbitration

If any dispute or difference of whatever nature howsoever arises from or in connection with this Agreement, or any supplement, modifications or additions thereto, (each a “Dispute”), the Lender may elect, by notice to the Borrower, to settle such claim by arbitration in accordance with the following provisions. The Borrower hereby agrees that (regardless of the nature of the Dispute) any Dispute may be settled by arbitration in accordance with the UNCITRAL Arbitration Rules (the “Rules”) as at present in force by a panel of three arbitrators appointed in accordance with the Rules. The seat of any reference to arbitration shall be London, England. The procedural law of any reference to arbitration shall be English law. The language of any arbitral proceedings shall be English. The appointing authority for the purposes set forth in Articles 7(2) and 7(3) of the Rules shall be the London Court of International Arbitration.

25.8

Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

25.9

Counterparts

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SIGNATURE PAGE

Borrower

OPEN JOINT STOCK COMPANY – “VIMPEL-COMMUNICATIONS”

By:

Name:
Title:

By:

Name:
Title:

By:

Name:
Title:

Ulitsa 8 Marta 10
Building 14
127083 Moscow
Russian Federation

Lender

J.P. Morgan AG

By:

Name:
Title:

Grüneburgweg 2
60322 Frankfurt am Main
Federal Republic of Germany

SCHEDULE I

VimpelCom Project Services Limited

VimpelCom Option Project Limited

Elwicom SA

Closed Joint Stock Company “CMS-Lipetsk”

Closed Joint Stock Company “CMS-Kaluga”

Closed Joint Stock Company “CMS-Tula”

Closed Joint Stock Company “CMS-Smolensk”

Closed Joint Stock Company “CMS-Ryazan”

Closed Joint Stock Company “CMS-Nizhniy – Novgorod”

Closed Joint Stock Company “Variant-Inform”

Closed Joint Stock Company “Makrocom”

Open Joint Stock Company “Bee Line-TV”

Open Joint Stock Company “Bee Line-Vladimir”

Open Joint Stock Company “Center Sotovoy Svyazi”

Closed Joint Stock Company “Volzhskaya Svyaz Saratov”

Limited Liability Company “Orasoft”

Closed Joint Stock Company “MOKOM”

Limited Liability Company “MBL-Press”

FOURTH SCHEDULE
PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS

1.      (a)

A holder of Notes may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 hours before the time fixed for the relevant meeting, appoint the person (a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

(b)

Any holder of Notes which is a corporation may by a resolution of its directors or other governing body authorise any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting.

(c)

Any proxy appointed pursuant to sub-paragraph (a) above or representative appointed pursuant to sub-paragraph (b) above shall so long as such appointment remains in full force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Notes to which such appointment relates and the holder of the Notes shall be deemed for such purposes not to be the holder.

2.

The Trustee, the Borrower or the Issuer at any time may, and the Trustee (subject to its being indemnified or secured to its satisfaction against all costs and expenses thereby occasioned) upon a request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the Notes for the time being outstanding or when it considers it necessary to take action requiring Noteholder approval or give any other directions with respect to the Loan Agreement shall, convene a meeting of the Noteholders. When required to convene a meeting, the Trustee shall do so as promptly as practicable. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to the other parties of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.

At least 14 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders in the manner provided in the Conditions. A copy of the notice shall be given to the Trustee unless the meeting shall be convened by the Trustee, to the Issuer unless the meeting shall be convened by the Issuer and to the Borrower unless the meeting shall be convened by the Borrower. Such notice shall, unless in any particular case the Trustee otherwise agrees or determines, specify the terms of the resolution(s) to be proposed and shall include a statement to the effect that the Noteholders may appoint proxies by executing and delivering a form of proxy in the English language as aforesaid or may appoint representatives by resolution of their directors or other governing body.

4.

A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for the holding of such meeting the Noteholders present shall choose one of their number to be chairman and, failing such choice, the Issuer may appoint a chairman (who may, but need not, be a Noteholder).

5.

At any such meeting one or more persons present in person holding Notes or being proxies or representatives and holding or representing more than half of the aggregate principal amount of the Notes for the time being outstanding shall form a quorum for the transaction of business except that at any meeting the business of which includes the modification of certain terms, conditions and provisions as listed in the proviso to paragraph 17 hereof the quorum will be one or more persons present in person holding Notes or being proxies or representatives and holding or representing not less than the entire aggregate principal amount of the Notes for the time being outstanding and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

6.

If within half an hour from the time appointed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case where a quorum is not present it shall be adjourned for such period, not being less than 14 days nor more than 42 days, as may be appointed by the chairman either at or after the meeting. Save as otherwise provided in paragraph 17 hereof at such adjourned meeting one or more persons present in person holding Notes or being proxies or representatives representing more than one quarter of the aggregate principal amount of the Notes for the time being outstanding shall form a quorum and shall have the power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

7.

The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.

At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

9.

Every question submitted to a meeting shall be decided on a poll and in case of equality of votes the chairman shall on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a proxy or as a representative.

10.

If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as hereinafter provided) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question to which the poll has been demanded.

11.

Any poll at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12.

The Trustee, the Issuer and the Borrower (through their respective representatives) and their respective financial and legal advisers shall be entitled to attend and speak at any meeting of the Noteholders. Save as aforesaid no person shall be entitled to attend or vote at any meeting of the Noteholders or to join with others in requesting the convening of such a meeting unless he is a Noteholder or is a proxy or a representative. Neither the Issuer nor the Borrower nor any of the Borrower’s subsidiaries shall be entitled to vote in respect of Notes beneficially owned by or on behalf of any of them but this shall not prevent any proxy or any representative from being a director, officer or representative of, or otherwise connected with, the Issuer or the Borrower or any subsidiary of the Issuer.

13.

Subject as provided in paragraph 12 hereof, at any meeting every person who is so present shall have one vote in respect of $1,000 in principal amount of each Note so held or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any persons entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14.

The proxies and representatives need not be Noteholders.

15.

Each form of proxy shall be deposited by the Principal Paying Agent or (as the case may be) by the Registrar or the Transfer Agent at such place as the Trustee shall designate or approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the form of proxy propose to vote and in default the form of proxy shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A copy of each form of proxy shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in such form of proxy.

16.

Any vote given in accordance with the terms of a form of proxy shall be valid notwithstanding the previous revocation or amendment of the form of proxy or of any of the Noteholders’ instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received by the Principal Paying Agent at its registered office or by the chairman of the meeting, in each case by the time being 24 hours before the commencement of the meeting or adjourned meeting at which the form of proxy is intended to be used.

17.

A meeting of the Noteholders shall, in addition to the power hereinbefore given, but without prejudice to any powers conferred on other persons by these presents, have the following powers exercisable by Extraordinary Resolution namely:

(a)

power to sanction any proposal by the Issuer or the Borrower for any modification, alteration, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Issuer, or of the Issuer against the Borrower, whether such rights shall arise under these presents, the Loan Agreement or otherwise;

(b)

power to assent to any alteration of the provisions contained in these presents or the Notes which shall be proposed by the Issuer or the Trustee;

(c)

power to approve a person proposed to be appointed as a new Trustee under the Trust Deed and power to remove any Trustee or Trustees for the time being thereof;

(d)

power to authorise the Trustee to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(e)

power to discharge or exonerate the Trustee from any liability in respect of any act or omission for which the Trustee may have become responsible under these presents or in respect of the Notes;

(f)

power to give any authority, discretion or sanction under which the provisions of these presents or the Notes is required to be given by Extraordinary Resolution; and

(g)

power to appoint any persons (whether a Noteholder or not) as a committee or committees to represent the interests of the Notes and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

PROVIDED THAT the provisions of paragraphs 6 of this Schedule for a reduced quorum at adjourned meetings shall not apply to any resolution whereby:

(1)

the terms and conditions relating to the maturity, redemption, prepayment and repayment of the Notes shall be altered;

(2)

any date fixed for payment of principal or interest in respect of the Notes shall be changed;

(3)

the principal amount of any Note or the amount of principal or interest payable on any date in respect of the Notes shall be reduced;

(4)

the amounts corresponding to interest payable in respect of the Notes shall be reduced or the method of determining or calculating the amount of any payment in respect of the Notes or the date for any such payment shall be varied or altered;

(5)

the currency in which payments under the Notes are to be made shall be varied;

(6)

any date fixed for payment of principal or interest shall be changed or the amount of principal or interest payable shall be reduced or the method of calculating the amount of any payment shall be altered in each case under the Loan Agreement or the currency in which any such payments shall be made shall be varied;

(7)

the governing law of the Conditions or the Trust Deed shall be varied or altered;

(8)

the variation or alteration of the governing law of, or the events of default set forth in Clause 15 of, the Loan Agreement shall be sanctioned. For the avoidance of doubt, this proviso (8) to paragraph 17 does not, subject to proviso (9) below, apply to the waiver of an event of default set forth in Clause 15 of the Loan Agreement prior to the exercise by the Holders or the Trustee of the right to accelerate thereunder, or the waiver, modification or amendment of any covenant in the Loan Agreement;

(9)

a waiver of an event of default set forth in Clause 15 of the Loan Agreement following the exercise of the right to accelerate thereunder or the waiver of an event of default set forth in Clause 15.1(a), (b), (i) or (j) of the Loan Agreement that has given rise to a right of acceleration under the Loan Agreement where the Holders or the Trustee have or has not yet exercised such right shall be sanctioned or would, with the passage of time, give rise to such right;

(10)

any scheme or proposal of the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation or termination of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash shall be sanctioned;

(11)

the provisions of this Schedule concerning the quorum required at any meeting of the Noteholders or any adjourned such meeting thereof or concerning the majority required to pass an Extraordinary Resolution shall be amended; or

(12)

this proviso is amended in any manner.

18.

Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting, and the Noteholders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of any resolution justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be given to the Noteholders by the Trustee in accordance with Condition 14 within 14 days of such result being known provided that the failure to give such notice shall not invalidate such resolution.

19.

The expression “Extraordinary Resolution” when used in these presents means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by either (i) a majority of the votes cast on a poll representing more than half (or, in the case of an adjourned meeting, one quarter) of the aggregate principal amount of the Notes for the time being outstanding or (ii) in respect of an Extraordinary Resolution the business of which includes the modification of certain terms, conditions and provisions as listed in the proviso to paragraph 17 hereof, a poll representing the entire aggregate principal amount of the Notes for the time being outstanding. A Written Resolution shall take effect as if it were an Extraordinary Resolution.

20.

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee and any such minutes as aforesaid, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Noteholders shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

21.

Subject to all other provisions contained in these presents, the Trustee may without the consent of the Noteholders prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion determine.

22.

The following provisions shall apply where outstanding Notes belong to more than one series:

(a)

Business which in the opinion of the Trustee affects the Notes of only one series shall be transacted at a separate meeting of the holders of the Notes of that series.

(b)

Business which in the opinion of the Trustee affects the Notes of more than one series but does not give rise to an actual or potential conflict of interest between the holders of Notes of one such series and the holders of Notes of any other such series shall be transacted either at separate meetings of the holders of the Notes of each such series or at a single meeting of the holders of the Notes of all such series, as the Trustee shall in its absolute discretion determine.

(c)

Business which in the opinion of the Trustee affects the Notes of more than one series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such series and the holders of Notes of any other such series shall be transacted at separate meetings of the holders of the Notes of each such series.

(d)

The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant series and to the holders of such Notes.

In this paragraph, “Business” includes (without limitation) the passing or rejection of any resolution.

FIFTH SCHEDULE
Part A
FORM OF NOTICE OF CHARGE AND TRANSFER OF LOAN AGREEMENT

To:

Open Joint Stock Company “Vimpel-Communications”
Ulitsa 8 Marta 10, Building 14
125083 Moscow
Russian Federation

26 April, 2002

Dear Sirs,

Loan Agreement dated 23 April, 2002 between Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) and J.P. Morgan AG (the “Issuer”) relating to a Loan of $250,000,000 (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed (the “Trust Deed”) dated 26 April 2002 made between the Issuer and The Bank of New York as trustee (the “Trustee”) (a copy of which has been delivered to you on the date hereof and the terms of which you are deemed to have notice) relating to the $250,000,000 10.45 per cent. Loan Participation Notes due 2005 of the Issuer (the “Notes”) and hereby give you notice in your capacity as Borrower under the Loan Agreement that we have on 26 April, 2002 by virtue of the provisions of Clause 4(A) of the Trust Deed charged by way of first fixed security to the Trustee, to secure the payment to the Trustee of all amounts due in respect of the Notes pursuant to the terms and conditions of the Notes as scheduled to the Trust Deed (the “Conditions”) and all other moneys payable under or in respect of the Trust Deed, the Notes or the Conditions subject to the proviso for redemption and repayment set out in the said Clause 4:

(a)

all our rights to principal, interest and other amounts now or hereafter paid and payable by you to us as lender under the Loan Agreement, and

(b)

our right to receive all sums which may be paid or be or become payable by you to us under any claim, award or judgment relating to the Loan Agreement,

provided that, in the case of paragraphs (a) and (b) above, there is excluded from such charge all our rights, interests and benefits in respect of your obligations under Clause 7.6 (second sentence thereof), Clause 8.3(a), Clause 10, Clause 11, Clause 21 and (to the extent that our claim is in respect of one of the aforementioned Clauses) Clause 8.2 and Clause 19.2 of the Loan Agreement and any amounts relating thereto.

In addition, we hereby give you notice in your capacity as Borrower that we have on 26 April 2002 by virtue of the provisions of Clause 4(B) of the Trust Deed transferred to the Trustee all our rights, interests and benefits, both present and future, as lender under or pursuant to the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce your obligations) other than (i) our rights to principal, interest and other amounts now or hereafter paid and payable by you to us as lender under the Loan Agreement, (ii) our right to receive all sums which may be paid or be or become payable by you to us under any claim, award or judgment relating to the Loan Agreement and (iii) all our rights, title and interest in and to all sums of money now or in the future deposited in the account in our name with JPMorgan Chase Bank, London Branch and the debts represented thereby (other than interest from time to time earned thereon) which, in each case, are charged to the Trustee by way of security pursuant to Clause 4(A) of the Trust Deed.

We hereby unconditionally instruct and authorise you:

(a)

to disclose to the Trustee without any reference to or further authority from us such information relating to the Loan Agreement or the Loan as the Trustee may at any time and from time to time request you to disclose to it; and

(b)

at any time and from time to time upon receipt by you of instructions from the Trustee in writing pursuant to the terms of the Trust Deed and in respect of the transfer in Clause 4(B) of the Trust Deed, to act in accordance with such instructions without any reference to or further authority from us.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until we and the Trustee together give you notice in writing revoking them.

This letter shall be governed by and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom with a copy to us.

Yours faithfully,

for and on behalf of
J.P. Morgan AG

cc:

The Bank of New York

Part B

FORM OF ACKNOWLEDGEMENT OF NOTICE OF CHARGE AND TRANSFER OF
LOAN AGREEMENT

To:

The Bank of New York
One Canada Square
Canary Wharf
London E14 5AL
United Kingdom

(as trustee for $250,000,000 10.45 per cent.
Loan Participation Notes due 2005
of the Issuer (as defined below))

26 April, 2002

Dear Sirs,

Loan Agreement dated 23 April 2002 between Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) and J.P. Morgan AG (the “Issuer”) relating to a Loan of $250,000,000 (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Loan Agreement, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)

we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set off or any other equities against the Issuer in respect of sums from time to time becoming due to the Issuer under the Loan Agreement;

(b)

we have not, as at the date hereof, received any notice that any third party (other than the Issuer in respect of its rights and interest under the Loan Agreement) has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the charge which has been granted by the Issuer in your favour and the transfer under the Trust Deed each referred to in the letter a copy of which is attached hereto.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

For and on behalf of Open Joint Stock Company “Vimpel-Communications”.

cc :

J.P. Morgan AG

Part C
FORM OF NOTICE OF CHARGE OF THE ACCOUNT

To:

JPMorgan Chase Bank, London Branch
Trinity Tower
9 Thomas More Street
London E1W 1YT
England

26 April, 2002

Dear Sirs,

Loan Agreement dated 23 April 2002 between Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) and J.P. Morgan AG (the “Issuer”) relating to a Loan of $250,000,000 (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed (the “Trust Deed”) dated 26 April 2002 made between us and The Bank of New York as trustee (the “Trustee”) (a copy of which has been delivered to you on the date hereof and the terms of which you are deemed to have notice) relating to the $250,000,000 10.45 per cent. Loan Participation Notes due 2005 issued by us (the “Notes”) and hereby give you notice that we have on 26 April, 2002 by virtue of the provisions of Clause 4(A) of the Trust Deed charged by way of first fixed security to the Trustee to secure the payment to the Trustee of all amounts due in respect of the Notes pursuant to the terms and conditions of the Notes as scheduled to the Trust Deed (the “Conditions”) and all other moneys payable under or in respect of the Trust Deed, the Notes or the Conditions, subject to the proviso for redemption and repayment set out in the said Clause 4, all our rights, interest and benefits in and to all sums of money now or in the future deposited in the Account No: 24498502 held in our name with you and the debts represented by such sums (other than interest from time to time earned thereon and amounts relating to the Reserved Rights).

We hereby unconditionally instruct and authorise you at any time following a Relevant Event (as defined in the Trust Deed):

(a)

to disclose to the Trustee without reference to or further authority from us such information relating to the Account and the sums therein as the Trustee may at any time and from time to time request you to disclose to it;

(b)

to hold all sums from time to time standing to the credit of the Account (other than interest from time to time earned thereon and amounts relating to the Reserved Rights) to the order of the Trustee;

(c)

to pay or release all or any part of the sums standing to the credit of the Account (other than interest from time to time earned thereon and amounts relating to the Reserved Rights) in accordance with the written instructions of the Trustee; and

(d)

to comply with the terms of any written notice or instructions in any way relating to or purporting to relate to the charge specified above, the sums standing to the credit of the Account (other than interest from time to time earned thereon and amounts relating to the Reserved Rights) or the debts represented thereby which you receive at any time from the Trustee without any reference to or further authority from us and without any inquiry by you as to the justification or validity of such notices or instructions.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until we and the Trustee together give you notice in writing revoking them.

This letter shall be governed and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom with a copy to us.

Yours faithfully,

for and on behalf of
J.P. Morgan AG

cc:

The Bank of New York

Part D

FORM OF ACKNOWLEDGEMENT OF NOTICE OF CHARGE OF THE ACCOUNT

To:

The Bank of New York
One Canada Square
Canary Wharf
London E14 5AL
United Kingdom

(as trustee for $250,000,000 10.45 per cent.
Loan Participation Notes due 2005
of the Issuer (as defined below))

26 April, 2002

Dear Sirs,

Loan Agreement dated April 23, 2002 between Open Joint Stock Company “Vimpel-Communications” (the “Borrower”) and J.P. Morgan AG (the “Issuer”) relating to a Loan of $250,000,000 (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Account therein referred to, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)

we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set-off or any other equities or security interest against the Issuer in respect of the Account, the sums therein or the debts represented thereby; and

(b)

we have not, as at the date hereof, received any notice that any third party (other than the Issuer in respect of our rights and interests under the Loan Agreement) has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Account, the sums therein or the debts represented thereby.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Account, the sums therein or the debts represented thereby, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the charge which has been granted by the Issuer in your favour under the Trust Deed referred to in the letter a copy of which is attached hereto.

This letter is governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of JPMorgan Chase Bank, London Branch
cc:     J.P. Morgan AG

SIXTH SCHEDULE
TRUSTEE’S POWERS IN RELATION TO THE CHARGED PROPERTY AND THE
TRANSFERRED RIGHTS

(1)

power to demand and collect or arrange for the collection of and receive all amounts which shall from time to time become due and payable in respect of the Charged Property or Transferred Rights;

(2)

power to compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due in respect of the Charged Property or Transferred Rights;

(3)

power to exercise all or any of the powers or rights which but for the creation of the Security Interests would have been exercisable by the Issuer in respect of the Charged Property or Transferred Rights;

(4)

power to file any claim, to take any action, and to institute and prosecute or defend any legal, arbitration or other proceedings in respect of the Charged Property or the Transferred Rights;

(5)

power to lodge claims and prove in and to institute, any insolvency proceedings of whatsoever nature relating to the Borrower;

(6)

power to execute, deliver, file and record any statement or other paper to create, preserve, perfect or validate the creation of the Security Interests or to enable the Trustee to exercise and enforce its rights under these presents;

(7)

power to apply for, obtain, make and renew any approvals, permissions, authorisations and other consents and all registrations and filings which may be desirable or required to create or perfect the Security Interests or to ensure the validity, enforceability or admissibility in evidence of this Trust Deed in any jurisdiction;

(8)

power to endorse any cheques or other instruments or orders in connection with the above; and

(9)

power to execute any documents and to do anything which the Trustee deems to be necessary or desirable in connection with the Charged Property and the Transferred Rights.

EXECUTED as a deed by	)
J.P. MORGAN AG	)
acting by	)	/s/ Annet Tamminga
acting under the authority of that company	)	Vice President
in the presence of:	)

Witness’s signature:	/s/ David O’Brien
Name:	David O’Brien
Address:	125 London Wall, London EC2Y 5AJ
Occupation:	Solicitor

EXECUTED as a deed by	)
THE BANK OF NEW YORK	)	Paul Pereira
acting by	)	AVP
acting under the authority of that company	)
in the presence of:	)

Witness’s signature:	/s/ Michelle Jakovich
Name:	Michelle Jakovich
Address:	One Canada Square, London E14 5DS
Occupation:	Legal Assistant